Exhibit 10.11

Dated as of 4 September 2018

Wilmington Trust SP Services (Dublin) Limited

acting not in its individual capacity but solely as trustee under the Trust Agreement as Existing Lessor

Air Macau Company Limited

as Lessee

and

Contrail Aviation Leasing, LLC

as New Lessor

NOVATION AND AMENDMENT AGREEMENT

relating to an

Aircraft Lease Agreement dated 26 October 2001 in respect of

One (1) Airbus A319-100 aircraft with manufacturer’s serial no. 1758

Schedule 1	Form of Effective Time Supplement
Schedule 2	Lease Documents
Schedule 3	Form of Replacement Power of Attorney

Novation and Amendment Agreement Air Macau MSN – 1758	CONTENTS

THIS NOVATION AND AMENDMENT AGREEMENT (this “Agreement”) is made as of 4 September    2018

BETWEEN:

(1)

Wilmington Trust SP Services (Dublin) Ireland a private limited company organised under the laws of Ireland whose address is at Fourth Floor, 3 George’s Dock, IFSC, Dublin 1 Ireland, acting not in its individual capacity but solely as trustee under the Trust Agreement (the “Existing Lessor”);

(2)	Air Macau Company Limited, Macau Special Administrative Region company whose principal place of business is at 398 Alameda Dr. Carlos d’Assumpcão, Edif. CNAC, 13-18, Andar, Macau (the “Lessee”); and

(3)

CONTRAIL AVIATION LEASING, LLC, a limited liability company organised and existing under the laws of the State of Wisconsin, United States of America whose principal place of business is at 435 Investment Court, Verona, Wisconsin 53593, United States of America (the “New Lessor”).

WHEREAS:

(A)

By an Aircraft Lease Agreement dated as of 26 October 2001 between the Original Lessor and the Lessee (as supplemented, assigned, assumed and amended from time to time prior to the Effective Time pursuant to the Lease Documents, the “Lease”), the Existing Lessor agreed to lease and the Lessee agreed to take on lease one (1) Airbus A319-100 aircraft bearing manufacturer’s serial number 1758 (as more particularly described in the Lease, the “Aircraft”) on the terms and subject to the conditions contained in the Lease.

(B)

Pursuant to an aircraft sale agreement dated 3 August 2018 between the Existing Lessor as seller 1, Wilmington Trust SP Services (Dublin) Ltd (not in its individual capacity but solely) as trustee for Aircraft 32A-1790 (Ireland) Trust as seller 2 and Contrail Aviation Support, LLC (“Contrail”) as buyer (the “Sale Agreement”), Contrail has agreed to cause the New Lessor, the wholly-owned subsidiary of Contrail, to purchase the Aircraft on the terms and subject to the conditions set out therein.

(C)

The parties hereto have agreed that the New Lessor will assume the rights, liabilities and obligations of the Existing Lessor under the Lease and that the Existing Lessor should be released from its liabilities and obligations under the Lease on the terms and conditions set out herein.

NOW, THEREFORE, in consideration of the provisions and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

In this Agreement the following expressions shall have the following meanings:

“Aircraft” has the meaning ascribed to it in the recitals hereto.

“Bill of Sale” means the bill of sale for the Aircraft dated the Effective Time and delivered by the Existing Lessor to the New Lessor for registration purposes.

Novation and Amendment Agreement Air Macau MSN 1758	Page 1

“Effective Time” has the meaning ascribed to it in Article 9 (Effective Time).

“Effective Time Supplement” means the Effective Time Supplement in the form of Schedule 1 (Form of Effective Time Supplement) to be executed by the Existing Lessor, the New Lessor and the Lessee.

“Existing DPoA” means the power of attorney dated 28 May 2012 granted by the Lessee in favour of the Existing Lessor and International Lease Finance Corporation, relating to the Aircraft.

“Global Side Letter #2” means Global Side Letter #2 to Aircraft Lease Agreements dated 4 November 2011 by and between International Lease Finance Corporation and Air Macau Company Limited

“Lease” has the meaning ascribed to it in the recitals hereto.

“Lease Documents” means the documents (or, as applicable, the specific paragraph(s) of the documents) listed in Schedule 2 (Lease Documents).

“Novated Lease” means the Lease as novated and amended pursuant to this Agreement.

“Novated Lease Documents” means the Lease Documents as novated and amended pursuant to this Agreement.

“Novation Documents” means this Agreement, the Effective Time Supplement and the Replacement Power of Attorney.

“Original Lessor” means International Lease Finance Corporation

“Relevant Interest” has the meaning ascribed to it in Article 4.1 (Relevant Interests).

“Replacement Power Attorney” means a replacement power of attorney, duly notarised and executed in Portuguese (with an English translation), to be granted by the Lessee in favour of the New Lessor substantially in the form of Schedule 3.

“Trust Agreement” means that certain Declaration of Trust (Aircraft 32A-1758 (Ireland) Trust) dated as of October 28, 2011 between the Existing Lessor as trustee and Artemis (Delos) Limited as beneficial owner.

1.1	Defined Terms in Lease

Capitalised terms used, but not defined, in this Agreement shall have the respective meanings assigned to them in the Lease.

1.2	Interpretation

In this Agreement, unless the context otherwise requires:

1.2.1	a reference to an Article or a Schedule is a reference to an Article of or Schedule to this Agreement;

1.2.2	a reference to a person includes its successors and permitted assigns;

1.2.3	words importing the plural shall include the singular, and vice versa;

1.2.4	headings are to be ignored in construing this Agreement;

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1.2.5

references to any statutory or other legislative provision shall be construed as including any statutory or legislative modification or re-enactment thereof, or any provision enacted in substitution therefor; and

1.2.6	references to an “agreement” also include a concession, contract, franchise, licence, treaty or undertaking.

2.	NOVATION

2.1	Releases and Assumptions

As of and with effect from the Effective Time, and subject to the provisions of Article 2.3 (Pre-Effective Time Rights and Remedies; Indemnities):

2.1.1

the Existing Lessor releases and discharges the Lessee from all of its obligations, duties, undertakings and liabilities to the Existing Lessor under the Lease Documents, and the Existing Lessor agrees that it has no further rights, benefits and interests against the Lessee under the Lease Documents;

2.1.2

the Lessee releases and discharges the Existing Lessor from all its obligations, duties, undertakings and liabilities to the Lessee under the Lease Documents, and the Lessee agrees that it has no further rights, benefits and interests against the Existing Lessor under the Lease Documents;

2.1.3

the New Lessor agrees to assume the rights, benefits, interests and obligations, duties and liabilities of “Lessor” under the Novated Lease Documents arising from and after the Effective Time and to perform the obligations of “Lessor” under the Novated Lease Documents arising from and after the Effective Time;

2.1.4

the Lessee consents to and accepts the assumption by the New Lessor of the rights, benefits, interests, obligations, duties and liabilities of “Lessor” under the Novated Lease Documents and the New Lessor’s agreement to perform the obligations of “Lessor” under the Novated Lease Documents (for the avoidance of doubt, other than the obligations, duties and liabilities required to be performed prior to the Effective Time);

2.1.5

the Lessee agrees that it will not assert against the New Lessor any claim (save for Relevant Claims as defined under Article 2.3) or defence which it may have or have had against the Existing Lessor under the Lease Documents prior to the Effective Time; and

2.1.6

the Lessee acknowledges that its obligations, duties, undertakings and liabilities to “Lessor” under the Novated Lease Documents arising from and after the Effective Time are owed to, and are to be performed for the benefit of, the New Lessor, and agrees with the New Lessor to perform such obligations under the Novated Lease Documents in favour of the New Lessor.

Each of the foregoing events and agreements is conditional upon the happening of the others and shall occur simultaneously at the Effective Time.

2.2	Effect

The parties accordingly agree that, as and with effect from and after the Effective Time (subject to the satisfaction (or the waiver in accordance with Article 5.4 (Waiver or Deferral of Conditions Precedent)) of the conditions precedent set out in Article 5 (Conditions

Novation and Amendment Agreement Air Macau MSN 1758	Page 3

Precedent)) the Lease Documents are novated and constitute agreements between the New Lessor as lessor and owner and the Lessee as lessee on the terms and conditions of the Novated Lease Documents.

2.3	Pre-Effective Time Rights and Remedies; Indemnities

The Lessee and the Existing Lessor agree that they shall have the same rights and remedies against each other as each would have had under the Lease Documents in respect of any losses, liabilities or claims suffered or incurred or brought against or payments due to each other in respect of or attributable to the period prior to the Effective Time as if the Existing Lessor had remained the Lessor under the Lease Documents, and the New Lessor shall not be responsible to either the Lessee or the Existing Lessor in respect of any such losses, liabilities or claims, nor shall the Lessee exercise any set off or counterclaim in respect of any such losses, liabilities or claims against the New Lessor, save that the New Lessor shall be responsible for the application and payment of Reserves in accordance with the Lease (as novated and amended pursuant to this Agreement and as further amended from time to time) (“Relevant Claims”), whether or not those Relevant Claims are attributable to periods arising prior to or on and after the Effective Time.

The Lessee and the Existing Lessor agree the indemnities set out in articles 16 and 17 of the Lease shall survive the termination of the Lease and after the Effective Time.

2.4	Delivery of Aircraft

The Lessee acknowledges that the Aircraft was delivered by the Original Lessor to the Lessee on 25 June 2002 in accordance with the terms of the Lease, that the Lessee is in possession of the Aircraft and that the New Lessor may rely on the Estoppel and Acceptance Certificate dated 25 June 2002 (“Estoppel and Acceptance Certificate”) issued by the Lessee to the Original Lessor as though it had been issued to the New Lessor by the Lessee; and it is acknowledged by all parties hereto that no further physical delivery of the Aircraft by the New Lessor is required or contemplated as a result of this Agreement.

3.	LEASE AMENDMENTS

3.1	Amendments

As of, and with effect from and after, the Effective Time the Lease Documents as novated hereby shall be (and is hereby) amended as follows and as so amended shall constitute the Novated Lease Documents:

3.1.1

the expressions “this Lease” and “the Lease” shall be construed, wherever they appear in the Lease as so novated and amended and wherever the context so permits, as if they referred to the Novated Lease (and as supplemented by the Novated Lease Documents);

3.1.2

the expression “LESSOR” shall be construed, wherever it appears in the Lease Documents and where appropriate, as if it referred to the New Lessor, save and except in the definition of Delivery, in any references to any act taken by, or any delivery of a document or notice by or to, the Existing Lessor under the Lease prior to the Effective Time, and in any condition precedent in favour of, or representation and warranty made by, the Existing Lessor under the Lease prior to the Effective Time;

3.1.3

in the title page to the Lease the words Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as Trustee” shall be deleted in their entirety and shall be replaced by the words “CONTRAIL AVIATION LEASING, LLC”;

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3.1.4

on page 1 of the Lease the words Wilmington Trust SP Services (Dublin) Limited a private limited company duly incorporated under the laws of Ireland (registered number 318390), whose address is Fourth Floor, 3 George’s Dock IFSC, Dublin 1 Ireland, acting not in its individual capacity but solely as Trustee under the Trust Agreement (“LESSOR”)” shall be deleted and replaced with the words “CONTRAIL AVIATION LEASING, LLC, a limited liability company organized under the laws of the State of Wisconsin, United States of America whose principal place of business is at 435 Investment Court, Verona, Wisconsin 53593, United States of America (“LESSOR”)”;

3.1.5	in article 2.1 of the Lease the definitions of “Beneficial Owner”, ILFC, “Servicer” and “Trust Agreement” and all references thereto in the Lease, shall be deleted;

3.1.6	in article 2.1 of the Lease the definition of “LESSOR Party” shall be deleted and all references thereto in the Lease shall be deemed to be a reference to the Lessor;

3.1.7	the definition of “LESSOR’s Lender” in article 2.1 of the Lease shall be deleted in its entirety and replaced with the following:

““LESSOR’s Lender” means one or more banks or financial institutions or other Persons as notified in writing to LESSEE from time to time that provide financing directly or indirectly to LESSOR or any Affiliate of LESSOR in relation to LESSOR’s acquisition, continuing ownership or leasing of the Aircraft and will include any collateral agent or security trustee and any Person acting as agent or security trustee for one or more LESSOR’S Lenders.”;

3.1.8	the definition of “LESSOR’s Lien” in article 2.1 of the Lease shall be amended by replacing the words “LESSOR and/or Beneficial Owner” with the word “LESSOR”;

3.1.9	article 5.1.2 of the Lease is amended by replacing:

(a)	the words “LESSOR’S or ILFC’S” with the word “LESSOR’s”; and

(b)	the words “LESSOR, ILFC or any subsidiary of ILFC (including trusts in which ILFC or any subsidiary of ILFC is the beneficiary of such trust)” with the word “LESSOR”;

3.1.10

article 5.1.3 of the Lease is amended by replacing the words “LESSOR, ILFC or any subsidiary of ILFC (including trusts in which ILFC or any subsidiary of ILFC is the beneficiary of such trust)” with the word “LESSOR”;

3.1.11

in articles 1.10 and 5.5 of the Lease the LESSOR’s Bank Account details shall be deleted and replaced with the words “Such bank account notified in writing to the Lessee with ten (10) Business Days’ prior written notice”;

3.1.12	article 15.1 of the Lease shall be amended by deleting and replacing the description of the legend on the Airframe identification plates with the following:

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“THIS AIRCRAFT IS OWNED BY CONTRAIL AVIATION LEASING, LLC

MANUFACTURER’S SERIAL NO: 1758

OWNER’S ADDRESS: 435 INVESTMENT COURT, VERONA, WISCONSIN 53593, UNITED STATES OF AMERICA”;

3.1.13	article 15.2 of the Lease shall be amended by deleting and replacing the description of the legend on the Engine identification plates with the following:

“THIS ENGINE IS OWNED BY CONTRAIL AVIATION LEASING, LLC

MANUFACTURER’S SERIAL NO: [V11255] [V11256]

OWNER’S ADDRESS: 435 INVESTMENT COURT, VERONA, WISCONSIN 53593, UNITED STATES OF AMERICA”;

3.1.14

article 16.1 of the Lease is amended by replacing the words “LESSOR, Wilmington Trust SP Services (Dublin) Limited and Beneficial Owner (individually a “Tax Indemnitee” and collectively “Tax Indemnitees”)” with the word “LESSOR”;

3.1.15

article 16 of the Lease shall be amended throughout to delete each reference to (i) “any Tax Indemnitee”, “the relevant Tax Indemnitee”, “a Tax Indemnitee” and “such Tax Indemnitee” and replace each such reference with the word “LESSOR”; (ii) “in the Republic of Ireland” and replace such reference with the words “in the Republic of Ireland and in the U.S.”; and (iii) Dublin, Ireland and replace such reference with the words “Dublin, Ireland and Verona, Wisconsin, United States of America’’;

3.1.16	article 17.1 of the Lease is amended by replacing the words “each LESSOR Party, Servicer and any LESSOR’s Lender” in the first sentence thereof with the words “LESSOR and any LESSOR’s Lender”;

3.1.17

article 25.2(q) of the Lease is amended by replacing the text “lease or agreement between LESSEE and LESSOR, ILFC or any subsidiary of ILFC (including trusts in which ILFC or any subsidiary of ILFC is the beneficiary of such trust)” with the text “lease or agreement between LESSEE and LESSOR or any subsidiary of LESSOR (including trusts in which LESSOR or any subsidiary of LESSOR is the beneficiary of such trust)”;

3.1.18

article 25.3(f) of the Lease is amended by replacing the words “LESSOR, ILFC or any subsidiary of ILFC (including trusts in which ILFC or any subsidiary of ILFC is the beneficiary of such trust)” with the word “LESSOR”;

3.1.19	in article 26.1 of the Lease references to “telex” shall be deleted and replaced with references to “e-mail”;

3.1.20	in article 26.2 of the Lease the notice details for the LESSOR (including as to the notice being copied to other persons) shall be deleted and replaced with the following:

“Contrail Aviation Leasing, LLC

435 Investment Court

Verona, Wisconsin 53593

United States of America

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Attention :	President
Facsimile :	+ 1 608 848-8101
Telephone :	+ 1 608 848-8100
E-mail :	joe@contrail.com

3.1.21

article 28.5 of the Lease is amended by replacing the text “this Lease or under any other agreement between LESSEE and LESSOR, ILFC or any subsidiary of ILFC (including trusts in which ILFC or any subsidiary of ILFC is the beneficiary of such trust)” with the text “this Lease or under any other agreement between LESSEE and LESSOR or any subsidiary of LESSOR (including trusts in which LESSOR or any subsidiary of LESSOR is the beneficiary of such trust)”;

3.1.22	the first sentence in article 28.7 shall be amended to include Ireland

3.1.23	article 28.9 of the Lease shall be amended to permit disclosure of the Operative Documents and all non-public information obtained by either party to any Lessor’s Lender; and

3.1.24	Exhibit H of the Lease shall be replaced with the Replacement Power of Attorney and the original power of attorney granted in favour of the Existing Lessor will be cancelled.

3.2

With effect from the Effective Time: (a) all references to the Lease Documents contained in any documents delivered under or pursuant to the Lease Documents or any other Operative Document shall be construed as references to the Novated Lease Documents (as they may be further amended from time to time); and (b) this Agreement shall be an Operative Document (as defined in the Novated Lease).

4.	RELEVANT INTERESTS

4.1	Relevant Interests

As a result of the events referred to in the Recitals and Articles 2 (Novation) and 3 (Lease Amendments), as of the Effective Time, the following interests (each a “Relevant Interest”) will exist in relation to the Aircraft:

4.1.1	the New Lessor will be the legal and beneficial owner of the Aircraft; and

4.1.2	the New Lessor will lease the Aircraft to the Lessee pursuant to the Novated Lease.

4.2	Existing Lessor Insurances

The Lessee shall maintain or procure that liability insurance is maintained in respect of the Aircraft with each Indemnitee (as defined in article 17 of the Lease prior to its amendment hereunder) as additional assureds, from the Effective Time until the second anniversary of the Effective Time. The cover shall be on terms and for amounts required by the Lease prior to the Effective Time. The Lessee shall deliver a copy of a certificate of such insurances in relation to the Aircraft to the Existing Lessor prior to the Effective Time and at each annual renewal, a copy of such liability insurances until the expiration of such two-year period as required under this Article 4.2 (Existing Lessor Insurances).

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5.	CONDITIONS PRECEDENT

5.1	New Lessor’s Conditions Precedent

The obligation of the New Lessor to execute and deliver the Effective Time Supplement shall be subject to receipt by the New Lessor of the following in form and substance reasonably satisfactory to the New Lessor:

5.1.1	an executed copy of the Novation Documents (other than the Effective Time Supplement) duly executed by the parties hereto and thereto (other than the New Lessor);

5.1.2

evidence reasonably satisfactory to the New Lessor that the Lessee has all necessary corporate or other authorisation to enter into and perform its obligations under this Agreement and the other Novation Documents to which it is a party;

5.1.3

evidence reasonably satisfactory to the New Lessor that the Existing Lessor has all necessary corporate or other authorisation to enter into and perform its obligations under this Agreement and the other Novation Documents to which it is a party;

5.1.4

copies of certificates of insurance and reinsurance and brokers’ letters of undertaking relating to the insurances and reinsurances in compliance with the insurance and reinsurance requirements of Article 4.2 (Existing Lessor Insurances) and the Novated Lease;

5.1.5

each of the confirmations, representations and warranties of the Existing Lessor and the Lessee in this Agreement and the other Novation Documents to which they are a party shall be true and accurate at the Effective Time, in each case as to the facts and circumstances then existing and as if made at the Effective Time (and, for the avoidance of doubt, no party hereto shall be required to provide any certificates in connection therefor): and

5.1.6	each of the conditions precedent set out in clause 5.1 of the Sale Agreement shall have been satisfied or waived or postponed in accordance with the terms of the Sale Agreement.

5.2	Lessee’s Conditions Precedent

The obligation of the Lessee to execute and deliver the Effective Time Supplement will be subject to the receipt by the Lessee of the following in form and substance reasonably satisfactory to the Lessee:

5.2.1	an executed copy of the Novation Documents (other than the Effective Time Supplement) duly executed by the parties hereto and thereto (other than the Lessee);

5.2.2

evidence reasonably satisfactory to the Lessee that the New Lessor has all necessary corporate or other authorisation to enter into and perform its obligations under this Agreement and the other Novation Documents to which it is a party;

5.2.3

evidence reasonably satisfactory to the Lessee that the Existing Lessor has all necessary corporate or other authorisation to enter into and perform its obligations under this Agreement and the other Novation Documents to which it is a party; and

5.2.4

each of the representations and warranties of the Existing Lessor and the New Lessor in this Agreement and the other Novation Documents to which they are a party shall be true and accurate at the Effective Time, in each case as to the facts and circumstances then existing and as if made at the Effective Time.

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5.3	Existing Lessor’s Conditions Precedent

The obligation of the Existing Lessor to execute and deliver the Effective Time Supplement will be subject to the receipt by the Existing Lessor of the following in form and substance reasonably satisfactory to the Existing Lessor:

5.3.1	an executed copy of this Agreement and the other Novation Documents (other than the Effective Time Supplement) duly executed by the parties hereto (other than the Existing Lessor);

5.3.2

evidence reasonably satisfactory to the Existing Lessor that the Lessee has all necessary corporate or other authorisation to enter into and perform its obligations under this Agreement and the other Novation Documents to which it is a party;

5.3.3

evidence reasonably satisfactory to the Existing Lessor that the New Lessor has all necessary corporate or other authorisation to enter into and perform its obligations under this Agreement and the other Novation Documents to which it is a party;

5.3.4	copies of certificates of insurance and broker’s letter of undertaking relating to the insurances in compliance with Article 4.2 (Existing Lessor Insurances);

5.3.5

the Lessee will have delivered to the Existing Lessor its signature to the termination agreement relating to the guarantee dated May 30, 2012 granted by International Lease Finance Corporation favour of the Lessee;

5.3.6

each of the representations and warranties of the New Lessor and the Lessee in this Agreement and the other Novation Documents to which they are a party shall be true and accurate at the Effective Time, in each case as to the facts and circumstances then existing and as if made at the Effective Time; and

5.3.7	each of the conditions precedent set out in clause 5.2 of the Sale Agreement shall have been satisfied or waived or postponed in accordance with the terms of the Sale Agreement.

5.4	Waiver or Deferral of Conditions Precedent

Each of the New Lessor, the Lessee and the Existing Lessor may waive or defer any of such conditions precedent to their own obligations as contemplated in Article 5.1 (New Lessor’s Conditions Precedent), Article 5.2 (Lessee’s Conditions Precedent) or Article 5.3 (Existing Lessor’s Conditions Precedent) respectively, upon such further terms and subject to such further conditions as the Existing Lessor, the New Lessor and the Lessee, as the case may be, think fit.

6.	CONDITIONS SUBSEQUENT AND UNDERTAKINGS

6.1	Fireproof Plates

After the Effective Time, the Lessee will (a) prepare new identification plates for the Aircraft as set forth in article 15 of the Novated Lease, (b) as soon as practicable after the Effective Time and in any event no later than 60 days after the Effective Time, remove the existing identification plates and install the replacement identification plates on the Aircraft and (c) notify the New Lessor of such replacement. The New Lessor agrees to pay or reimburse all of the Lessee’s reasonable out-of-pocket costs and expenses incurred by the Lessee in connection with this Article 6.1 (Fireproof Plates).

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6.2	Aircraft Location

The parties will cooperate with one another in order to close the sale of the Aircraft and each Engine at a convenient time when the Aircraft and/or the relevant Engine is in a jurisdiction acceptable to the Existing Lessor and the New Lessor, or over international waters. The Existing Lessor and the New Lessor will notify the Lessee of the dates that are scheduled to be the date of the Effective Time reasonably in advance of Effective Time and the Lessee will provide the Existing Lessor and the New Lessor with the scheduled route of the Aircraft (or any other aircraft on which the relevant Engine is installed) on those dates to the extent such schedule is available at the time of such notification, otherwise as soon as such schedule becomes available.

6.3	Aircraft Documents

The Lessee undertakes to provide to the New Lessor, as soon as practicable but in any event within 30 days following the Effective Time, a copy of the Aircraft Station Licence for the Aircraft and a copy of the Certificate of Registration issued by the Macau Civil Aviation Authority each with the name of the New Lessor noted thereon as owner of the Aircraft.

6.4	Aviation Authority Filings

6.4.1

Promptly following the Effective Time, the Lessee, the Existing Lessor and the New Lessor will each make available an original counterpart of this Agreement and the Effective Time Supplement (in the case of the Existing Lessor, each notarised and apostilled) for the purpose of filing the same with the Macau Civil Aviation Authority.

6.4.2

The New Lessor agrees that the Lessee shall have no obligation to provide (and has not provided) any advice to the New Lessor in connection with the sale and/or purchase of the Aircraft pursuant to the Sale Agreement or in connection with the transactions contemplated under this Agreement (collectively, the “Transaction”) or the registration of the Transaction with the Macau Commercial and Moveable Assets Registry or the Macau Civil Aviation Authority (the “Registration”).

6.4.3

The New Lessor agrees that the New Lessor is solely responsible for any costs, taxes and fines imposed on the Lessee in connection with the Registration and agrees to indemnify the Lessee should any cost, tax or fine be imposed on the Lessee in relation thereto unless such costs, taxes and fines are imposed as a result of the Lessee undertaking the Registration without the prior written consent of the New Lessor.

7.	FURTHER ASSURANCES

At the New Lessor’s cost and to the extent required under the Novated Lease, the Lessee shall perform and do all such other and further acts and things and execute and deliver any and all such other instruments (including any notification to the Macau Civil Aviation Authority changes in the ownership structure of the Aircraft) as the New Lessor may reasonably require to reflect the change in the identity of the owner and lessor of the Aircraft recited in this Agreement (including, but not limited to, the documents and other evidence specified in Articles 6.3 (Aircraft Documents) and 6.4 (Aviation Authority Filings)) and to perfect or protect the interests of the New Lessor and any other person having a Relevant Interest, and for the purpose of carrying out the intent of and giving the New Lessor the full benefit of the novation effected by this Agreement.

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Each of the New Lessor and the Existing Lessor shall, at its own cost, perform and do all such other and further acts and things and execute and deliver any and all such other instruments as may be reasonably required to carry out the intent of this Agreement.

8.	REPRESENTATIONS AND WARRANTIES

8.1	Lessee’s Representations and Warranties

The Lessee represents and warrants to the New Lessor and the Existing Lessor that, as of the date of this Agreement and as of the Effective Time (in each case by reference to the facts and circumstances then existing):

8.1.1

it is duly incorporated and validly existing and in good standing under the laws of Macau Special Administration Region and has the power and authority to (a) carry on its business as presently conducted and (b) enter into and perform its obligations under the Novated Lease Documents and the Novation Documents to which it is a party;

8.1.2

it is subject to civil commercial law with respect to its obligations under the Novated Lease Documents and the Novation Documents to which it is a party and neither it nor any of its assets is entitled to any right of immunity and the entry into and performance of the Novated Lease Documents and the Novation Documents to which it is a party by it constitute private and commercial acts;

8.1.3

this Agreement and the other Novation Documents to which it is a party have been duly authorised by all necessary corporate action on its part, have been duly executed and delivered by it and constitute its valid, legal and binding obligations enforceable against it in accordance with their terms except insofar as enforceability may be limited by (i) applicable bankruptcy and similar laws affecting creditors’ rights generally or (ii) general principles of equity;

8.1.4

no authorisation, approval, consent, licence or order of, or registration with, or the giving of notice to any Government Entity is required for the valid authorisation, execution, delivery and performance by it of the Novated Lease Documents and the Novation Documents to which it is a party, except as will have been duly effected as of the Effective Time;

8.1.5

the entry into and performance by it of, and the transactions contemplated by, this Agreement and the other Novation Documents to which it is a party do not and will not: (i) conflict with any laws binding on it; or (ii) conflict with its constitutional documents; or (iii) conflict with or result in any default under any document which is binding upon it or any of its assets;

8.1.6

save as disclosed by the Lessee in writing (after the date hereof in relation to any such matters arising after the date hereof) to the Existing Lessor and the New Lessor, no loss, damage or destruction exceeding US$1,000,000.00 has occurred in respect of the Aircraft or any Engine since Delivery;

8.1.7

the Lease has not been terminated and, save as disclosed by the Lessee in writing (after the date hereof in relation to any such matters arising after the date hereof) to the Existing Lessor and the New Lessor, no Event of Default has occurred and is continuing;

8.1.8	no Total Loss has occurred with respect to the Aircraft; and

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8.1.9

save as disclosed in writing to the Existing Lessor and the New Lessor, the Aircraft has not been requisitioned, is not subject to a sublease or wetlease nor has any agreement in relation to subleasing or wetleasing of the Aircraft been entered into between the Existing Lessor and the Lessee.

8.2	New Lessor’s Representations and Warranties

The New Lessor represents and warrants to the Lessee and the Existing Lessor that, as of the date of this Agreement and as of the Effective Time:

8.2.1

it is a company duly formed and validly existing under the laws of its jurisdiction of incorporation and has the power and authority to (a) carry on its business as presently conducted and (b) enter into and to perform its obligations under the Novated Lease and the Novation Documents to which it is a party;

8.2.2

it is subject to civil commercial law with respect to its obligations under the Novated Lease Documents and the Novation Documents to which it is a party and neither it nor any of its assets is entitled to any right of immunity and the entry into and performance of the Novated Lease Documents and the Novation Documents to which it is a party by it constitute private and commercial acts;

8.2.3

it has corporate power and authority to enter into and perform this Agreement and the other Novation Documents to which it is party and this Agreement and the other Novation Documents to which it is a party have been duly authorised by all necessary corporate action on its part and constitute its valid, legal and binding obligations enforceable against it in accordance with their terms except insofar as enforceability may be limited by (i) applicable bankruptcy and similar laws affecting creditors’ rights generally or (ii) general principles of equity;

8.2.4

no authorisation, approval, consent, licence or order of, or registration with, or the giving of notice to any Government Entity is required for the valid authorisation, execution, delivery and performance by it of the Novated Lease Documents and the Novation Documents to which it is a party, except as will have been duly effected as of the Effective Time;

8.2.5

the entry into and performance by it of, and the transactions contemplated by, this Agreement and the other Novation Documents to which it is a party do not and will not: (i) conflict with any laws binding on it; or (ii) conflict with its constitutional documents; or (iii) conflict with or result in any default under any document which is binding upon it or any of its assets; and

8.2.6	it is the wholly-owned subsidiary of Contrail Aviation Support, LLC.

8.3	Existing Lessor’s Representations and Warranties

The Existing Lessor hereby represents and warrants to the Lessee and the New Lessor that, as of the date of this Agreement and as of the Effective Time:

8.3.1

it is a company duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the corporate power and authority to (a) carry on its business as presently conducted and (b) enter into and to perform its obligations under the Novation Documents to which it is a party;

Novation and Amendment Agreement Air Macau MSN 1758	Page 12

8.3.2

it is subject to civil commercial law with respect to its obligations under the Novated Lease Documents and the Novation Documents to which it is a party and neither it nor any of its assets is entitled to any right of immunity and the entry into and performance of the Novated Lease Documents and the Novation Documents to which it is a party by it constitute private and commercial acts;

8.3.3

it has corporate power and authority to enter into and perform this Agreement and the other Novation Documents to which it is party and this Agreement and the other Novation Documents to which it is a party have been duly authorised by all necessary corporate action on its part and constitute its valid, legal and binding obligations enforceable against it in accordance with their terms except insofar as enforceability may be limited by (i) applicable bankruptcy and similar laws affecting creditors’ rights generally or (ii) general principles of equity;

8.3.4

no authorisation, approval, consent, licence or order of, or registration with, or the giving of notice to any Government Entity is required for the valid authorisation, execution, delivery and performance by it of the Novation Documents to which it is a party, except as will have been duly effected as of the Effective Time; and

8.3.5

the entry into and performance by it of, and the transactions contemplated by, this Agreement and the other Novation Documents to which it is a party do not and will not: (i) conflict with any laws binding on it; or (ii) conflict with its constitutional documents; or (iii) conflict with or result in any default under any document which is binding upon it or any of its assets.

9.	EFFECTIVE TIME

9.1

Subject to the satisfaction or waiver or deferral, in accordance with Article 5.4 (Waiver or Deferral of Conditions Precedent), of the conditions precedent set out in Articles 5.1 (New Lessor’s Conditions Precedent), 5.2 (Lessee’s Conditions Precedent) and 5.3 (Existing Lessor’s Conditions Precedent), the novation of the Lease Documents contemplated by Article 2 (Novation) and the amendments to the Lease Documents so novated shall become effective at a time (the “Effective Time”), as evidenced by the Effective Time Supplement duly executed by each of the parties thereto and substantially in the form of Schedule 1 (Form of Effective Time Supplement) hereto. At any time before the Effective Time, the Existing Lessor and the New Lessor may serve notice on the Lessee that this Agreement is to be cancelled and not have any effect and upon service of such notice this Agreement shall terminate and be of no effect; provided that Articles 12.3 (Costs and Expenses), 13 (Confidentiality) and 15 (Governing Law) hereof shall survive any such termination.

9.2	Confirmations and Agreements

Each of the Lessee and the Existing Lessor confirms and agrees that:

9.2.1

the amount of monthly Rent payable by the Lessee as at the date of this Agreement is US$ *                  per month and is payable on the twenty-fifth (25th) day of each month. No rebate arrangements in respect of the Rent are in place and as at the date of this Agreement the Lessee has not pre-paid any Rent;

9.2.2

the Lease Documents (as novated and amended hereby) (i) constitute the entire agreement between the New Lessor and the Lessee with respect to the Aircraft that will be in effect following the Effective Time and (ii) are in full force and effect;

9.2.3	the Agreed Value as at the date of this Agreement is US$ *

9.2.4

the Reserves rates in effect as at the date of this Agreement under the Lease are as specified in Article 9.2.5 below and the balance of the Reserves shall be set out in the Effective Time Supplement at the Effective Time or any other date as agreed by the New Lessor, the Existing Lessor and the Lessee;

Novation and Amendment Agreement * Air Macau MSN 1758	Page 13

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

9.2.5	the current Reserve rates under the Lease are:

(a)	Airframe Reserves rate for Airframe 6Y Check $ * month;

(b)	Airframe Reserves rate for Airframe 12Y Check $ * / month;

(c)	Engine Performance Restoration Reserves (ESN VII255) rate $ * / engine flight hour;

(d)	Engine LLP Reserves (ESN VII255) rate $ * / engine flight cycle;

(e)	Engine Performance Restoration Reserves (ESN VII256) rate $ * / engine flight hour;

(f)	Engine LLP Reserves (ESN * VII256) rate $ * engine flight cycle;

(g)	Landing Gear Group Reserves rate $ * / month; and

(h)	APU Reserves rate $ * / APU Hour;

9.2.6	the amount of the Security Deposit held by the Existing Lessor as cash is US$ *

9.2.7	the scheduled Expiration Date is June 24, 2019; and

9.2.8	the Early Return Option (as defined in Global Side Letter #2) was not exercised with respect to the Aircraft.

10.	NO GREATER OBLIGATION

10.1.1

The Lessee will not be obligated to pay any greater amount following the novation of the Lease pursuant to this Agreement and the sale of the Aircraft to the New Lessor pursuant to the Sale Agreement than it would have had to pay but for such novation and sale and the New Lessor will indemnify the Lessee on demand for any loss suffered or cost incurred from the Effective Time as a result of such assignment or sale (provided that the foregoing shall not apply (a) to any additional risk or cost associated with the insurances to be carried by the Lessee under the Novated Lease or (b) to the Lessee’s indemnity obligations under the Novated Lease).

10.1.2	For the avoidance of doubt, the costs incurred by the Lessee described in Article 12.3.2(a) and 12.3.2(b) will be paid for by the New Lessor in accordance with such Articles.

11.	MISCELLANEOUS

11.1	Continuing Effect

Save as provided for herein, the Novated Lease Documents and all provisions thereof shall continue in full force and effect as the legal, valid and binding rights and obligations of each of the New Lessor and the Lessee enforceable in accordance with their respective terms. All representations, warranties and agreements contained in this Agreement shall survive the execution of this Agreement.

Novation and Amendment Agreement * Air Macau MSN 1758	Page 14

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

11.2	Variation

The provisions of this Agreement shall not be varied otherwise than by an instrument in writing executed by or on behalf of all the parties; provided that the New Lessor and the Lessee shall be entitled to amend, modify or vary the terms of the Novated Lease Documents after the Effective Time without reference to the Existing Lessor.

11.3	Notices

Every notice, request, direction or other communication under this Agreement shall be made in accordance with article 26 of the Lease and shall be sent:

11.3.1	to the New Lessor to:

Contrail Aviation Leasing, LLC

435 Investment Court

Verona, Wisconsin 53593

United States of America

Attention :	President
Facsimile :	+ 1 608 848-8101
Telephone :	+ 1 608 848-8100
E-mail :	joe@contrail.com

11.3.2

to the Existing Lessor and the Lessee to such address and fax number as specified for that party in the Lease immediately prior to the Effective Time, and in respect of e-mail, to the following e-mail addresses:

Existing Lessor:	contractualnotices@aercap.com

Lessee:	caiwenzhong@airmacau.com.mo/ victor.kong@airmacau.com.mo

11.4	Counterparts

This Agreement may be executed in any number of counterparts and by any party hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

11.5	Lease Provisions

The provisions of article 28.14 of the Lease shall apply to this Agreement as if set out in full herein and as if references therein to this Agreement were to this Agreement.

11.6	Entire Agreement

This Agreement, the other Novation Documents and the Novated Lease Documents together constitute the sole and entire agreement between the parties hereto in relation to the novation of the Lease.

Novation and Amendment Agreement Air Macau MSN 1758	Page 15

12.	FILINGS, REGISTRATIONS, DOCUMENTARY TAXES AND COSTS AND EXPENSES

12.1	Filings and Registrations

To the extent required under the Novated Lease, the Existing Lessor, the New Lessor and the Lessee shall co-operate, at the cost of the New Lessor, to make all necessary filings and registrations in connection with the Novation Documents required under the laws of Macau Special Administrative Region.

12.2	Documentary Taxes

If stamp duty in respect of this Agreement is actually imposed on the Lessee in Macau Special Administrative Region (which stamp duty would not have otherwise been imposed but for the novation under this Agreement) and is in addition to stamp duty already imposed on the Lease (which is payable by the Lessee), such stamp duty shall be for the account of the New Lessor unless such stamp duty is levied as a result of the Lessee registering or filing any of the Novated Lease Documents or any of the Novation Documents with the Macau Commercial and Moveable Assets Registry without the prior written consent of the New Lessor.

12.3	Costs and Expenses

12.3.1

Except as expressly provided otherwise in this Agreement, the Existing Lessor and the New Lessor shall bear their own costs, fees and expenses (including legal fees) in connection with the negotiation, preparation and completion of this Agreement and performance of the transactions contemplated hereby.

12.3.2	In respect of costs incurred by the Lessee in connection with the transactions contemplated by this Agreement:

(a)

The New Lessor shall be responsible for all registration or filing costs incurred by the Lessee including, if applicable, all costs, fees and expenses associated with the deregistration of the Aircraft in the name of the Existing Lessor and the re-registration of the Aircraft in the name of the New Lessor and any new financing with respect to the Aircraft to be put in place by the New Lessor; and

(b)

The New Lessor shall be responsible for all other costs, fees and expenses incurred by the Lessee relating to the negotiation, documentation and closing of the transactions contemplated by this Agreement.

13.	CONFIDENTIALITY

This Agreement and all non-public information obtained by any party about the another party are confidential and are between the parties to this Agreement only and will not be disclosed by a party to third parties (other than to such party’s auditors or legal advisors; as required in connection with any filings of this Agreement or the Novated Lease Documents, in connection with a financing of the Aircraft, as required for enforcement by any party of its rights and remedies with respect to this Agreement or the Novated Lease Documents or as required by applicable law or for the purposes of any applicable filings and registrations) without the prior written consent of the other parties. If any disclosure will result in this Agreement or the Novated Lease Documents becoming publicly available, the parties will cooperate with one another to obtain confidential treatment as to the commercial terms and other material provisions of this Agreement or the Novated Lease Documents (as applicable).

Novation and Amendment Agreement Air Macau MSN 1758	Page 16

14.	ASSIGNMENT

No party may assign any of its respective rights or obligations hereunder or the benefit of this Agreement, save that the New Lessor may assign any of its rights or the benefit of this Agreement in accordance with article 24 of the Novated Lease.

15.	GOVERNING LAW AND JURISDICTION

The provisions of article 27 of the Lease with respect to governing law, jurisdiction and legal proceedings are incorporated in this Agreement as if such provisions were set forth herein, mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorised representatives as of the day and year first herein written.

Novation and Amendment Agreement Air Macau MSN 1758	Page 17

SCHEDULE 1

FORM OF EFFECTIVE TIME SUPPLEMENT

(1)	Air Macau Company Limited (“Lessee”)

(2)	Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee under the Trust Agreement (“Existing Lessor”)

(3)	Contrail Aviation Leasing, LLC (“New Lessor”)

Existing Lessor, New Lessor and Lessee hereby agree as follows:

1.

This Effective Time Supplement (this “Supplement”) is entered into for purposes of the Novation and Amendment Agreement dated                      2018 between the parties to this Supplement (the “Agreement”) relating to the one Airbus A319-100 aircraft bearing manufacturer’s serial number 1758 together with two (2) IAE V2524-A5 engines with manufacturer’s serial numbers V11255 and V11256 (the “Aircraft”).

2.	Terms used in this Supplement shall have the meanings given to them in the Agreement and the Novated Lease.

3.

Lessee, Existing Lessor and New Lessor confirm that the conditions precedent for its benefit contained in the Agreement have been satisfied, deferred or waived and that the novation and amendment contemplated in the Agreement has occurred and the Effective Time was                     [a.m.][p.m.] local time on this              day of [●] 2018 while the aircraft with manufacturer’s serial number 1758 was located at                     .

4.	Lessee, Existing Lessor and New Lessor confirm that the representations and warranties made by it in the Agreement are true and correct at the Effective Time.

5.	New Lessor and Existing Lessor hereby notify Lessee that at the Effective Time ownership in the Aircraft has been transferred to New Lessor.

6.	The amount of the Security Deposit held by Existing Lessor and transferred to New Lessor at the Effective Time is $ .

7.

The balance of the Reserves held by Existing Lessor less any amounts reimbursed by Existing Lessor to Lessee under the Lease or otherwise accounted for under the Lease are as at the date hereof as follows and such amounts have been transferred by Existing Lessor to New Lessor at the Effective Time:

(a)	in respect of the Airframe 6Y Check Reserves: US$[●];

(b)	in respect of the Airframe 12Y Check Reserves: US$[●];

(c)	in respect of the Engine LLP Reserves (ESN V11255): US$[●];

(d)	in respect of the Engine LLP Reserves (ESN V11255): US$[●];

(e)	in respect of Engine Performance Restoration Reserves (ESN V11256): US$[●];

(f)	in respect of Engine Performance Restoration Reserves (ESN V11256): US$[●];

Novation and Amendment Agreement Air Macau MSN 1758	SCHEDULE 1 - Page 1

(g)	in respect of the Landing Gear Reserves: US$[●]; and

(h)	in respect of the APU Reserves: US$[●].

8.	This Effective Time Supplement and all non-contractual obligations arising from or in connection with it are governed by and shall be construed in accordance with the Laws of New York.

[Signature Page follows]

Novation and Amendment Agreement Air Macau MSN 1758	SCHEDULE 1 - Page 2

SCHEDULE 2

LEASE DOCUMENTS

1.	Aircraft Lease Agreement dated as of October 26, 2001, between International Lease Finance Corporation and Companhia De Transportes Aereos Air Macau, SARL (also known as Air Macau Company Limited).

2.	Estoppel and Acceptance Certificate dated June 25, 2002 executed by Companhia De Transportes Aereos Air Macau, SARL (also known as Air Macau Company Limited).

3.	Side Letter dated as of October 26, 2001 between International Lease Finance Corporation and Companhia De Transportes Aereos Air Macau, SARL (also known as Air Macau Company Limited).

4.	Amendment No. 1 dated as of June 25, 2002, between International Lease Finance Corporation and Companhia De Transportes Aereos Air Macau, SARL (also known as Air Macau Company Limited).

5.

Global Side Letter No. 1 dated as of January 30, 2004, between International Lease Finance Corporation and Companhia De Transportes Aereos Air Macau, SARL (also known as Air Macau Company Limited) only insofar as it relates to the Aircraft.

6.

Assignment, Assumption and Amendment Agreement dated as of November 4, 2011, between Wilmington Trust SP Services (Dublin) Limited, International Lease Finance Corporation and Air Macau Company Limited.

7.	Global Side Letter No. 2 dated as of November 4, 2011, between International Lease Finance Corporation and Air Macau Company Limited only insofar as it relates to the Aircraft.

8.	Global Amendment No.1 dated as of June 29, 2016, between Wilmington Trust SP Services (Dublin) Limited and Air Macau Company Limited only insofar as it relates to the Aircraft.

Novation and Amendment Agreement Air Macau MSN 1758	SCHEDULE 2 - Page 1

SCHEDULE 3

FORM OF REPLACEMENT POWER OF ATTORNEY

Air Macau Company Limited hereby irrevocably appoints CONTRAIL AVIATION LEASING, LLC (“CONTRAIL AVIATION LEASING, LLC”), organized and existing under the laws of the State of Wisconsin, United States of America whose principal place of business office is at 435 Investment Court, Verona, Wisconsin 53593, United States of America as Air Macau’s true and lawful attorney so that CONTRAIL AVIATION LEASING, LLC may take any of the following actions in the name of and for Air Macau with respect to the A319-100 aircraft bearing manufacturer’s serial number 1758 (the “Aircraft”) leased by CONTRAIL AVIATION LEASING, LLC to Air Macau pursuant to an Aircraft Lease Agreement dated as of October 26, 2001, as assigned and amended from time to time and as novated and amended pursuant to the Novation and Amendment Agreement dated as of [●] (the “Lease”):

1.    Pursuant to the Lease, Air Macau has procured and is maintaining insurances for the Aircraft. CONTRAIL AVIATION LEASING, LLC has been named sole loss payee on the all risk hull and war risk insurances for the Aircraft. In the event of a total loss or constructive total loss of the Aircraft. CONTRAIL AVIATION LEASING, LLC is entitled to receive insurance proceeds in an amount equal to the Agreed Value (as defined in the Lease). CONTRAIL AVIATION LEASING, LLC may take all action and sign all documents otherwise required to be performed by Air Macau including execution on behalf of Air Macau of an appropriate form of discharge/release document, in order for CONTRAIL AVIATION LEASING, LLC to collect such insurance proceeds.

2.    In the exercise of the rights of CONTRAIL AVIATION LEASING. LLC under the Lease to recover the Aircraft from Air Macau and Macau after termination of the Lease due to an Event of Default (as defined in the Lease) under the Lease or for termination of the Lease due to any other reason. CONTRAIL AVIATION LEASING, LLC may take all action otherwise required to be performed by Air Macau before the authorities and courts in Macau in order to cause the Aircraft to be repossessed by CONTRAIL AVIATION LEASING, LLC, deregistered from the Macau Civil Aviation Authority and/or the Macau Commercial and Moveable Assets Registry or any successor thereof, and any other person or Government Entity (as defined in the Lease) which from time to time has control over civil aviation or the registration, airworthiness or operation of aircraft in Macau (the “Aeronautics Authorities”), operated and exported from Macau

3.    In the exercise of the rights mentioned in paragraphs 1 to 2, CONTRAIL AVIATION LEASING, LLC may make any declarations or statements and sign any public or private documents which may be considered necessary or appropriate.

4.    CONTRAIL AVIATION LEASING, LLC may delegate the powers conferred hereby, in whole or in part, to any individual(s), including but not limited to employees of CONTRAIL AVIATION LEASING, LLC or legal counsel in Macau

CONTRAIL AVIATION LEASING, LLC is empowered to determine in its sole discretion when to exercise the powers conferred upon CONTRAIL AVIATION LEASING, LLC pursuant to this Power of Attorney. Any person, agency or company relying upon this Power of Attorney need not and will not make any determination or require any court judgment as to whether an Event of Default (as defined in the Lease) is outstanding under the Lease or whether the Lease has been terminated.

Air Macau hereby waives any claims against (a) any person acting on the instructions given by CONTRAIL AVIATION LEASING, LLC or its designee pursuant to this Power of Attorney and (b) any person designated by CONTRAIL AVIATION LEASING, LLC or an officer of CONTRAIL AVIATION LEASING, LLC to give instructions pursuant to this Power of Attorney. Air Macau also

Novation and Amendment Agreement Air Macau MSN 1758	SCHEDULE 5 - Page 1

agrees to indemnify and hold harmless any person, agency or company which may act in reliance upon this Power of Attorney and pursuant to instructions given by CONTRAIL AVIATION LEASING, LLC or its designee.

Air Macau expressly declares that CONTRAIL AVIATION LEASING, LLC may use this power of attorney to do business with “itself”.

This Power of Attorney is irrevocable as it is granted for the benefit of CONTRAIL AVIATION LEASING, LLC in accordance with Articles 258.3 and 1101 of the Macau Civil Code, and may only be revoked with the approval of CONTRAIL AVIATION LEASING, LLC or when the Aircraft has been returned to the possession of CONTRAIL AVIATION LEASING, LLC, deregistered and exported from Macau

Air Macau Company Limited has made and delivered this Power of Attorney on                  in [●].

Air Macau Company Limited

By:

Title:

Novation and Amendment Agreement Air Macau MSN 1758	SCHEDULE 5 - Page 2

SIGNATURES

EXISTING LESSOR Wilmington Trust SP Services (Dublin) Limited acting not in its individual capacity but solely as trustee under the Trust Agreement

By:
Name:
Title:

NEW LESSOR

Contrail Aviation Leasing, LLC

By:	/s/ JOSEPH G. KUHN
Name:	JOSEPH G. KUHN
Title:	CEO

LESSEE Air Macau Company Limited
By:	/s/ Chen Hong
Name:	Chen Hong
Title:	CEO

Novation and Amendment Agreement Air Macau MSN 1758	SIGNATURES

SIGNATURES

EXISTING LESSOR Wilmington Trust SP Services (Dublin) Limited acting not in its individual capacity but solely as trustee under the Trust Agreement
By:	/s/ Claire O’Donovan
Name:	Claire O’Donovan
Title:	Attorney

NEW LESSOR

Contrail Aviation Leasing, LLC

By:
Name:
Title:

LESSEE Air Macau Company Limited
By:
Name:
Title:

Novation and Amendment Agreement Air Macau MSN 1758	SIGNATURES

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AIRCRAFT LEASE AGREEMENT

Dated as of October 26, 2001

BETWEEN

Companhia De Transportes Aereos Air Macau, Sarl

as LESSEE

and

International Lease Finance Corporation

as LESSOR

Aircraft Make and Model:	New Airbus A319-100
Aircraft Manufacturer’s Serial Number:	Per Estoppel and Acceptance Certificate
Aircraft Registration Mark:	Per Estoppel and Acceptance Certificate
Make and Model of Engines:	IAE V2524-A5
Serial Numbers of Engines:	Per Estoppel and Acceptance Certificate

NEW AIRCRAFT NO. 1

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TABLE OF CONTENTS

ARTICLE 1	SUMMARY OF TRANSACTION	2
1.1	Description of Aircraft	2
1.2	Scheduled Delivery Date and Location	2
1.3	Lease Term	2
1.4	Security Deposit	2
1.5	Rent During Lease Term	2
1.6	Reserves	3
1.7	Country of Aircraft Registration	3
1.8	Maintenance Program	3
1.9	Agreed Value of Aircraft	3
1.10	LESSOR’s Bank Account	3

ARTICLE 2	DEFINITIONS	4
2.1	General Definitions	4
2.2	Specific Definitions	8

ARTICLE 3	PLACE AND DATE OF DELIVERY	9
3.1	Place of Delivery	9
3.2	Scheduled Delivery Date	9
3.3	Delivery subject to Manufacturer Delivery	9
3.4	No LESSOR Liability	9
3.5	Total Loss of Aircraft prior to Delivery	9
3.6	Cancellation for Anticipatory Delay	9
3.7	Cancellation for Delay	9

ARTICLE 4	LEASE TERM	11
4.1	Lease Term	11
4.2	“Expiration Date”	11
4.3	“Termination Date”	11

ARTICLE 5	SECURITY DEPOSIT, RENT, RESERVES AND OTHER PAYMENTS	12
5.1	Security Deposit	12
5.2	LESSOR Costs	13
5.3	Rent	13
5.4	Reserves	13
5.5	LESSOR’s Bank Account	14

i	TABLE OF CONTENTS

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1 new A319-100 (June 2002)

5.6	Default Interest	15
5.7	No Deductions or Withholdings	15
5.8	Value Added Taxes	15
5.9	Wire Transfer Disbursement Report	15
5.10	Net Lease	15
5.11	Currency Indemnity	16
5.12	LESSOR Performance of LESSEE Obligation	17
5.13	Consideration for Rent and other Amounts	17

ARTICLE 6	INVOLVEMENT WITH AIRCRAFT MANUFACTURER	18
6.1	LESSEE Selection of Aircraft	18
6.2	Participation Agreement	18
6.3	Procurement of BFE	18
6.4	Assignment of Training	18
6.5	LESSEE Inspection of Aircraft	18
6.6	Aircraft at Delivery	18
6.7	Delivery of the Aircraft to LESSEE	19
6.8	LESSEE Acceptance of Aircraft	19

ARTICLE 7	PRE-DELIVERY, DELIVERY AND POST-DELIVERY DOCUMENTARY AND OTHER REQUIREMENTS	20
7.1	Pre-Delivery Requirements	20
7.2	Delivery Requirements	21
7.3	Post-Delivery Requirements	22
7.4	LESSOR Delivery Requirements	22

ARTICLE 8	DISCLAIMERS	24
8.1	“As Is, Where Is”	24
8.2	Waiver of Warranty of Description	24
8.3	LESSEE Waiver	25
8.4	Conclusive Proof	25
8.5	No LESSOR Liability for Losses	25
8.6	No Liability to Repair or Replace	25
8.7	No Waiver	26

ARTICLE 9	MANUFACTURERS’ AND VENDORS’ WARRANTIES	27
9.1	Warranties	27
9.2	Reassignment	27
9.3	Warranty Claims	27

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ARTICLE 10	OPERATION OF AIRCRAFT	28
10.1	Costs of Operation	28
10.2	Compliance with Laws	28
10.3	Training	28
10.4	No Violation of Insurance Policies	28
10.5	Flight Charges	28

ARTICLE 11	SUBLEASES	30
11.1	No Sublease without LESSOR Consent	30
11.2	Subleasing Proposal Fee	30
11.3	Any Approved Sublease	29
11.4	Assignment of Sublease	29
11.5	Continued Responsibility of LESSEE	29

ARTICLE 12	MAINTENANCE OF AIRCRAFT	30
12.1	General Obligation	30
12.2	Specific Obligations	30
12.3	Replacement of Parts	32
12.4	Removal of Engines	32
12.5	Pooling of Engines and Parts	33
12.6	Installation of Engines on other aircraft	33
12.7	Engine Thrust Rating	34
12.8	Modifications	34
12.9	Performance of Work by Third Parties	35
12.10	Reporting Requirements	35
12.11	Information Regarding Maintenance Program	36
12.12	LESSOR Rights to Inspect Aircraft	36

ARTICLE 13	USE OF RESERVES	37
13.1	Airframe Reserves	37
13.2	Engine Performance Restoration Reserves	37
13.3	Engine LLP Reserves	37
13.4	Reimbursement	38
13.5	Reimbursement Adjustment	38
13.6	Costs in Excess of Reserves	38
13.7	Reimbursement after Termination Date	38

ARTICLE 14	TITLE AND REGISTRATION	39
14.1	Title to the Aircraft During Lease Term	39
14.2	Registration of Aircraft	39
14.3	Filing of this Lease	39
14.4	Evidence of Registration and Filings	39

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ARTICLE 15	IDENTIFICATION PLATES	40
15.1	Airframe Identification Plates	40
15.2	Engine Identification Plates	40

ARTICLE 16	TAXES	40
16.1	General Obligation of LESSEE	41
16.2	Exceptions to Indemnity	41
16.3	After-Tax Basis	42
16.4	Timing of Payment	42
16.5	Contests	42
16.6	Refunds	42
16.7	Cooperation in Filing Tax Returns	43
16.8	Survival of Obligations	43

ARTICLE 17	INDEMNITIES	44
17.1	General Indemnity	44
17.2	Exceptions to General Indemnities	45
17.3	After-Tax Basis	45
17.4	Timing of Payment	46
17.5	Subrogation	46
17.6	Notice	46
17.7	Refunds	46
17.8	Defense of Claims	46
17.9	Survival of Obligation	46

ARTICLE 18	INSURANCE	48
18.1	Categories of Insurance	48
18.2	Write-back of any Date Recognition Exclusion	48
18.3	Insurance for Indemnities	48
18.4	Insurance for Wet Lease Operations	48
18.5	Renewal	48
18.6	Assignment of Rights by LESSOR	48
18.7	Deductibles	49
18.8	Other Insurance	49
18.9	Information	49
18.10	Currency	49
18.11	Grounding of Aircraft	49
18.12	Failure to Insure	49
18.13	Reinsurance	49
18.14	Limit on Hull in favor of LESSEE	50

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ARTICLE 19	LOSS, DAMAGE AND REQUISITION	51
19.1	Definitions	51
19.2	Notice of Total Loss	52
19.3	Total Loss of Aircraft or Airframe	52
19.4	Surviving Engine(s)	53
19.5	Total Loss of Engine and not Airframe	54
19.6	Other Loss or Damage	55
19.7	Copy of Insurance Policy	55
19.8	Government Requisition	55
19.9	LESSOR Retention of Reserves	56

ARTICLE 20	REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE	57
20.1	Representations and Warranties	57
20.2	Covenants	59

ARTICLE 21	REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSOR	61
21.1	Representations and Warranties	61
21.2	Covenant of Quiet Enjoyment	61

ARTICLE 22	FINANCIAL AND RELATED INFORMATION	62

ARTICLE 23	RETURN OF AIRCRAFT	63
23.1	Date of Return	63
23.2	Technical Reporting	63
23.3	Return Location	63
23.4	Full Aircraft Documentation Review	63
23.5	Aircraft Inspection	63
23.6	Certificate of Airworthiness Matters	64
23.7	General Condition of Aircraft at Return	65
23.8	Checks Prior to Return	67
23.9	Part Lives	69
23.10	Export and Deregistration of Aircraft	70
23.11	LESSEE’S Continuing Obligations	71
23.12	Airport and Navigation Charges	72
23.13	Return Acceptance Certificate	72
23.14	Indemnities and Insurance	72
23.15	Storage	72

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ARTICLE 24	ASSIGNMENT	73
24.1	No Assignment by LESSEE	73
24.2	Sale or Assignment by LESSOR	73
24.3	LESSOR’s Lender	73
24.4	LESSEE Cooperation	73
24.5	Protections	73

ARTICLE 25	DEFAULT OF LESSEE	75
25.1	LESSEE Notice to LESSOR	75
25.2	Events of Default	75
25.3	LESSOR’s General Rights	77
25.4	Deregistration and Export of Aircraft	77
25.5	LESSEE Liability for Damages	77
25.6	Waiver of Default	78
25.7	Present Value of Payments	78
25.8	Use of “Termination Date”	79

ARTICLE 26	NOTICES	80
26.1	Manner of Sending Notices	80
26.2	Notice Information	80

ARTICLE 27	GOVERNING LAW AND JURISDICTION	81
27.1	California Law	81
27.2	Non-Exclusive Jurisdiction in California	81
27.3	Service of Process	81
27.4	Prevailing Party in Dispute	81
27.5	Waiver	81

ARTICLE 28	MISCELLANEOUS	82
28.1	Transportation of Personnel	82
28.2	Press Releases	82
28.3	Power of Attorney	82
28.4	LESSOR Performance for LESSEE	82
28.5	LESSOR’s Payment Obligations	82
28.6	Application of Payments	82
28.7	Usury Laws	82
28.8	Delegation by LESSOR	83
28.9	Confidentiality	83
28.10	Rights of Parties	83
28.11	Further Assurances	83
28.12	Use of Word “including”	83

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28.13	Headings	83
28.14	Invalidity of any Provision	83
28.15	Negotiation	84
28.16	Time is of the Essence	84
28.17	Amendments in Writing	84
28.18	Counterparts	84
28.19	Delivery of Documents by Fax	84
28.20	Entire Agreement	84
28.21	Witness	84

EXHIBIT A	AIRCRAFT DESCRIPTION	86

EXHIBIT B	PARTICIPATION AGREEMENT	87

EXHIBIT C	CERTIFICATE OF INSURANCE	88

EXHIBIT D	BROKERS’ LETTER OF UNDERTAKING	94

EXHIBIT E	AVIATION AUTHORITY UNDERTAKING LETTER	96

EXHIBIT F	ESTOPPEL AND ACCEPTANCE CERTIFICATE	97

EXHIBIT G	OPINION OF COUNSEL	99

EXHIBIT H	FORM OF POWER OF ATTORNEY	102

EXHIBIT I	ASSIGNMENT OF RIGHTS (AIRFRAME)	104

EXHIBIT J	ASSIGNMENT OF RIGHTS (ENGINES)	105

EXHIBIT K	RETURN ACCEPTANCE RECEIPT	106

EXHIBIT L	MONTHLY REPORT	112

EXHIBIT M	TECHNICAL EVALUATION REPORT	115

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AIRCRAFT LEASE AGREEMENT

THIS AIRCRAFT LEASE AGREEMENT is made and entered into as of October 26, 2001.

BETWEEN:

Companhia de Transportes Aereos Air Macau, Sarl, a Macau corporation whose address and principal place of business is at 693 Avenida da Praia Grande, Edif. Tai Wah 9-12 Andar, Macau (“LESSEE”) and

International Lease Finance Corporation, a California corporation whose address and principal place of business is at 1999 Avenue of the Stars, 39th Floor, Los Angeles, California 90067, United States of America (“LESSOR”).

The subject matter of this Lease is one (1) new Airbus A319-100 aircraft. In consideration of and subject to the mutual covenants, terms and conditions contained in this Lease, LESSOR hereby agrees to lease to LESSEE and LESSEE hereby agrees to lease from LESSOR the Aircraft for the Lease Term and the parties further agree as follows:

1	RECITALS

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ARTICLE 1         SUMMARY OF TRANSACTION

The following is a summary of the lease transaction between LESSEE and LESSOR. It is set forth for the convenience of the parties only and will not be deemed in any way to amend, detract from or simplify the other provisions of this Lease.

1.1	Description of Aircraft

One new Airbus A319-100

1.2	Scheduled Delivery Date and Location

In the month of June 2002, at Hamburg, Germany

1.3	Lease Term

10 years

1.4	Security Deposit

US$ *             , payable as follows (in U.S. Dollars):

Received	*

Within 5 business days following execution of the Lease	*

3 business days prior to scheduled delivery date	*

1.5	Rent During Lease Term

Payable monthly in advance and equal to *                                               U.S. Dollars (US$ *              for a MTOW of 70 tonnes, or *                                                                           U.S. Dollars (US$ *             ) for a MTOW of 64 tonnes.

2	ARTICLE 1 SUMMARY OF TRANSACTION

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

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1.6	Reserves

A total of US$ *              per flight hour, as follows:

Airframe Reserves:	US$ * per airframe flight hour

Engine Performance Restoration Reserves:	US$ * per engine flight hour for each engine

Engine LLP Reserves:	US$ * per engine flight hour for each engine

1.7	Country of Aircraft Registration

Macau

1.8	Maintenance Program

LESSEE’s Maintenance Program

1.9	Agreed Value of Aircraft

*     % of Airbus’s list price for the Aircraft and any additional LESSEE specified changes and LESSOR purchased equipment (BFE) on the date LESSEE takes delivery of the Aircraft, based upon the invoice provided by Airbus. Such agreed value shall decline by *     % on each anniversary of the date LESSEE takes delivery of the Aircraft.

1.10	LESSOR’s Bank Account

International Lease Finance Corporation

Account No. *

Chase Manhattan Bank

55 Water Street

New York, NY 10041

ABA#

3	ARTICLE 1 SUMMARY OF TRANSACTION

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

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ARTICLE 2        DEFINITIONS

Except where the context otherwise requires, the following words have the following meanings for all purposes of this Lease. The definitions are equally applicable to the singular and plural forms of the words. Any agreement defined below includes each amendment, modification, supplement and waiver thereto in effect from time to time.

2.1	General Definitions.

“Aircraft” means the Airframe, the two (2) Engines, the Parts and the Aircraft Documentation, collectively. As the context requires, “Aircraft” may also mean the Airframe, any Engine, any Part, the Aircraft Documentation or any part thereof individually. For example, in the context of return to LESSOR the term “Aircraft” means the Airframe, Engines, Parts and Aircraft Documentation collectively, yet in the context of LESSEE not creating any Security Interests other than Permitted Liens on the Aircraft, the term “Aircraft” means any of the Airframe, any Engine, any Part or the Aircraft Documentation individually.

“Aircraft Documentation” means all (a) log books, Aircraft records, manuals and other documents provided to LESSEE in connection with the Aircraft, (b) documents listed in Exhibits K and (c) any other documents required to be maintained during the Lease Term by the Aviation Authority, LESSEE’s Maintenance Program and this Lease.

“Airframe” means the airframe described in Exhibit A together with all Parts relating thereto (except Engines or engines).

“Airworthiness Directives” or “ADs” means all airworthiness directives (or equivalent) and other instructions of the FAA and the Aviation Authority applicable to the Aircraft.

“APU” means (a) the auxiliary power unit of the Aircraft.

“Aviation Authority” means the Civil Aviation Authority of Macau or any Government Entity which under the Laws of Macau from time to time has control over civil aviation or the registration, airworthiness or operation of aircraft in Macau. If the Aircraft is registered in a country other than Macau, “Aviation Authority” means the agency which regulates civil aviation in such other country.

“Aviation Documents” means any or all of the following which at any time may be obtainable from the Aviation Authority: (a) if required, a temporary certificate of airworthiness from the Aviation Authority allowing the Aircraft to be flown after Delivery to the State of Registration, (b) an application for registration of the Aircraft with the appropriate authority in the State of

4	ARTICLE 2 DEFINITIONS

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Registration, (c) the certificate of registration for the Aircraft issued by the State of Registration, (d) a full certificate of airworthiness for the Aircraft specifying transport category (passenger), (e) an air transport license, (f) an air operator’s certificate, (g) such recordation of LESSOR’s title to the Aircraft and interest in this Lease as may be available in the State of Registration and (h) all such other authorizations, approvals, consents and certificates in the State of Registration as may be required to enable LESSEE lawfully to operate the Aircraft.

“BFE” means any equipment which is to be provided by the purchaser of the Aircraft (whether actually provided by LESSOR as buyer-furnished equipment or Manufacturer as seller-purchased equipment).

“Business Day” means a day other than a Saturday or Sunday on which the banks in Macau and the city where LESSOR’s Bank are located are open for the transaction of business of the type required by this Lease.

“Creditor” means any lessor, owner, bank, lender, mortgagee or other Person which is the owner of or has any interest in an aircraft engine or aircraft operated by LESSEE.

“Creditor Agreement” means the applicable agreement between a Creditor and LESSEE or between Creditors pursuant to which such Creditor owns, leases or has an interest in either an aircraft operated by LESSEE on which an Engine may be installed or in an aircraft engine which may be installed on the Airframe.

“Default” means any event which, upon the giving of notice, the lapse of time and/or a relevant determination, would constitute an Event of Default.

“Delivery” means the delivery of the Aircraft from LESSOR to LESSEE pursuant to Articles 3 and 6.

“Delivery Date” means the date on which Delivery takes place.

“DGAC” means the Direction Generale de I’Aviation Civile.

“Dollars” and “$”means the lawful currency of the U.S.

“Engine” means (a) each of the engines listed on the Estoppel and Acceptance Certificate; (b) any replacement engine acquired by LESSOR and leased to LESSEE pursuant to Article 19.5 following a Total Loss of an Engine; and (c) all Parts installed in or on any of such engines at Delivery (or substituted, renewed or replacement Parts in accordance with this Lease) so long as title thereto is or remains vested in LESSOR in accordance with the terms of Article 12.3.

5	ARTICLE 2 DEFINITIONS

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“Event of Default” means any of the events referred to in Article 25.2.

“FAA” means the Federal Aviation Administration of the Department of Transportation or any successor thereto under the Laws of the U.S.

“FARs” means the U.S. Federal Aviation Regulations embodied in Title 14 of the U.S. Code of Federal Regulations, as amended from time to time, or any successor regulations thereto.

“Geneva Convention” means the Convention on the International Recognition of Rights in Aircraft signed in Geneva, Switzerland on June 19, 1948.

“Government Entity” means any (a) national, state or local government, (b) board, commission, department, division, instrumentality, court, agency or political subdivision thereof and (c) association, organization or institution of which any of the entities listed in (a) or (b) is a member or to whose jurisdiction any such entity is subject.

“Landing Gear” means the installed main and nose landing gear, components and their associated actuators, side braces and parts.

“Law” means any (a) statute, decree, constitution, regulation, order or any directive of any Government Entity, (b) treaty, pact, compact or other agreement to which any Government Entity is a signatory or party and (c) judicial or administrative interpretation or application of any of the foregoing.

“Lease” means this Aircraft Lease Agreement, together with all Exhibits hereto.

“LESSOR’s Lien” means any Security Interest created by or through LESSOR.

“Maintenance Program” means LESSEE’s maintenance program as approved by the Aviation Authority or such other maintenance program as LESSOR may, in its discretion, accept in writing.

“Manufacturer” means Airbus Industrie, a “Groupement d’Interet Economique” established under Ordonnance No. 67-821 dated September 23, 1967 of the republic of France.

“MPD” means the Maintenance Planning Document published by the Manufacturer and applicable to the Aircraft.

“Overhaul” means the full reconditioning of the Aircraft, an Engine, APU, Landing Gear, module or Part, as the case may be, in which such equipment has been fully disassembled; cleaned; thoroughly inspected; and returned to the highest standard specified by the applicable manufacturer’s manual.

6	ARTICLE 2 DEFINITIONS

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“Part” means any part, component, appliance, system module, engine module, the APU, accessory, material, instrument, communications equipment, furnishing, LESSEE-furnished or LESSOR-purchased equipment or other item of equipment (other than complete Engines or engines or the APU) for the time being installed in or attached to the Airframe, any Engine or which, having been removed from the Airframe, any Engine, remains the property of LESSOR.

“Permitted Lien” means (a) LESSOR’s Liens; (b) Security Interests arising in the ordinary course of LESSEE’s business for Taxes either not yet assessed or, if assessed, not yet due or being contested in good faith in accordance with Article 16.5 or (c) materialmen’s, mechanics’, workmen’s, repairmen’s, employees’ liens or similar Security Interests arising by operation of Law after the Delivery Date in the ordinary course of LESSEE’s business for amounts which are either not yet due or are being contested in good faith by appropriate proceedings (and for which adequate reserves have been made or, when required in order to pursue such proceedings, an adequate bond has been provided) so long as such proceedings do not involve any danger of sale, forfeiture or loss of the Aircraft.

“Person” means any individual, firm, partnership, joint venture, trust, corporation, Government Entity, committee, department, authority or any body, incorporated or unincorporated, whether having distinct legal personality or not.

“Prime Rate” means the rate of interest from time to time announced by Chase Manhattan Bank in New York as its prime commercial lending rate.

“Prohibited Country” means any country to which the export and/or use of an A319 aircraft with IAE engines attached thereto is not permitted under (a) any United Nations sanctions, (b) the U.K. Export of Goods Control Order 1992, (c) the United States Export Administration Act 1979 (as amended) or any successor legislation and/or the Export Administration Regulations promulgated thereunder, (d) where applicable, the various regulations administered from time to time by the Office of Foreign Assets Control of the U.S. Treasury Department, (e) any similar or corresponding legislation then in effect in the U.S., the United Kingdom, France, Spain or Germany or (f) any subsequent United Nations Sanctions Orders the effect of which prohibits or restricts the export and/or use of A319 aircraft with IAE engines attached thereto to such country.

“Security Interest” means any encumbrance or security interest, however and wherever created or arising including (without prejudice to the generality of the foregoing) any right of ownership, security, mortgage, pledge, charge, encumbrance, lease, lien, statutory or other right in rem, hypothecation, title retention, attachment, levy, claim or right of possession or detention.

7	ARTICLE 2 DEFINITIONS

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“State of Registration” means Macau or such other country or state of registration of the Aircraft as LESSOR may, in its absolute discretion, approve in writing.

“U.S.” means the United States of America.

2.2 Specific Definitions. The following terms are defined in the Articles referenced below:

Terms	Article
Agreed Value	19.1
Airframe Reserves	5.4.1
Default Interest	5.6
Delivery Location	3.1
Engine LLP Reserves	5.4.1
Engine Performance	5.4.1
Restoration Reserves
Expenses	17.1
Expiration Date	4.2
Indemnitees	17.1
Lease Term	4.1
LESSOR’s Assignee	24.2
LESSOR’s Bank	5.5
LESSOR’s Lender	24.3
Modification	12.8.1
Net Total Loss Proceeds	19.1
Operative Documents	20.1.3
Rent	5.3.1
Reserves	5.4.1
Scheduled Delivery Date	3.2
Security Deposit	5.1.1
Taxes	16.1
Termination Date	4.3
Total Loss	19.1
Total Loss Date	19.1
Total Loss Proceeds	19.1

8	ARTICLE 2 DEFINITIONS

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ARTICLE 3          PLACE AND DATE OF DELIVERY

3.1 Place of Delivery. LESSOR will deliver the Aircraft to LESSEE at Manufacturer’s facility at Hamburg, Germany or such other place as may be agreed in writing between the parties (the “Delivery Location”).

3.2 Scheduled Delivery Date. As of the date of this Lease, Delivery of the Aircraft from Manufacturer to LESSOR is scheduled to occur in the month of June 2002. LESSOR will notify LESSEE from time to time and in a timely manner (always to give at least 30 days’ prior notice) of the target date on which LESSOR expects Delivery to take place (the “Scheduled Delivery Date”).

3.3 Delivery subject to Manufacturer Delivery. LESSOR and LESSEE expressly acknowledge that Delivery of the Aircraft to LESSEE is subject to and conditioned upon delivery of the Aircraft by Manufacturer to LESSOR.

3.4 No LESSOR Liability. LESSOR will not be liable for any loss or expense, or any loss of profit, arising from any delay or failure in Delivery to LESSEE unless such delay or failure arises as a direct consequence of the willful misconduct of LESSOR, and in no event will LESSOR be liable for any delay or failure which is caused by any breach or delay on the part of Manufacturer or any BFE supplier.

3.5 Total Loss of Aircraft prior to Delivery. If a Total Loss of the Aircraft occurs prior to Delivery, neither party will have any further liability to the other except that LESSOR will return to LESSEE the Security Deposit in accordance with Article 5.1.3 and any prepaid Rent.

3.6 Cancellation for Anticipatory Delay. Promptly after LESSOR becomes aware that in Manufacturer’s opinion a delay will cause Delivery to be delayed beyond June 30, 2003, LESSOR will notify LESSEE. By written notice given within ten (10) Business Days after LESSEE’s receipt of such LESSOR notice, either party may by written notice to the other party terminate this Lease and this Lease will terminate on the date of receipt of such notice. In the event of such termination, neither party will have any further liability to the other party except that LESSOR will return to LESSEE the Security Deposit in accordance with Article 5.1.3 and any prepaid Rent. If neither party gives notice of termination within such ten (10) Business Days, both parties lose all right to terminate under this Article 3.6 unless otherwise agreed in writing by the parties.

3.7 Cancellation for Delay. If a delay, not caused by LESSEE’s or LESSOR’s breach of this Lease, causes Delivery to be delayed beyond June 30, 2003, either party may terminate this Lease by giving the other party written notice within ten (10) Business Days after such

9	ARTICLE 3 PLACE AND DATE OF DELIVERY

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date and this Lease will terminate on the date of receipt of such notice. In the event of such termination, neither party will have any further liability to the other party except that LESSOR will return to LESSEE the Security Deposit in accordance with Article 5.1.3 and any prepaid Rent. If neither party gives notice of termination within such ten (10) Business Days, both parties lose all right to terminate under this Article 3.7, unless otherwise agreed in writing by the parties.

10	ARTICLE 3 PLACE AND DATE OF DELIVERY

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ARTICLE 4         LEASE TERM

4.1 Lease Term. The term of leasing of the Aircraft will commence on the Delivery Date and continue for a term of ten (10) years (“Lease Term”).

4.2 “Expiration Date”. “Expiration Date” means the date on which LESSEE is required to redeliver the Aircraft to LESSOR in the condition required by this Lease on the last day of the Lease Term.

4.3 “Termination Date”. This Lease may in fact terminate on any of the dates set forth below:

(a)	the Expiration Date, provided LESSEE returns the Aircraft to LESSOR on the Expiration Date in the condition required by Article 23; or

(b)	a date earlier than the Expiration Date, if:

(i)	there is a Total Loss of the Aircraft prior to Delivery pursuant to Article 3.5;

(ii)	cancellation of this Lease occurs pursuant to Article 3.6;

(iii)	there is a Total Loss of the Aircraft and payment is made to LESSOR in accordance with Article 19.3; or

(iv)	an Event of Default occurs and LESSOR repossesses the Aircraft or otherwise terminates this Lease pursuant to Article 25.3.

(c)	a date later than the Expiration Date, if:

(i)	an Event of Default occurs hereunder by LESSEE returning the Aircraft in the condition required by this Lease after the Expiration Date; or

(ii)	an Event of Default occurs and LESSOR repossesses the Aircraft or otherwise terminates this Lease pursuant to Article 25.3.

The “Termination Date” is the date on which this Lease terminates because one of the above has occurred.

11	ARTICLE 4 LEASE TERM

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ARTICLE 5         SECURITY DEPOSIT, RENT, RESERVES AND OTHER PAYMENTS

5.1 Security Deposit.

5.1.1	LESSEE will pay LESSOR a security deposit of * U.S. Dollars (US$ * ) for its lease of the Aircraft (the “Security Deposit”). The Security Deposit is payable as follows (in US$):

Received	*

Within five (5) Business Days following execution of the Lease	*

Three (3) Business Days prior to Scheduled Delivery Date	*

5.1.2

The Security Deposit may be commingled with LESSOR’s general funds and any interest earned on such Security Deposit will be for LESSOR’s account. If the Security Deposit is reduced below the required amount by application to meet LESSEE’s unperformed obligations under this Lease, LESSEE will replenish the Security Deposit within ten (10) days after LESSOR’s demand therefor. The Security Deposit will serve as security for the performance by LESSEE of its obligations under this Lease and any other agreements between LESSEE and LESSOR relating to aircraft, engines, aircraft equipment or the extension of credit and may be applied by LESSOR upon the occurrence of a Default or Event of Default hereunder or of a default by LESSEE under any such other agreements.

5.1.3

Upon termination of this Lease in accordance with Article 4.3 other than if an Event of Default has occurred and is continuing, LESSOR will return to LESSEE the amount of the Security Deposit then held by LESSOR (so long as no default by LESSEE exists under any other agreement between LESSEE and LESSOR relating to aircraft, engines or aircraft equipment or the extension of credit by LESSOR to LESSEE), without interest, less an amount determined to be a reasonable estimate of the costs, if any, which LESSOR will incur to remedy any unperformed obligations of LESSEE under this Lease, including the correction of any discrepancies from the required condition of the Aircraft on return of the Aircraft.

12	ARTICLE 5 SECURITY DEPOSIT, RENT, RESERVES AND OTHER PAYMENTS

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

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5.2 LESSOR Costs. LESSEE will reimburse LESSOR for LESSOR’s out-of-pocket costs in connection with any legal opinion obtained by LESSOR with respect to this Lease and registration and repossession of the Aircraft in the State of Registration.

5.3 Rent.

5.3.1	LESSEE will pay LESSOR the following amounts monthly in advance as rent for the Aircraft (“Rent”):

MTOW of Aircraft	Amount of monthly Rent
64 tonnes	US$ *
70 tonnes	US$ *

5.3.2

The first payment of Rent during the Lease Term will be paid no later than three (3) Business Days prior to Delivery. Each subsequent payment of Rent will be due monthly thereafter no later than the same day of the month as the Delivery Date of the Aircraft except that, if such day is not a Business Day, the Rent will be due on the immediately preceding Business Day. If Delivery occurred on the 29th, 30th or 31st of the month and in any given month during the Lease Term there is no such corresponding date, Rent will be payable on the last Business Day of such month.

5.4 Reserves.

5.4.1

LESSEE will pay to LESSOR supplemental Rent, based on LESSEE’s use of the Aircraft during the Lease Term, in the form of the following reserves in the following amounts per flight hour (individually, “Airframe Reserves” and “Engine Performance Restoration Reserves”, “Engine LLP Reserves”, and collectively “Reserves”):

A total of US$ *          per flight hour, as follows:

Airframe Reserves:	US$ * per Airframe flight hour

Engine Performance Restoration Reserves:	US$ * per Engine flight hour for each Engine (payable when the Engine is utilized on the Aircraft or another aircraft)

Engine LLP Reserves:	US$ * per Engine flight hour for each Engine (payable when the Engine is utilized on the Aircraft or another aircraft)

13	ARTICLE 5 SECURITY DEPOSIT, RENT, RESERVES AND OTHER PAYMENTS

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

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5.4.2

The amount of the Engine Reserves set forth in Article 5.4.1 is payable when the Engine is utilized on the Airframe or another airframe and may be increased by LESSOR in the event of an increase in the thrust rating of an Engine in accordance with Article 12.7.

5.4.3

Such Reserves will be paid on or before the 10th day of the calendar month next following the month in which the Delivery Date occurs and on or before the 10th day of each succeeding calendar month for flying performed during the calendar month prior to payment. All Reserves for flying performed during the month in which the Termination Date occurs will be paid on the Termination Date, unless otherwise agreed by the parties.

5.4.4	No interest will accrue or be paid at any time to LESSEE on such Reserves and, subject to LESSOR’s obligations under Article 13, LESSOR may commingle the Reserves with LESSOR’s general funds.

5.5 LESSOR’s Bank Account. The Security Deposit, Rent, Reserves and any other payment due under this Lease will be paid by wire transfer of immediately available U.S. Dollar funds to LESSOR’s bank account at:

International lease Finance Corporation
Account No. * Chase Manhattan Bank 55 Water Street New York, NY 10041 ABA# *

or to such other bank account as LESSOR may from time to time designate by not fewer than ten (10) Business Days’ prior written notice (“LESSOR’s Bank”). When it is stated in this Lease that an installment of the Security Deposit, the monthly Rent, Reserves or any other payment is due or must be paid or made by LESSEE by a specific date, then such payment actually must be received by LESSOR’s Bank on or before such specific date, even if, in order for such payment to be received by LESSOR’s Bank by such specific date, LESSEE must initiate the wire transfer prior to such specific date, provided that LESSEE will not be responsible for any failure or delay on the part of LESSOR’s Bank with respect to such funds, including the failure or delay on the part of LESSOR’s Bank to credit LESSOR’s account with amounts paid by LESSEE.

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5.6 Default Interest. If LESSOR’s Bank does not receive the Rent or any other amount on or before the specific date when due, LESSOR will suffer loss and damage the exact nature and amount of which are difficult or impossible to ascertain. LESSEE will pay LESSOR as supplemental Rent (by way of agreed compensation and not as a penalty) interest on any due and unpaid amounts payable by LESSEE under this Lease. Interest will be calculated at a per annum rate (based on a 360 day year) which is equal to *             percent *     %) plus the Prime Rate in effect on the date on which the amount was originally due for the period from the date the amount originally was due through the date the amount actually is received at LESSOR’s Bank or, in the case of LESSOR’s performance of LESSEE’s obligations hereunder, from the date of payment by LESSOR through the date of LESSEE’s repayment to LESSOR (“Default Interest”). Default Interest will accrue on a day-to-day basis and be compounded monthly.

5.7 No Deductions or Withholdings. All payments by LESSEE under this Lease, including the Security Deposit, Rent, Reserves, Default Interest, fees, indemnities or any other item, will be made in full without any deduction or withholding whether in respect of set-off, counterclaim, duties, or Taxes (as defined in Article 16) imposed in the State of Registration or any jurisdiction from which such payments are made unless LESSEE is prohibited by Law from doing so, in which event LESSEE will gross up the payment amount such that the net payment received by LESSOR after any deduction or withholding equals the amounts called for under this Lease. All payments by LESSOR under this Lease, including the return of the Security Deposit, or any other item, will be made in full without any deduction or withholding whether in respect of set-off, counterclaim, duties, or Taxes (as defined in Article 16) imposed in the U.S. or any jurisdiction from which such payments are made unless LESSOR is prohibited by Law from doing so, in which event LESSOR will gross up the payment amount such that the net payment received by LESSEE after any deduction or withholding equals the amounts called for under this Lease.

5.8 Value Added Taxes. The Rent and other amounts payable by LESSEE under this Lease are exclusive of any value added tax, turnover tax or similar tax or duty.

5.9 Wire Transfer Disbursement Report. At the time of each Rent or other payment, LESSEE will complete and fax to LESSOR a wire transfer disbursement report stating the amount of the payment being made by LESSEE and the allocation of such payment to the Security Deposit, Rent, Reserves, Default Interest and other charges. Notwithstanding the allocation set forth in LESSEE’s report, in the event LESSEE is in default under this Lease, LESSOR will have complete discretion to allocate LESSEE’s payments as LESSOR determines.

5.10 Net Lease.

5.10.1

This Lease is a net lease and LESSEE’s obligation to pay Rent and make other payments in accordance with this Lease will be absolute and unconditional under any and all circumstances and regardless of other events, including the following:

(a) any right of set-off, counterclaim, recoupment, defense or other right (including any right of reimbursement) which LESSEE may have against LESSOR, Manufacturer, the Engine manufacturer or any other person for any reason, including any claim LESSEE may have for the foregoing;

15	ARTICLE 5 SECURITY DEPOSIT, RENT, RESERVES AND OTHERS PAYMENTS

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

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(b) unavailability or interruption in use of the Aircraft for any reason, other than LESSOR’s breach of the covenant of quiet enjoyment described in Article 21.2, including a requisition thereof or any prohibition or interference with or other restriction against LESSEE’s use, operation or possession of the Aircraft (whether by Law or otherwise), any defect in title, airworthiness, merchantability, fitness for any purpose, condition, design, specification or operation of any kind or nature of the Aircraft, the ineligibility of the Aircraft for any particular use or trade or for registration under the Laws of any jurisdiction or Total Loss of the Aircraft;

(c) insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, administration or similar proceedings by or against LESSOR, LESSEE, Manufacturer, the Engine manufacturer or any other Person;

(d) invalidity or unenforceability or lack of due authorization of or other defect in this Lease;

(e) failure or delay on the part of any party to perform its obligations under this Lease; or

(f) any other circumstance which but for this provision would or might have the effect of terminating or in any other way affecting any obligation of LESSEE hereunder.

5.10.2

Nothing in Article 5.10 will be construed to limit LESSEE’s rights and remedies in the event of LESSOR’s breach of its warranty of quiet enjoyment set forth in Article 21.2 or to limit LESSEE’s rights and remedies to pursue in a court of law any claim it may have against LESSOR or any other Person.

5.11 Currency Indemnity. If under any applicable Law, whether as a result of a judgment against LESSEE or the liquidation of LESSEE or for any other reason, any payment hereunder is required to be made or recovered in a currency other than Dollars then, to the extent that the payment (when converted into Dollars at the “rate of exchange” on the date of payment or, in the case of a liquidation, the latest date for the determination of liabilities permitted by the applicable Law) falls short of the amount unpaid under this Lease, LESSEE or LESSOR, as applicable, will as a separate and independent obligation, fully indemnify LESSOR or LESSEE, as

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applicable, against the amount of the shortfall. If the amount received by LESSOR or LESSEE, as applicable, upon converting the payment into Dollars exceeds the amount payable under this Lease, LESSOR or LESSEE, as applicable, will remit such excess to the other party. For the purposes of this paragraph “rate of exchange” means the rate at which LESSOR or LESSEE is able on the relevant date to purchase Dollars in New York or London (at LESSOR’S option) with such other currency.

5.12 LESSOR Performance of LESSEE Obligation. If LESSEE fails to make any payment under this Lease to a third party in connection with the Aircraft or fails to perform any other obligation required under this Lease, LESSOR may, (but is not required to) at its election and without waiver of its rights perform such obligation and/or pay such amount. Within five (5) Business Days after written notice to LESSEE of the amount paid by LESSOR on behalf of LESSEE, LESSEE will repay such amount to LESSOR together with Default Interest. Such payment to LESSOR will constitute additional Rent payable by LESSEE to LESSOR hereunder. Any payment, performance or compliance by LESSOR of a LESSEE obligation hereunder will not affect the occurrence or continuance of a Default or Event of Default as the case may be.

5.13 Consideration for Rent and other Amounts. The amount of the Rent and other payments contained herein are in consideration of LESSEE’s waiver of warranties and indemnities set forth in Articles 8 and 17, respectively, and the other provisions of this Lease.

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ARTICLE 6          INVOLVEMENT WITH AIRCRAFT MANUFACTURER

6.1 LESSEE Selection of Aircraft. LESSEE ACKNOWLEDGES THAT THE DESCRIPTION OF THE AIRCRAFT SET FORTH IN THIS LEASE IS BASED UPON INFORMATION SUPPLIED BY MANUFACTURER. LESSEE COVENANTS TO LESSOR THAT LESSEE HAS USED ITS OWN JUDGMENT IN SELECTING THE AIRCRAFT AND HAS DONE SO BASED ON ITS SIZE, DESIGN AND TYPE. LESSEE ACKNOWLEDGES THAT LESSOR IS NOT A MANUFACTURER, REPAIRER OR SERVICING AGENT OF THE AIRCRAFT.

6.2 Participation Agreement. LESSEE has the right to inspect the Aircraft during the manufacture process and to attend and observe the acceptance tests of the Aircraft pursuant to the terms of a Participation Agreement to be entered into between LESSEE and LESSOR in the form set forth in Exhibit B.

6.3 Procurement of BFE. LESSEE’s and LESSOR’s technical representatives will meet and determine which of LESSEE or LESSOR will provide specific items of BFE. Such BFE will then be provided to Manufacturer by LESSEE or LESSOR, as applicable, within the time frames required by Manufacturer.

6.4 Assignment of Training. LESSOR hereby assigns to LESSEE all rights to training to which LESSOR is entitled as a result of LESSOR’s purchase of the Aircraft and lease of the Aircraft to LESSEE. If LESSEE fails to take Delivery of the Aircraft when tendered in accordance with Article 6.7, LESSEE will immediately pay to LESSOR an amount equal to the Dollar value of such training based on what the training would have cost LESSEE had LESSEE purchased such training directly from Manufacturer.

6.5 LESSEE Inspection of Aircraft. During the course of final assembly of the Aircraft, and at Delivery, LESSEE will have its own representative present to inspect the Aircraft and to ensure its conformity with LESSEE’s needs and the terms of this Lease. LESSEE will have ground inspection and acceptance flight rights with respect to the Aircraft. LESSEE acknowledges that, as between LESSEE and LESSOR, in accepting the Aircraft LESSEE is relying on its own inspection and knowledge of the Aircraft in determining whether the Aircraft meets the requirements of this Lease.

6.6 Aircraft at Delivery. At Delivery, the Aircraft will be as set forth in Exhibit A, as such description may be modified by any change requests agreed to among LESSEE, LESSOR and Manufacturer (which will be reflected in amendment(s) to this Lease). In the event of any discrepancies, LESSEE and LESSOR will cooperate in good faith with one another and with Manufacturer and Engine manufacturer, as applicable, in order to arrive at a mutually acceptable resolution of any such discrepancies.

18	ARTICLE 6 INVOLVEMENT WITH AIRCRAFT MANUFACTURER

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6.7 Delivery of the Aircraft to LESSEE. Subject to LESSEE having performed all of the conditions precedent to Delivery set forth herein, immediately following delivery of the Aircraft from Manufacturer to LESSOR, LESSOR will deliver the Aircraft to LESSEE at the Delivery Location. Provided that the Aircraft is in the condition required by Article 6.6, upon the tender of the Aircraft by LESSOR to LESSEE, LESSEE will accept the Aircraft and the date of tender by LESSOR to LESSEE will be deemed to be the Delivery Date for all purposes under this Lease, including but not limited to the commencement of LESSEE’s obligation to pay Rent hereunder.

6.8 LESSEE Acceptance of Aircraft. If LESSEE fails to (a) comply with its obligations set forth in Article 6.2, (b) comply with the conditions contained in Articles 7.1 and 7.2 so as to allow Delivery to take place immediately following delivery of the Aircraft by Manufacturer to LESSOR or (c) take delivery of the Aircraft when properly tendered for delivery by LESSOR in the condition required hereunder, LESSEE will indemnify LESSOR for all costs and expenses incurred by LESSOR as a result thereof including (but without limitation) any payments other than the purchase price which LESSOR becomes obliged to make to Manufacturer.

19	ARTICLE 6 INVOLVEMENT WITH AIRCRAFT MANUFACTURER

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ARTICLE 7          PRE-DELIVERY, DELIVERY AND POST-DELIVERY DOCUMENTARY AND OTHER REQUIREMENTS

7.1 Pre-Delivery Requirements. LESSEE will do each of the following prior to the Scheduled Delivery Date of the Aircraft within the time frames set forth below:

7.1.1	Within one (1) month after execution of this Lease, LESSEE will deliver to LESSOR each of the following:

(a) copies of resolutions of the Board of Directors of LESSEE or other written evidence of appropriate corporate action, duly certifying and authorizing the lease of the Aircraft hereunder and the execution, delivery and performance of this Lease, together with an incumbency certificate as to the person or persons authorized to execute and deliver documents on behalf of LESSEE hereunder; and

(b) if available, a letter from the Aviation Authority in the form and substance of Exhibit E.

7.1.2

At least five (5) Business Days prior to the Scheduled Delivery Date, LESSEE will have delivered to LESSOR a Certificate of Insurance and Brokers’ Letter of Undertaking in the form and substance of Exhibits C and D, respectively, from LESSEE’s insurance brokers evidencing insurance of the Aircraft in accordance with this Lease from the Delivery Date.

7.1.3	At least three (3) Business Days prior to the Scheduled Delivery Date, LESSEE will do each of the following:

(a) pay to LESSOR the first monthly installment of Rent in accordance with Article 5.3.2;

(b) LESSEE’s counsel will deliver an opinion in form and substance of Exhibit G or as otherwise reasonably satisfactory to LESSOR;

(c) provide LESSOR with documents evidencing that LESSEE has obtained any necessary licenses for the importation and ferrying of the Aircraft into Macau and that all applicable customs duties and sales taxes in respect of the Aircraft have been discharged by LESSEE (or arrangements satisfactory to LESSOR have been made for obtaining or paying for the same);

20	ARTICLE 7 PRE-DELIVERY, DELIVERY AND POST-DELIVERY DOCUMENTARY AND OTHER REQUIREMENTS

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(d) provide LESSOR with documents reasonably requested by LESSOR evidencing the issuance of each approval, license and consent which may be required in connection with the remittance to LESSOR of any amount payable under this Lease or the performance by LESSEE of any of its obligations hereunder (including without limitation any exchange control approval);

(e) provide LESSOR with a copy of such Aviation Documents as may be available prior to the Scheduled Delivery Date;

(f) provide LESSOR with a power of attorney empowering LESSEE’s representative, who may be an officer or employee of LESSEE, to accept the Aircraft on behalf of LESSEE;

(g) provide LESSOR with a power of attorney in the form of Exhibit H; and

(h) provide LESSOR with such other documents as LESSOR may reasonably request.

7.2 Delivery Requirements. On the Delivery Date of the Aircraft, each of the following will occur.

7.2.1	LESSEE will execute and deliver to LESSOR an Estoppel and Acceptance Certificate in the form of Exhibit F covering the Aircraft and effective as of the Delivery Date.

7.2.2	If not previously done, LESSEE and LESSOR will sign an amendment or supplement to Exhibit A evidencing all agreed-to changes to the specification of the Aircraft.

7.2.3	LESSEE will deliver a certificate signed by an officer of LESSEE stating all of the following:

(a) the representations and warranties contained in Article 20 are true and accurate on and as of the Delivery Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b) no Default has occurred and is continuing or will result from LESSEE’s lease of the Aircraft hereunder, and

(c) such officer has examined the Creditor Agreements between LESSEE and the other Creditors and none of such Creditor Agreements contains terms which provide

21	ARTICLE 7 PRE-DELIVERY, DELIVERY AND POST-DELIVERY DOCUMENTARY AND OTHER REQUIREMENTS

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or contemplate that such Creditors will obtain any right, title or interest in an Engine which is installed on another aircraft (or, if this is not the case, such officer will identify in the certificate the parties, the aircraft and the Creditor Agreements for which this statement is untrue).

7.2.4

If any Creditor Agreement provides or contemplates that such Creditor will obtain any right, title or interest in an Engine which is installed on such Creditor’s aircraft, LESSEE will deliver to LESSOR an engines cooperation agreement in form and substance acceptable to LESSOR which is executed by LESSEE and LESSEE’s Creditors (as defined therein).

7.2.5

LESSOR will deliver to LESSEE an assignment of Manufacturer and Engine manufacturer rights in the form and substance of Exhibits I and J, respectively, and concurrently therewith LESSOR, to the extent it has not previously done so, will be deemed to have assigned all applicable product support and training with the exception of Manufacturer field service representative, which will not be provided.

7.2.6	LESSEE will deliver to LESSOR a copy of such Aviation Documents as have not been previously delivered which are available.

7.3 Post-Delivery Requirements.

7.3.1	Within seven (7) days after Delivery, if not previously provided, LESSEE will do each of the following:

(a) LESSEE will procure registration of the Aircraft in the register of aircraft of the State of Registration showing LESSOR as the owner and will provide evidence of the same to LESSOR;

(b) provide LESSOR with copies of all Aviation Documents not previously delivered; and

(c) if the Aircraft could not be registered at Delivery, provide LESSOR with a follow-up opinion of counsel advising that the Aircraft has been registered in the State of Registration and that all necessary filings have been made.

7.3.2	Within one (1) month after Delivery, LESSEE will provide LESSOR with a Technical Evaluation Report for the Aircraft in the form and substance of Exhibit M, as revised.

7.4 LESSOR Delivery Requirements. LESSEE’s obligation to lease the Aircraft from LESSOR hereunder will be conditioned upon the representations and warranties of LESSOR

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set forth in Article 21 being correct at the time given and as if repeated on the Delivery Date. Further, LESSEE’s obligation to lease the Aircraft from LESSOR will be conditioned upon LESSOR delivering to LESSEE a certified copy of the Export Certificate of Airworthiness in respect of the Aircraft issued by the DGAC.

23	ARTICLE 7 PRE-DELIVERY, DELIVERY AND POST-DELIVERY DOCUMENTARY AND OTHER REQUIREMENTS

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ARTICLE 8         DISCLAIMERS

LESSOR HAS COMMITTED TO LESSEE THAT ON THE DELIVERY DATE THE AIRCRAFT WILL BE IN THE CONDITION REQUIRED BY ARTICLE 6. SUCH COMMITMENT OR COVENANT ON THE PART OF LESSOR EXPIRES AND THE DISCLAIMERS SET FORTH IN THIS ARTICLE 8 APPLY UPON LESSEE’S ACCEPTANCE OF THE AIRCRAFT AND EXECUTION OF THE ESTOPPEL AND ACCEPTANCE CERTIFICATE. AFTER SUCH TIME, THEN AS BETWEEN LESSOR AND LESSEE:

8.1 “As Is, Where Is”. LESSEE AGREES THAT IT IS LEASING THE AIRCRAFT “AS IS, WHERE IS”. LESSEE UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT NEITHER LESSOR NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES HAVE MADE OR WILL BE DEEMED TO HAVE MADE ANY TERM, CONDITION, REPRESENTATION, WARRANTY OR COVENANT EXPRESS OR IMPLIED (WHETHER STATUTORY OR OTHERWISE) AS TO (a) THE CAPACITY, AGE, AIRWORTHINESS, VALUE, QUALITY, DURABILITY, CONFORMITY TO THE PROVISIONS OF THIS LEASE, DESCRIPTION, CONDITION (WHETHER OF THE AIRCRAFT, ANY ENGINE, ANY PART THEREOF OR THE AIRCRAFT DOCUMENTATION), DESIGN, WORKMANSHIP, MATERIALS, MANUFACTURE, CONSTRUCTION, OPERATION, DESCRIPTION, STATE, MERCHANTABILITY, PERFORMANCE, FITNESS FOR ANY PARTICULAR USE OR PURPOSE (INCLUDING THE ABILITY TO OPERATE OR REGISTER THE AIRCRAFT OR USE THE AIRCRAFT DOCUMENTATION IN ANY OR ALL JURISDICTIONS) OR SUITABILITY OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, KNOWN OR UNKNOWN, APPARENT OR CONCEALED, EXTERIOR OR INTERIOR, (b) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHTS, (c) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE OR (d) EXCEPT AS STATED IN ARTICLES 21.1.5 AND 21.2, ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND EXTINGUISHED.

8.2 Waiver of Warranty of Description. IN CONSIDERATION OF (a) LESSEE’S RIGHTS HEREUNDER TO INSPECT THE AIRCRAFT AND (b) LESSOR’S ASSIGNMENT TO LESSEE OF ANY EXISTING AND ASSIGNABLE WARRANTIES OF MANUFACTURER AND ENGINE MANUFACTURER, LESSEE HEREBY AGREES THAT ITS ACCEPTANCE OF THE AIRCRAFT AT DELIVERY AND ITS EXECUTION AND

24	ARTICLE 8 DISCLAIMERS

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DELIVERY OF THE ESTOPPEL AND ACCEPTANCE CERTIFICATE CONSTITUTE LESSEE’S WAIVER OF THE WARRANTY OF DESCRIPTION, ANY CLAIMS LESSEE MAY HAVE AGAINST LESSOR BASED UPON THE FAILURE OF THE AIRCRAFT TO CONFORM WITH SUCH DESCRIPTION AND ANY AND ALL RIGHTS IT MAY HAVE TO THE REMEDIES SET FORTH IN SECTIONS 10508 THROUGH 10522 OF THE CALIFORNIA COMMERCIAL CODE. EVEN IF AT ANY TIME THE FAILURE OF THE AIRCRAFT TO CONFORM TO SUCH DESCRIPTION SUBSTANTIALLY IMPAIRS THE VALUE AND UTILITY OF THE AIRCRAFT AND EITHER (i) LESSEE ACCEPTED THE AIRCRAFT BASED ON A REASONABLE ASSUMPTION THAT THE NONCONFORMITY WOULD BE CURED AND IT WAS NOT SEASONABLY CURED OR (ii) LESSEE ACCEPTED THE AIRCRAFT WITHOUT DISCOVERING THE NONCONFORMITY BUT LESSEE’S ACCEPTANCE OF THE AIRCRAFT WAS REASONABLY INDUCED EITHER BY LESSOR’S ASSURANCES OR BY THE DIFFICULTY OF DISCOVERING ANY DEFECT PRIOR TO ACCEPTANCE, LESSEE AGREES NOT TO LOOK TO LESSOR FOR DAMAGES OR RELIEF ARISING OUT OF THE FAILURE OF THE AIRCRAFT TO CONFORM TO SUCH DESCRIPTION.

8.3 LESSEE Waiver. LESSEE hereby waives as between itself and LESSOR and agrees not to seek to establish or enforce any rights and remedies, express or implied (whether statutory or otherwise) against LESSOR or the Aircraft relating to any of the matters mentioned in Articles 8.1 or 8.2 and the leasing thereof by LESSOR to LESSEE.

8.4 Conclusive Proof. DELIVERY BY LESSEE TO LESSOR OF THE ESTOPPEL AND ACCEPTANCE CERTIFICATE WILL BE CONCLUSIVE PROOF AS BETWEEN LESSOR AND LESSEE THAT LESSEE’S TECHNICAL EXPERTS HAVE EXAMINED AND INVESTIGATED THE AIRCRAFT AND ENGINES AND (a) EACH IS AIRWORTHY AND IN GOOD WORKING ORDER AND REPAIR AND (b) THE AIRCRAFT AND ENGINES AND THE AIRCRAFT DOCUMENTATION ARE WITHOUT DEFECT (WHETHER OR NOT DISCOVERABLE AT DELIVERY) AND IN EVERY WAY SATISFACTORY TO LESSEE.

8.5 No LESSOR Liability for Losses. LESSEE agrees that LESSOR will not be liable to LESSEE, any sublessee or any Person, whether in contract or tort and however arising, for any cost, loss or damage (consequential or otherwise) arising out of the condition of the Aircraft, whether or not due in whole or in part to an act or omission or the active or passive negligence of LESSOR.

8.6 No Liability to Repair or Replace. LESSOR will not be liable for any expense in repairing or replacing any item of the Aircraft or be liable to supply another aircraft or any item in lieu of the Aircraft or any Part thereof if the same is lost, confiscated, damaged, destroyed or otherwise rendered unfit for use.

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8.7 No Waiver. Nothing in this Article 8 or elsewhere in this Lease will be deemed to be a waiver by LESSEE of any rights it may have against Manufacturer, the Engine manufacturer or any other Person.

26	ARTICLE 8 DISCLAIMERS

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ARTICLE 9        MANUFACTURERS’ AND VENDORS’ WARRANTIES

9.1 Warranties. As set forth in Article 7.2.5, at Delivery LESSOR will assign to LESSEE for the duration of the Lease Term the benefit of all warranties and indemnities given to LESSOR by Manufacturer and the Engine manufacturer. Effective on the Delivery Date, all other vendor warranties with respect to the Aircraft are hereby assigned by LESSOR to LESSEE.

9.2 Reassignment. On the Termination Date, the benefit of any warranty assigned by LESSOR to LESSEE pursuant to Article 7.2.5 will be reassigned automatically to LESSOR or its designee. LESSEE’s rights under such warranties (including LESSEE’s claims and rights to payment thereunder) will revert to LESSOR during any period in which an Event of Default is continuing. LESSEE at its own cost and expense will do all such things and execute such documents as may be required for this purpose.

9.3 Warranty Claims. LESSEE will diligently and promptly pursue any valid claims it may have against Manufacturer and others under such warranties with respect to the Aircraft and will provide notice of the same to LESSOR.

27	ARTICLE 9 MANUFACTURERS’ AND VENDORS’ WARRANTIES

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ARTICLE 10        OPERATION OF AIRCRAFT

10.1 Costs of Operation. LESSEE will pay all costs incurred in the operation of the Aircraft during the Lease Term, for profit or otherwise, including the costs of flight crews, cabin personnel, fuel, oil, lubricants, maintenance, insurance, storage, landing and navigation fees, airport charges, passenger service and any and all other expenses of any kind or nature, directly or indirectly, in connection with or related to the use, movement and operation of the Aircraft. The obligations, covenants and liabilities of LESSEE under this paragraph arising prior to return of the Aircraft to LESSOR will continue in full force and effect, notwithstanding the termination of this Lease or expiration of the Lease Term.

10.2 Compliance with Laws. LESSEE agrees throughout the Lease Term to maintain operational control of the Aircraft and use the Aircraft in accordance with applicable Laws of the State of Registration and of any country, state, territory or municipality into or over which LESSEE may operate and in accordance with the applicable regulations of IATA. LESSEE will not employ, suffer or cause the Aircraft to be used in any business which is forbidden by Law or in any manner which may render it liable to condemnation, destruction, seizure, or confiscation by any authority. LESSEE will not permit the Aircraft to fly to any airport or country if so doing would cause LESSOR to be in violation of any U.S. Law.

10.3 Training. LESSEE will not use the Aircraft for testing or for training of flight crew members other than LESSEE crew members and will not use the Aircraft for training any more than it utilizes for training the other aircraft in its fleet.

10.4 No Violation of Insurance Policies. LESSEE will not use or permit the Aircraft to be used in any manner or for any purpose which is not covered by the insurance policies LESSEE is required to carry and maintain as set forth in this Lease. LESSEE will not carry any goods of any description excepted or exempted from such policies or do any other act or permit to be done anything which could reasonably be expected to invalidate or limit any such insurance policy.

10.5 Flight Charges.

10.5.1

LESSEE will pay promptly when due all enroute navigation charges, navigation service charges and all other charges payable by LESSEE, and incurred during the Lease Term, for the use of or for services provided at any airport, whether in respect of the Aircraft or any other aircraft of LESSEE, and will indemnify and hold LESSOR harmless in respect of the same. This indemnity will continue in full force and effect notwithstanding the termination or expiration of the Lease Term for any reason or the return of the Aircraft.

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10.5.2

If requested by LESSOR, LESSEE will provide LESSOR with a list of the airports to which LESSEE regularly operates the Aircraft or its other aircraft. LESSEE hereby authorizes Eurocontrol or another aviation authority or airport or creditor claiming rights on the Aircraft to confirm the status of LESSEE’s payments to such creditor for the Aircraft and its other aircraft, as and when requested by LESSOR.

29	ARTICLE 10 OPERATION OF AIRCRAFT

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ARTICLE 11        SUBLEASES

11.1 No Sublease without LESSOR Consent. LESSEE WILL NOT SUBLEASE OR PART WITH POSSESSION OF THE AIRCRAFT (EXCEPT FOR MAINTENANCE AND REPAIR) AT ANY TIME WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR (NOT TO BE UNREASONABLY WITHHELD OR DELAYED) AND IN ACCORDANCE WITH SUCH REQUIREMENTS AS MAY FROM TIME TO TIME BE AGREED IN WRITING BETWEEN LESSOR AND LESSEE. THE WET LEASING OF THE AIRCRAFT DURING THE LEASE TERM (IN WHICH LESSEE AND ITS CREWS RETAIN OPERATIONAL CONTROL OF THE AIRCRAFT) WILL NOT BE CONSIDERED A SUBLEASE OF THE AIRCRAFT.

11.1.1	It shall not be unreasonable for LESSOR to withhold its consent to a sublease or assignment unless:

(a) LESSOR and LESSOR’s Lender (if any) are satisfied (with the support of an independent local legal opinion) that their respective interests as owner of the Aircraft and mortgagee (if any) will be fully recognized and protected in the jurisdiction in which the Aircraft is proposed to be based;

(b) LESSOR is satisfied (in its absolute discretion) and LESSEE has certified to LESSOR’s Lender that the terms of the proposed sublease neither conflict nor are inconsistent with the terms of this Lease; and

(c) the sublease is subject and subordinate to this Lease and prohibits further derivative subleasing.

11.1.2

The wet leasing of the Aircraft during the Lease Term (in which LESSEE and its crews retain operational control of the Aircraft) will not be considered a sublease of the Aircraft and will be permitted without LESSOR’s consent, provided that (a) the Aircraft remains registered in the State of Registration, (b) the Aircraft will neither be based nor operated in a Prohibited Country, (c) LESSEE provides LESSOR with either a certified copy of the applicable provisions from the wet lease agreement or an officer’s certificate indicating whether LESSEE or the wet lessee will be responsible for maintaining the primary passenger, baggage and cargo liability insurance relating to operation under the wet lease and (d) LESSEE complies with Article 18.4.

11.2 Subleasing Proposal Fee. LESSEE will indemnify LESSOR on demand for all out-of-pocket expenses (including legal fees) incurred in connection with LESSOR’s assessment of the subleasing proposal or its implementation.

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11.3 Any Approved Sublease. Any sublease approved by LESSOR will be for a term no greater than the remaining Lease Term and contain provisions consistent with this Lease protecting LESSOR’s title to the Aircraft, providing appropriate LESSOR indemnities, regarding the maintenance and repair standards for the Aircraft, concerning the insurances which will be carried by the sublessee and the circumstances which constitute a Total Loss of the Aircraft. Any such sublease will be subject and subordinate to this Lease. In its sole discretion, LESSOR may require an opinion of counsel in connection with such sublease, including LESSOR’s rights to repossess the Aircraft in the event of an Event of Default hereunder or under the sublease. LESSEE will not amend the terms of any approved sublease without the prior written consent of LESSOR, which will not be unreasonably withheld.

11.4 Assignment of Sublease. At the request of LESSOR, any approved sublease will be assigned to LESSOR as security. LESSEE will deliver the original counterpart of the sublease to LESSOR and make any filings necessary to protect LESSOR’s security interest.

11.5 Continued Responsibility of LESSEE. LESSEE will continue to be responsible for performance of its obligations under this Lease during any period of sublease or wet lease.

31	ARTICLE 11 SUBLEASES

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ARTICLE 12        MAINTENANCE OF AIRCRAFT

12.1 General Obligation. During the Lease Term and until the Aircraft is returned to LESSOR in the condition required by this Lease, LESSEE alone has the obligation, at its expense, to maintain and repair the Aircraft, Engines and all of the Parts (a) in accordance with the Maintenance Program, (b) in accordance with the rules and regulations of the Aviation Authority, (c) in accordance with Manufacturer’s type design, (d) in accordance with any other regulations or requirements necessary in order to maintain a valid Certificate of Airworthiness for the Aircraft and meet the requirements at all times during the Lease Term and upon return of the Aircraft to LESSOR for issuance of a standard Certificate of Airworthiness for transport category aircraft issued by the FAA in accordance with FAR Part 21 (except during those periods when the Aircraft is undergoing maintenance or repairs as required or permitted by this Lease and to the extent in conflict with the requirements of the Aviation Authority or the applicable aviation authority of the Manufacturer) and (e) in the same manner and with the same care as used by LESSEE with respect to similar aircraft and engines operated by LESSEE and without in any way discriminating against the Aircraft.

12.2 Specific Obligations. Without limiting Article 12.1, LESSEE agrees that such maintenance and repairs will include but will not be limited to each of the following specific items:

(a) performance in accordance with the Maintenance Program of all routine and non-routine maintenance work;

(b) incorporation in the Aircraft of all Airworthiness Directives, all alert service bulletins of Manufacturer, Engine manufacturer and other vendors or manufacturers of Parts incorporated on the Aircraft and any service bulletins which must be performed in order to maintain the warranties on the Aircraft, Engines and Parts;

(c) incorporation in the Aircraft of all other service bulletins of Manufacturer, the Engine manufacturer and other vendors which LESSEE schedules to adopt within the Lease Term for the rest of its A319 aircraft fleet. It is the intent of the parties that the Aircraft will not be discriminated from the rest of LESSEE’s fleet in service bulletin compliance (including method of compliance) or other maintenance matters. LESSEE will not discriminate against the Engines with respect to Overhaul build standards and life limited part replacements;

(d) incorporation in the Maintenance Program for the Aircraft of a corrosion prevention and control program as recommended by Manufacturer, the Aviation Authority and the FAA and the correction of any discrepancies in accordance with the recommendations of Manufacturer and the Structural Repair Manual. In addition, all inspected areas will be properly treated with corrosion inhibitor as recommended by Manufacturer;

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(e) incorporation into the Maintenance Program of an anti-fungus/biological growth and contamination prevention, control and treatment program of all fuel tanks in accordance with Manufacturer’s approved procedures;

(f) providing LESSOR with written summaries of all sampling programs involving or affecting the Aircraft;

(g) maintaining in English and keeping in an up-to-date status the records and historical documents set forth in Attachment 1 of Exhibit K;

(h) maintaining historical records, in English, for condition-monitored, hard time and life limited Parts (including tags from the manufacturer of such Part or a repair facility which evidence that such Part is new or overhauled and establish authenticity, total time in service and time since overhaul for such Part), the hours and cycles the Aircraft and Engines operate and all maintenance and repairs performed on the Aircraft;

(i) properly documenting all repairs, Modifications and alterations and the addition, removal or replacement of equipment, systems or components in accordance with the rules and regulations of the Aviation Authority and reflecting such items in the Aircraft Documentation. In addition, all repairs to the Aircraft will be accomplished in accordance with Manufacturer’s Structural Repair Manual (or FAA-approved data supported by FAA Form 8110-3 or equivalent). All Modifications and alterations will also be accomplished in accordance with FAA-approved data supported by FAA Form 8110-3 or equivalent; and

(j) ensuring that Overhauls are accomplished utilizing maintenance and quality control procedures approved by the Aviation Authority and that the repair agency provides a complete record of all work performed during the course of such Overhaul and certifies that such Overhaul was accomplished, that the equipment is airworthy and released for return to service and that the Overhaul was in conformity with the original type design.

33	ARTICLE 12 MAINTENANCE OF AIRCRAFT

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12.3	Replacement of Parts.

12.3.1

LESSEE, at its own cost and expense, will promptly replace all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered unfit or beyond economical repair (BER) for use for any reason. In the ordinary course of maintenance, service, repair, Overhaul or testing, LESSEE may remove any Part provided that LESSEE replaces such Part as promptly as practicable. All replacement Parts will (a) be free and clear of all Security Interests (except Permitted Liens) of any kind or description, (b) be in airworthy condition and of at least equivalent model, service bulletin and modification status and have a value and utility at least equal to the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof and (c) have a current “serviceable tag” of the manufacturer or maintenance facility providing such items to LESSEE, indicating that such Parts are new, serviceable or Overhauled. With respect to replacement modules in an Engine, the replacement module will not have been previously operated at a higher thrust rating than the replaced module. So long as a substitution meets the requirements of the Maintenance Program and Aviation Authority, LESSEE may substitute for any Part a part that does not meet the requirements of the foregoing sentence if a complying Part cannot be procured or installed within the available groundtime of the Aircraft and as soon as practicable the noncomplying part is removed and replaced by a complying Part.

12.3.2

All Parts removed from the Airframe or any Engine will remain the property of LESSOR and subject to this Lease no matter where located, until such time as such Parts have been replaced by Parts (which have been incorporated or installed in or attached to the Airframe or such Engine) which meet the requirements for replacement Parts specified above and title to such replacement Parts has passed to LESSOR under the Laws of the State of Registration and lex situs. To the extent permitted by the Laws of the State of Registration and the lex situs it is the intent of LESSOR and LESSEE that without further act and immediately upon any replacement Part becoming incorporated, installed or attached to the Airframe or an Engine as above provided, (a) title to the removed Part will thereupon vest in LESSEE, free and clear of all rights of LESSOR or LESSOR’s Liens, (b) title to the replacement Part will thereupon vest in LESSOR free and clear of all rights of LESSEE and (c) such replacement Part will become subject to this Lease and be deemed to be a Part hereunder to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine.

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12.4	Removal of Engines.

12.4.1	If an Engine is removed for testing, service, repair, maintenance, Overhaul work, alterations or modifications, title to such Engine will at all times remain vested in LESSOR.

12.4.2	LESSEE will be entitled to remove any of the Engines from the Aircraft and install another engine or engines on the Aircraft, provided that LESSEE complies with each of the following obligations:

(a) the insurance requirements set forth in Article 18 and Exhibit C are in place;

(b) LESSEE ensures that the identification plates referred to in Article 15 are not removed from any Engine upon such Engine being detached from the Aircraft; and

(c) title to the Engine remains with LESSOR free from all Security Interests (except Permitted Liens) regardless of the location of the Engine or its attachment to or detachment from the Aircraft.

12.5 Pooling of Engines and Parts. With LESSOR’s prior written consent, not to be unreasonably withheld, LESSEE may subject the Engines and Parts to normal interchange or pooling agreements with responsible international scheduled commercial air carriers customary in the airline industry and entered into by LESSEE in the ordinary course of its business with respect to its entire A319 fleet so long as (a) in the case of pooling of an Engine, such Engine is returned to LESSEE within two (2) months, (b) no transfer of title to the Engine occurs, (c) all other terms of this Lease continue to be observed with respect to the Engines or Parts, including but not limited to Articles 8, 10, 12, 14, 15, 16, 17, 18 and 19 and (d) LESSEE continues to be fully responsible to LESSOR for the performance of all of its obligations hereunder.

12.6 Installation of Engines on other aircraft. Any Engine removed from the Aircraft may be installed on another aircraft in LESSEE’s fleet which utilizes engines of the same type as the Engine only if one of the situations described in this Article 12.6 exists:

12.6.1	LESSEE or LESSOR has title to such other aircraft free and clear of all Security Interests (except Permitted Liens).

12.6.2

LESSEE, LESSOR and all of the Creditors of LESSEE of such aircraft enter into an engines cooperation agreement in form and substance acceptable to LESSOR in which each party agrees to recognize one another’s rights in the engines. LESSEE will reimburse LESSOR and its Lender for their reasonable attorneys’ fees and costs in negotiating and finalizing engine cooperation agreement arrangements with LESSEE and its Creditors.

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12.6.3

Such other aircraft is subject to a Creditor Agreement (but no other Security Interests except Permitted Liens) which by its terms expressly or effectively states that such Creditor and its successors and assigns will not acquire any right, title or interest in any Engine by reason of such Engine being installed on such aircraft. To evidence the foregoing, at or before Delivery, LESSEE will provide LESSOR with an opinion of counsel and officer’s certificate as to this matter (and such an opinion of counsel and officer’s certificate will be provided during the Lease Term with respect to other Creditor Agreements regarding aircraft entering LESSEE’s operating fleet subsequent to Delivery). LESSEE hereby agrees that if LESSOR’s title to an Engine is in fact impaired under any such Creditor Agreement, such impairment will be a Total Loss of such Engine and the provisions of Article 19.5 will apply. To the extent another Creditor Agreement contains such provisions, then LESSOR hereby agrees for the benefit of the Creditor of such Creditor Agreement that neither LESSOR nor its successors or assigns will acquire or claim any right, title or interest in any engine in which LESSEE or another Creditor has an interest as a result of such engine being installed on the Airframe.

12.7 Engine Thrust Rating. If an Engine is utilized by LESSEE on the Aircraft or on any other airframe (or if the Engine is utilized by any sublessee or user under a pooling arrangement in accordance with this Lease) at a thrust rating greater than the thrust rating set forth in Exhibit A, LESSEE will promptly notify LESSOR and the Engine Reserve amounts set forth in Article 5.4.1 will be increased in an amount proportional to the accelerated rate of deterioration of the Engine resulting from the increased thrust rating.

12.8	Modifications.

12.8.1

No modification, alteration, addition or removal to the Aircraft (“Modification”) expected to cost over *                              U.S. Dollars (US$ *             ) or deviation from the Aircraft’s original type design or configuration will be made without the prior written consent of LESSOR, which consent will not be unreasonably withheld. “Modifications” do not include Airworthiness Directives or Manufacturer’s recommended service bulletins, for which LESSOR’s consent is not required.

12.8.2

LESSOR may review LESSEE’s proposed designs, plans, engineering drawings and diagrams, and flight and maintenance manual revisions for any proposed Modification. If requested by LESSOR, LESSEE will furnish LESSOR (at LESSEE’s expense) with such documents in final form and any other documents required by Law, as a result of such Modification. All Modifications incorporated on the Aircraft will be properly documented in the Aircraft Documentation and be fully approved by the Aviation Authority.

36	ARTICLE 12 MAINTENANCE OF AIRCRAFT

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

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12.8.3

Notwithstanding any other provision of this Lease, no Modification will be made which has the effect of decreasing the utility or value of the Aircraft or invalidating any warranty applicable to the Aircraft.

12.8.4	No Modification will be made by LESSEE if an Event of Default exists and is continuing hereunder.

12.8.5

Unless otherwise agreed by LESSOR in writing, all permanent or structural Modifications will forthwith become a part of the Aircraft and LESSEE relinquishes to LESSOR all rights and title thereto. However, all temporary and non-structural Modifications will remain the property of LESSEE and, at LESSOR’s request and LESSEE’s cost, will be removed from the Aircraft prior to return of the Aircraft, with LESSEE restoring the Aircraft to the condition it was in prior to the Modification in a manner cosmetically acceptable to LESSOR. Notwithstanding the foregoing, no such removal will be permitted without LESSOR’s permission after the occurrence of an Event of Default hereunder and immediately upon the occurrence of an Event of Default hereunder, without the requirement of any further act or notice, all right, title and interest in such Modifications will immediately vest in LESSOR, provided that if such Event of Default is remedied or waived, all rights title and interest in such Modification will without requirement for any further act or notice immediately revest in LESSEE (unless LESSOR has exercised any or all of its rights pursuant to the Lease on account of such Event of Default).

12.8.6	LESSOR will bear no liability for the cost of Modifications of the Aircraft whether in the event of grounding or suspensions of certification, or for any other cause.

12.9 Performance of Work by Third Parties. Whenever maintenance and repair work on the Aircraft or Engines will be regularly performed by a Person other than LESSEE, such Person will be an FAA-authorized repair station.

12.10	Reporting Requirements.

12.10.1

Commencing with a report furnished ten (10) days after the end of the calendar month in which Delivery occurs, LESSEE will furnish to LESSOR a Monthly Report in English in the form attached hereto as Exhibit L. Each Monthly Report will be furnished within ten (10) days after the end of each calendar month, except that the Monthly Report pertaining to the last month (or any portion thereof) of the Lease Term will be furnished to LESSOR on the Termination Date.

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12.10.2

Within thirty (30) days after completion of each “C” check on the Aircraft, LESSEE will provide LESSOR with a Technical Evaluation Report for the Aircraft in the form and substance of Exhibit M, as revised.

12.11 Information Regarding Maintenance Program. LESSEE will provide LESSOR with a copy of or information regarding the Maintenance Program for the Aircraft, as requested by LESSOR.

12.12 LESSOR Rights to Inspect Aircraft. On reasonable notice, LESSOR and/or its authorized agents or representatives will have the right to inspect the Aircraft and Aircraft Documentation. LESSOR agrees that such requests will be coordinated with LESSEE so as to cause the minimum practical disturbance to LESSEE’s operation or its personnel. LESSEE agrees to cooperate with LESSOR in making the Aircraft and Aircraft Documentation available to such authorized technical teams. LESSOR will have no duty to make any such inspection and will not incur any liability or obligation by reason of (and LESSEE’s indemnity obligations pursuant to Article 17 will apply notwithstanding) not making any such inspection or by reason of any reports it receives or any reviews it may make of the Aircraft records.

38	ARTICLE 12 MAINTENANCE OF AIRCRAFT

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ARTICLE 13        USE OF RESERVES

13.1 Airframe Reserves. LESSOR will reimburse LESSEE from the Airframe Reserves for the actual cost of the structural inspection portion of completed scheduled 5 year, 10 year or 24,000 flight cycle complete zonal and structural checks as described in the MPD and the rectification of any structural deficiencies resulting from such inspections, with work performed for all other causes excluded, including those causes set forth in Article 13.5. Subject to Article 16.1 and excluding handling, packaging and shipping charges, reimbursement will be made up to the amount in the Airframe Reserve.

13.2	Engine Performance Restoration Reserves.

13.2.1

Subject to the limitations set forth in Article 13.2.2, LESSOR will reimburse LESSEE from the Engine Performance Restoration Reserves for the actual cost associated with performance restoration or the replacement of life limited parts or permanent repair of on-condition parts in the basic Engine during completed Engine shop visits (i.e. heavy maintenance visits) requiring off-wing teardown and/or disassembly, with work performed for all other causes excluded, including those causes set forth in Article 13.5. Subject to Articles 13.2.2 and 16.1 and excluding handling, packaging and shipping charges, reimbursement for an Engine will be made up to the amount in the Engine Performance Restoration Reserves applicable to such Engine.

13.2.2

Reimbursement from the Engine Performance Restoration Reserves will be limited as to each module of such Engine in accordance with the following percentages of the remaining total amount in the Engine Performance Restoration Reserves for such Engine:

*     %    Fan & Accessory Gearbox

*     %    High Pressure Compressor

*     %    High Pressure Turbine

*     %    Low Pressure Turbine

13.3 Engine LLP Reserves. LESSOR will reimburse LESSEE from the Engine LLP Reserves for an Engine for the actual out-of-pocket materials cost without overhead, mark-up or profit factor associated with the replacement of life-limited Parts in such Engine during completed Engine shop visits (i.e. heavy maintenance visits) requiring off-wing teardown and/or disassembly, with work performed for all other causes excluded, including those causes set forth in Article 13.5. Subject to Article 16.1 and excluding exchange fees and handling, packaging and shipping charges, reimbursement for replacement of life-limited Parts in an Engine will be made up to the amount in the Engine LLP Reserves applicable to such Engine at the time of removal of such Engine.

39	ARTICLE 13 USE OF RESERVES

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

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13.4 Reimbursement. LESSEE will be entitled to reimbursement from the Reserves after the work is completed and the Airframe or Engine has left the repair agency, by submitting invoices and proper documentation within six (6) months after completion of the work. For the Airframe, proper documentation includes a list of all routine and non-routine work cards with corresponding references to the MPD and an itemized labor and materials report. For the Engine, proper documentation includes a description of the reason for removal, a shop teardown report, a shop findings report, a full description of the workscope and complete disk records for the Engine both prior to and after the shop visit. Both the invoice supplied by the Engine repair facility and that submitted by LESSEE to LESSOR with respect to an Engine will state whether or not credits were provided due to life remaining on any removed Engine Parts and the amount of any such credits will be itemized.

13.5 Reimbursement Adjustment. By way of example, among the exclusions from reimbursement are those items resulting from repairs covered by LESSEE’s or a third party’s insurance, (deductibles being for the account of LESSEE) or warranties or required as a result of an Airworthiness Directive, manufacturer’s service bulletin, faulty maintenance or installation, improper operations, misuse, neglect, accident, incident, ingestion, or other accidental cause. Reimbursement from the Reserves will not be available for the APU, quick engine change (QEC) Parts, thrust reversers, Landing Gear or any of their associated components. All invoices subject to reimbursement from LESSOR will be reduced (by adjustment between LESSEE and LESSOR retroactively if necessary) by the actual amounts received by LESSEE on account of such work from responsible third parties or other sources, such as insurance proceeds, manufacturer’s warranties, guarantees, concessions and credits (including, with respect to Engines, credits due to life remaining on any removed Engine Parts).

13.6 Costs in Excess of Reserves. LESSEE will be responsible for payment of all costs in excess of the amounts reimbursed hereunder. If on any occasion the balance in the Airframe or an Engine Reserve is insufficient to satisfy a claim for reimbursement in respect of the Airframe or such Engine, the shortfall may not be carried forward or made the subject of any further claim for reimbursement.

13.7 Reimbursement after Termination Date. LESSEE may not submit any invoice for reimbursement from the Reserves after the Termination Date unless on or prior to such date LESSEE has notified LESSOR in writing that such outstanding invoice will be submitted after the Termination Date and the anticipated amount of such invoice. So long as LESSEE has provided such notice to LESSOR, LESSEE may then submit such outstanding invoice at any time within six (6) months after the Termination Date. Subject to the foregoing, any balance remaining in the Airframe and Engine Reserves on the Termination Date, including termination on account of a Total Loss of the Aircraft, will be retained by LESSOR.

40	ARTICLE 13 USE OF RESERVES

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ARTICLE 14        TITLE AND REGISTRATION

14.1 Title to the Aircraft During Lease Term. Title to the Aircraft will be and remain vested in LESSOR. LESSOR and LESSEE intend this Lease to be a “true lease”. LESSEE will have no right, title or interest in the Aircraft except as provided in this Lease.

14.2 Registration of Aircraft. LESSEE at its sole cost and expense will (a) register and maintain registration of the Aircraft in the name of LESSOR at the register of aircraft in the State of Registration and (b) from time to time take all other steps then required by Law (including the Geneva Convention if applicable) or by practice, custom or understanding or as LESSOR may reasonably request to protect and perfect LESSOR’s interest in the Aircraft and this Lease in the State of Registration or in any other jurisdictions in or over which LESSEE may operate the Aircraft.

14.3 Filing of this Lease. To the extent permitted by Law and in accordance with the requirements of the Law from time to time, LESSEE at its sole cost and expense will cause this Lease to be kept, filed, recorded and refiled or rerecorded in the State of Registration and in any other offices necessary to protect LESSOR’s rights hereunder.

14.4 Evidence of Registration and Filings. As LESSOR may reasonably request from time to time, LESSEE will furnish to LESSOR an opinion of counsel or other evidence reasonably satisfactory to LESSOR of the registrations and filings required hereunder.

41	ARTICLE 14 TITLE AND REGISTRATION

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ARTICLE 15        IDENTIFICATION PLATES

LESSOR will affix and LESSEE will at all times maintain on the Airframe, each Engine and the APU the identification plates containing the following legends or any other legend requested by LESSOR in writing:

15.1	Airframe Identification Plates.

Location:	One to be affixed to the Aircraft structure above the forward entry door adjacent to and not less prominent than that of Manufacturer’s data plate and another in a prominent place on the flight deck.

Size:	No smaller than 4” x 6”.

Legend:

“THIS AIRCRAFT IS OWNED BY INTERNATIONAL LEASE FINANCE CORPORATION.

MANUFACTURER’S SERIAL NO: (TBD)

OWNER’S ADDRESS:

INTERNATIONAL LEASE FINANCE CORPORATION

1999 Avenue of the Stars, 39th Floor

Los Angeles, California 90067

United States of America

Telex: 69-1400 INTERLEAS BVHL

Fax: (310) 788-1990”

15.2	Engine Identification Plates.

Location:	The legend on the plate must be no less prominent than the Engine data plate and must be visible.

Size:	No smaller than 2” x 6”.

Legend:	“THIS ENGINE IS OWNED BY INTERNATIONAL LEASE FINANCE CORPORATION, LOS ANGELES, CALIFORNIA, USA.”

42	ARTICLE 15 IDENTIFICATION PLATES

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ARTICLE 16        TAXES

16.1 General Obligation of LESSEE. Except as set forth in Article 16.2, LESSEE agrees to pay promptly when due, and to indemnify and hold harmless LESSOR on a full indemnity basis from, all license and registration fees and all taxes, fees, levies, imposts, duties, charges, deductions or withholdings of any nature (including without limitation any value added, franchise, transfer, sales, gross receipts, use, business, excise, turnover, personal property, stamp or other tax) together with any assessments, penalties, fines, additions to tax or interest thereon, however or wherever imposed (whether imposed upon LESSEE, LESSOR, on all or part of the Aircraft, the Engines or otherwise), by any Government Entity or taxing authority in the U.S., Macau or any foreign country or by any international taxing authority (including the City or County of Los Angeles),.upon or with respect to, based upon or measured by any of the following (collectively, “Taxes”):

(a) the Aircraft, the Engines or any Parts;

(b) the use, operation or maintenance of the Aircraft or carriage of passengers or freight during the Lease Term;

(c) this Lease, the payments due hereunder and the terms and conditions hereof; and

(d) the delivery, import or export, return, sale, payment of Total Loss Proceeds or other disposition of the Aircraft.

16.2 Exceptions to Indemnity. The indemnity provided for in Article 16.1 does not extend to any of the following Taxes:

(a) Taxes imposed by the U.S. or the State of California on the net income, gross receipts, capital or net worth of LESSOR;

(b) Taxes imposed by any other country or jurisdiction (including a jurisdiction to which LESSOR may move its principal place of business) on the net income, gross receipts, capital or net worth of LESSOR but only to the extent such Taxes were not in any way connected with, due to or arising out of this Lease or LESSEE’S use and operation of the Aircraft or to the extent such Taxes would have been imposed notwithstanding this Lease, the payments due hereunder or LESSEE’s use and operation of the Aircraft.

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(c) Taxes attributable to the period prior to Delivery or after return of the Aircraft to LESSOR in accordance with this Lease;

(d) Taxes attributable to LESSOR’s gross negligence, willful misconduct or breach of this Lease; or

(e) Taxes imposed as a result of LESSOR’s voluntary transfer or other disposition (including financing) of the Aircraft or this Lease except a transfer or sale resulting from an Event of Default hereunder or the loss of the Aircraft or any part thereof (if and to the extent such Taxes exceed the Taxes which would have been imposed and in respect of which LESSEE would have been liable to indemnify LESSOR under this Lease had LESSOR not so transferred its interest).

16.3 After-Tax Basis. The amount which LESSEE is required to pay with respect to any Taxes indemnified against under Article 16.1 is an amount sufficient to restore LESSOR on an after-tax basis to the same position LESSOR would have been in had such Taxes not been incurred.

16.4 Timing of Payment. Any amount payable to LESSOR pursuant to this Article 16 will be paid within ten (10) days after receipt of a written demand therefor from LESSOR accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable provided, however, that such amount need not be paid by LESSEE prior to the earlier of (a) the date any Tax is payable to the appropriate Government Entity or taxing authority or (b) in the case of amounts which are being contested by LESSEE in good faith or by LESSOR pursuant to Article 16.5, the date such contest is finally resolved.

16.5 Contests. If claim is made against LESSOR for Taxes with respect to which LESSEE is liable for a payment or indemnity under this Lease, LESSOR will promptly give LESSEE notice in writing of such claim provided, however, that LESSOR’s failure to give notice will not relieve LESSEE of its obligations hereunder unless such failure materially impairs or precludes LESSEE’s ability to contest the claim. So long as (a) a contest of such Taxes does not involve any danger of the sale, forfeiture or loss of the Aircraft or any interest therein, (b) if LESSOR so requests, LESSEE has provided LESSOR with an opinion of independent tax counsel that a reasonable basis exists for contesting such claim and (c) adequate reserves have been made for such Taxes or, if required, an adequate bond has been posted, then LESSOR at LESSEE’s written request will in good faith, with due diligence and at LESSEE’s expense, contest (or permit LESSEE to contest in the name of LESSEE or LESSOR) the validity, applicability or amount of such Taxes. Provided that there is no danger of sale, forfeiture or loss of the Aircraft or any interest therein, LESSOR will not settle or compromise any claim for which it is seeking indemnification and

44	ARTICLE 16 TAXES

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which LESSEE has elected to contest (and LESSEE has provided LESSOR with written notice of its election to contest) without the prior written consent of LESSEE, which consent will not be unreasonably withheld.

16.6 Refunds. Upon receipt by LESSOR of a refund of all or any part of any Taxes (including any deductions or withholdings referred to in Article 5.7) which LESSEE has paid, LESSOR will pay to LESSEE the net amount of such Taxes refunded.

16.7 Cooperation in Filing Tax Returns. LESSEE and LESSOR will cooperate with one another in providing information which may be reasonably required to fulfill each party’s tax filing requirements and any audit information request arising from such filing.

16.8 Survival of Obligations. The representations, warranties, indemnities and agreements of LESSEE provided for in this Article 16 will survive the Termination Date.

45	ARTICLE 16 TAXES

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ARTICLE 17         INDEMNITIES

17.1 General Indemnity. Except as set forth in Article 17.2, LESSEE agrees to indemnify and hold harmless LESSOR and its officers, directors, employees, agents and shareholders (individually an “Indemnitee” and collectively “Indemnitees”) from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, disbursements and expenses (including legal fees, costs and related expenses) of every kind and nature, whether or not any of the transactions contemplated by this Lease are consummated (collectively “Expenses”), which are imposed on, incurred by or asserted against any Indemnitee and which are in any way relating to, based on or arising out of any of the following:

(a) this Lease or any transactions contemplated hereby;

(b) the operation, possession, use, non-use, control, leasing, subleasing, maintenance, storage, Overhaul, testing, inspections or acceptance flights at return of the Aircraft, any Engine or any Part during the Lease Term by LESSEE, any sublessee or any other Person, whether or not the same is in compliance with the terms of this Lease, including without limitation claims for death, personal injury, property damage, other loss or harm to any Person and claims relating to any Laws, including without limitation environmental control, noise and pollution laws, rules or regulations;

(c) the manufacture, design, acceptance, rejection, delivery, return, sale after an Event of Default, import, export, condition, repair, modification, servicing, rebuilding, enforcement of warranties whether in LESSOR’s or LESSEE’s name, customer and product support provided by Manufacturer and other vendors, airworthiness, registration, reregistration, performance, sublease, merchantability, fitness for use, substitution or replacement of the Aircraft, Engine or any Part under this Lease or other transfer of use or possession of the Aircraft, Engine or any Part, including under a pooling or interchange arrangement, including without limitation latent and other defects, whether or not discoverable and patent, trademark or copyright infringement;

(d) any non-compliance by LESSEE with any term of this Lease or the falsity or inaccuracy of any representation or warranty of LESSEE set forth herein;

(e) the prevention or attempt to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Aircraft, or in securing the release of the Aircraft; or

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(f) as a consequence of any Default in payment by LESSEE of any sum to be paid by LESSEE when due under this Lease or any other Default by LESSEE in the due and punctual performance of its obligations under this Lease.

The foregoing indemnity by LESSEE is intended to include and cover any Expense to which an Indemnitee may be subject (in contract, tort, strict liability or under any other theory) regardless of the negligence, active or passive or any other type, of such Indemnitee, so long as such Expense does not fall within any of the exceptions listed in Article 17.2.

17.2 Exceptions to General Indemnities. The indemnity provided for in Article 17.1 will not extend to Expenses of any Indemnitee to the extent resulting from or arising out of any of the following:

(a) Expenses which LESSEE and LESSOR mutually agree or, absent mutual agreement, are judicially determined to have resulted from the willful misconduct of such Indemnitee;

(b) Expenses which LESSEE and LESSOR mutually agree or, absent mutual agreement, are judicially determined to be attributable to acts or events which occur after the Termination Date and return of the Aircraft to LESSOR in the condition required hereunder, but in any such case only to the extent not attributable to acts or omissions of LESSEE;

(c) Expenses representing Taxes, it being acknowledged that the terms of Article 16 apply exclusively to LESSEE’s indemnity obligations with respect to Taxes;

(d) Expenses due to the breach by LESSOR of its covenant of quiet enjoyment pursuant to Article 21.2 (except to the extent covered by LESSEE’s insurances);

(e) administrative Expenses which are in the ordinary and usual operating and overhead expense of the relevant Indemnitee;

(f) Expenses, other than those Taxes referred to in Article 16.2, which arise as a result of a LESSOR’s Lien or any financing in connection with the Aircraft; or

(g) Expenses which are provided for in another indemnity provision in this Lease.

17.3 After-Tax Basis. The amount which LESSEE will be required to pay with respect to any Expense indemnified against under Article 17.1 will be an amount sufficient to restore the Indemnitee, on an after-tax basis, to the same position such Indemnitee would have been in had such Expense not been incurred.

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17.4 Timing of Payment. It is the intent of the parties that each Indemnitee will have the right to indemnification for Expenses hereunder as soon as a claim is made and as soon as an Expense is incurred, whether or not such claim is meritorious and whether or not liability is established (but subject to Article 17.8). LESSEE will pay an Indemnitee for Expenses pursuant to this Article 17 within ten (10) days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity.

17.5 Subrogation. Upon the payment in full of any indemnity pursuant to this Article 17 by LESSEE, LESSEE will be subrogated to any right of the Indemnitee in respect of the matter against which such indemnity has been made. LESSOR will, or LESSOR will use its reasonable efforts, to procure that such Indemnitee will provide such assistance as may be reasonably requested by LESSEE to pursue any rights which LESSEE has as a result of such subrogation.

17.6 Notice. Each Indemnitee and LESSEE will give prompt written notice one to the other of any liability of which such party has knowledge for which LESSEE is, or may be, liable under Article 17.1 provided, however, that failure to give such notice will not terminate any of the rights of Indemnitees under this Article 17 except to the extent that LESSEE has been materially prejudiced by the failure to provide such notice.

17.7 Refunds. If any Indemnitee obtains a recovery of all or any part of any amount which LESSEE has paid to such Indemnitee, such Indemnitee will pay to LESSEE the net amount recovered by such Indemnitee.

17.8 Defense of Claims. Unless a Default has occurred and is continuing, LESSEE and its insurers will have the right (in each such case at LESSEE’s sole expense) to investigate or, provided that LESSEE or its insurers have not reserved the right to dispute liability with respect to any insurance policies pursuant to which coverage is sought, defend or compromise any claim covered by insurance for which indemnification is sought pursuant to Article 17.1 and each Indemnitee will cooperate with LESSEE or its insurers with respect thereto. If LESSEE or its insurers are retaining attorneys to handle such claim, such counsel must be reasonably satisfactory to the Indemnitees. If not, the Indemnitees will have the right to retain counsel of their choice at LESSEE’s expense. Unless there is a danger of impairment to the Aircraft’s title, no Indemnitee will settle or compromise any claim for which it is seeking indemnification and for which LESSEE has given written notice to LESSOR of its election to contest, without the prior written consent of LESSEE, which consent will not be unreasonably withheld.

17.9 Survival of Obligation. Notwithstanding anything in this Lease to the contrary, the provisions of this Article 17 will survive the Termination Date and continue in full force and effect notwithstanding any breach by LESSOR or LESSEE of the terms of this Lease, the termination of the lease of the Aircraft to LESSEE under this Lease or the repudiation by LESSOR or LESSEE of this Lease.

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ARTICLE 18        INSURANCE

18.1 Categories of Insurance. Throughout the Lease Term and until the Termination Date LESSEE will, at its own expense, effect and maintain in full force and effect the types of insurance and amounts of insurance (including deductibles) described in Exhibit C through such brokers and with such insurers, as may be approved by LESSOR, such approval not to be unreasonably withheld, in London or New York or such other insurance markets as mutually agreed upon by the parties.

18.2 Write-back of any Date Recognition Exclusion. In the event any of LESSEE’s insurances (either the primary insurance or the reinsurance) contain any date recognition exclusion clause or similar clause excluding from such insurance coverage damage to any property (including the Aircraft) or death or injury to any person on account of accidents, incidents or occurrences caused by date recognition or other Year 2000-related problems, LESSEE at its cost will obtain for the benefit of itself and LESSOR the broadest write-back available in the London insurance market with respect to such exclusion.

18.3 Insurance for Indemnities. The insurance referred to in Article 18.1 will in each case include and insure (to the extent of the risks covered by the policies) the indemnity provisions of Article 17 and LESSEE will maintain such insurance of the indemnities for a minimum of two (2) years following the Termination Date.

18.4 Insurance for Wet Lease Operations. In the event LESSOR is performing wet lease operations with the Aircraft pursuant to Article 11.1.2 and the wet lessee is carrying the primary passenger, baggage cargo liability insurance with respect to the flights, then such insurance must contain the endorsements set forth in LESSEE’s own insurance certificate as required under the Lease. Moreover, LESSEE will at all times carry contingent passenger, baggage and cargo liability insurances for such flights. Prior to commencement of wet lease operations for a particular wet lessee, LESSOR will receive certificates of insurance from the insurance brokers for LESSEE and, if applicable, the wet lessee evidencing such coverages.

18.5 Renewal. Not less than five (5) Business Days before the expiration or termination date of any insurance required hereunder, LESSEE will provide LESSOR with fax confirmation from LESSEE’s insurance brokers that renewed certificates of insurance evidencing the renewal or replacement of such insurance and complying with Exhibit C will be issued on the termination date of the prior certificate. Within seven (7) days after such renewal, LESSEE will furnish its brokers’ certificates of insurance to LESSOR.

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18.6 Assignment of Rights by LESSOR. If LESSOR assigns all or any of its rights under this Lease as permitted by this Lease or otherwise disposes of any interest in the Aircraft to any other Person, LESSEE will, upon request, procure that such Person hereunder be added as loss payee and/or additional assured in the policies effected hereunder and enjoy the same rights and insurance enjoyed by LESSOR under such policies. LESSOR will nevertheless continue to be covered by such policies.

18.7 Deductibles. If there is a material adverse change in the financial condition of LESSEE which LESSOR reasonably believes will not enable LESSEE to pay the deductible upon the occurrence of a partial loss of the Aircraft or an Engine, then LESSOR may require LESSEE at LESSEE’s expense to lower its deductibles on the insurance maintained hereunder to a level which is available on commercially reasonable terms in the insurance market.

18.8 Other Insurance. LESSOR may from time to time by notice to LESSEE require LESSEE at LESSEE’s expense to effect such other insurance or such variations to the terms of the existing insurance as may then be customary in the airline industry for aircraft of the same type as the Aircraft and at the time commonly available in the insurance market.

18.9 Information. LESSEE will provide LESSOR with any information reasonably requested by LESSOR from time to time concerning the insurance maintained with respect to the Aircraft or in connection with any claim being made or proposed to be made thereunder.

18.10 Currency. All proceeds of insurance pursuant to this Lease will be payable in Dollars except as may be otherwise agreed by LESSOR.

18.11 Grounding of Aircraft. If at any time any of the insurance required pursuant to this Lease will cease to be in full force and effect, LESSEE will forthwith ground the Aircraft and keep the Aircraft grounded until such time as such insurance is in full force and effect again.

18.12 Failure to Insure. If at any time LESSEE fails to maintain insurance in compliance with this Article 18, LESSOR will be entitled but not bound to do any of the following (without prejudice to any other rights which it may have under this Lease by reason of such failure):

(a) to pay any premiums due or to effect or maintain insurance satisfactory to LESSOR or otherwise remedy such failure in such manner as LESSOR considers appropriate (and LESSEE will upon demand reimburse LESSOR in full for any amount so expended in that connection); or

(b) at any time while such failure is continuing, to require the Aircraft to remain at any airport or (as the case may be), proceed to and remain at any airport designated by LESSOR, until such failure is remedied to LESSOR’s satisfaction.

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18.13 Reinsurance. Any reinsurance will be maintained with reinsurers and brokers approved by LESSOR (which approval shall not be unreasonably withheld or delayed). Such reinsurance will contain each of the following terms and will in all other respects (including amount) be satisfactory to LESSOR:

(a) the same terms as the original insurance;

(b) a cut-through and assignment clause satisfactory to LESSOR; and

(c) payment will be made notwithstanding (i) any bankruptcy, insolvency, liquidation or dissolution of any of the original insurers and/or (ii) that the original insurers have made no payment under the original insurance policies.

18.14 Limit on Hull in favor of LESSEE. LESSEE may carry hull all risks or hull war and allied perils on the Aircraft in excess of the Agreed Value (which is payable to LESSOR) only to the extent such excess insurance which would be payable to LESSEE in the event of a Total Loss does not exceed *      percent (*     %) of the Agreed Value and only to the extent that such additional insurance will not prejudice the insurances required herein or the recovery by LESSOR thereunder. LESSEE agrees that it will not create or permit to exist any liens or encumbrances over the insurances, or its interest therein, except as constituted by this Lease.

51	ARTICLE 18 INSURANCE

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

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ARTICLE 19        LOSS, DAMAGE AND REQUISITION

Throughout the Lease Term and until the Termination Date, LESSEE will bear all risk of loss, theft, damage and destruction to the Aircraft.

19.1 Definitions. In this Article 19:

“Agreed Value” means *                      percent (*     %) of Manufacturer’s list price for the Aircraft and any additional LESSEE specified changes and LESSOR purchased equipment (BFE) on the Delivery Date, based upon the invoice provided by Manufacturer. Such Agreed Value shall decline by *     % on each anniversary of the Delivery Date.

“Net Total Loss Proceeds” means the Total Loss Proceeds actually received by LESSOR following a Total Loss, less any legal and other out-of-pocket expenses, taxes or duties incurred by LESSOR in connection with the collection of such proceeds.

“Total Loss” means any of the following in relation to the Aircraft, Airframe or any Engine and “Total Loss Date” means the date set forth in parenthesis after each Total Loss:

(a) destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason (the date such event occurs or, if not known, the date on which the Aircraft, Airframe or Engine was last heard of);

(b) actual, constructive, compromised, arranged or agreed total loss (the earlier of the date on which the loss is agreed or compromised by the insurers or thirty (30) days after the date of notice to LESSEE’s brokers or insurers claiming such total loss);

(c) requisition of title, confiscation, forfeiture or any compulsory acquisition or other similar event (the date on which the same takes effect);

(d) sequestration, detention, seizure or any similar event for more than sixty (60) consecutive days (the earlier of the date on which insurers make payment on the basis of a total loss or the date of expiration of such period);

(e) requisition for use for more than one hundred and eighty (180) consecutive days (the earlier of the date on which the insurers make payment on the basis of a total loss or the date of expiration of such period);

52	ARTICLE 19 LOSS, DAMAGE AND REQUISITION

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

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(f) in the case of an Engine, the event described in Article 12.6.3 (the date on which the same takes effect);

(g) any sale of the Aircraft in connection with a LESSEE bankruptcy, whether by an administrator, trustee or court (the date on which the intent to sell the Aircraft becomes known);

(h) any sale of the Aircraft in connection with Eurocontrol charges (the date on which the sale occurs); or

(i) any other occurrence not permitted under this Lease which deprives LESSEE of use or possession for a period of sixty (60) consecutive days or longer (the 60th day of such period).

“Total Loss Proceeds” means the proceeds of any insurance or any compensation or similar payment arising in respect of a Total Loss.

19.2 Notice of Total Loss. LESSEE will notify LESSOR in writing within two (2) Business Days after a Total Loss Date of the Aircraft, Airframe or any Engine.

19.3 Total Loss of Aircraft or Airframe. If the Total Loss of the Aircraft or Airframe occurs during the Lease Term, the following will occur.

19.3.1

After the Total Loss Date and until receipt by LESSOR of the Agreed Value as set forth in Exhibit C and all other amounts then due under this Lease, LESSEE will continue to pay Rent and the parties will perform all of their other obligations (to the extent possible, in the context of the Total Loss) under this Lease.

19.3.2	On the date which is the earlier of the following dates:

(a) the date on which the Total Loss Proceeds of the Aircraft or the Airframe are paid by LESSEE’s insurance underwriters or brokers and

(b) the date which falls sixty (60) days after the Total Loss Date,

LESSEE will pay to LESSOR an amount equal to the sum of:

(a) the Agreed Value; and

(b) all other amounts then accrued under this Lease, less an amount equal to the Net Total Loss Proceeds received by LESSOR by such date.

53	ARTICLE 19 LOSS, DAMAGE AND REQUISITION

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19.3.3	LESSOR will apply the Net Total Loss Proceeds and any amounts received from LESSEE pursuant to Article 19.3.2 as follows:

(a) first, in discharge of any unpaid Rent and any other amounts accrued and unpaid up to the date of LESSOR’s receipt of the Agreed Value;

(b) second, in discharge of the Agreed Value together with interest thereon calculated at the Default Rate for any period from the due date set forth in Article 19.3.2 up to the date of discharge; and

(c) third, payment of the balance, if any, to LESSEE.

19.3.4

Upon receipt by LESSOR of all monies payable by LESSEE in Article 19.3, provided no Default has occurred and is continuing, this Lease will terminate except for LESSEE’s obligations under Articles 10.5, 16 and 17, and LESSOR’s obligations under Articles 5.1.3, 16.6 and 17.7, which survive the Termination Date.

FOR AVOIDANCE OF DOUBT, (a) THE AGREED VALUE OF THE AIRCRAFT WILL BE PAYABLE TO LESSOR PURSUANT TO THIS ARTICLE 19.3 WHEN A TOTAL LOSS OF THE AIRFRAME OCCURS EVEN IF THERE HAS NOT BEEN A TOTAL LOSS OF AN ENGINE OR ENGINES and (b) LESSOR ACKNOWLEDGES AND AGREES THAT PAYMENT OF THE AGREED VALUE WILL CONSTITUTE FULL COMPENSATION FOR LESSOR FOR THE TOTAL LOSS OF THE AIRFRAME OR THE AIRCRAFT (AS THE CASE MAY BE) AND THAT, NOTWITHSTANDING ANY OTHER PROVISION OF THIS LEASE OR ANY OPERATIVE DOCUMENT, NO FURTHER COMPENSATION WILL BE PAYABLE IN RESPECT OF SUCH LOSS.

19.4 Surviving Engine(s). If a Total Loss of the Airframe occurs and there has not been a Total Loss of an Engine or Engines, then, provided no Default has occurred and is continuing, at the request of LESSEE (subject to agreement of relevant insurers) and on receipt of all monies due under Article 19.3 and payment by LESSEE of all airport, navigation and other charges on the Aircraft, LESSOR will transfer all its right, title and interest in the surviving Engine(s) to LESSEE, but without any responsibility, condition or warranty on the part of LESSOR other than as to freedom from any LESSOR’s Lien.

54	ARTICLE 19 LOSS, DAMAGE AND REQUISITION

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19.5	Total Loss of Engine and not Airframe.

19.5.1

Upon a Total Loss of any Engine not installed on the Airframe or a Total Loss of an Engine installed on the Airframe not involving a Total Loss of the Airframe, LESSEE will give LESSOR prompt written notice thereof. LESSEE will replace such Engine as soon as reasonably possible by duly conveying to LESSOR title to another engine (a) free and clear of all Security Interests (except Permitted Liens) of any kind or description, (b) in airworthy condition and of the same or improved model, service bulletin and modification status and having a value and utility at least equal to the Engine which sustained the Total Loss, (c) not older (by reference to serial number of manufacture date) than the older of the two Engines delivered by LESSOR to LESSEE with the Aircraft on the Delivery Date, (d) in the same or better operating condition as the Engine which sustained a Total Loss, including time in service, hours and cycles since new and hours and cycles available to the next inspection, Overhaul or scheduled or anticipated removal and (e) which has not been operated and does not have any modules that have been operated at a higher thrust rating than the Engine which sustained the Total Loss. Such replacement engine will be an Engine as defined herein and the Engine which sustained such Total Loss will cease to be an Engine.

19.5.2

LESSEE agrees at its own expense to take such action as LESSOR may reasonably request in order that any such replacement Engine becomes the property of LESSOR and is leased hereunder on the same terms as the destroyed Engine. LESSEE’s obligation to pay Rent will continue in full force and effect, but an amount equal to the Net Total Loss Proceeds received by LESSOR with respect to such destroyed Engine will, subject to LESSOR’s right to deduct therefrom any amounts then due and payable by LESSEE under this Lease, be paid to LESSEE.

19.5.3

Notwithstanding Articles 19.5.1 and 19.5.2, if at the time of a Total Loss of an Engine not installed on the Aircraft or a Total Loss of an Engine installed on the Airframe not involving a Total Loss of the Airframe, LESSOR and LESSEE are parties to a spare engine lease pursuant to which LESSOR is leasing a spare engine to LESSEE of the same model and type as the Engine which has suffered such Total Loss, LESSOR will receive from LESSEE the specific agreed value of the Engine set forth in Exhibit C or the replacement cost of the Engine (as applicable under LESSEE’s aircraft spares insurance) instead of accepting a replacement engine. One (1) of such LESSOR spare engines will then be substituted under this Lease for the Engine which suffered such Total Loss and the applicable spare engine lease will terminate.

55	ARTICLE 19 LOSS, DAMAGE AND REQUISITION

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19.6	Other Loss or Damage.

19.6.1

If the Aircraft or any part thereof suffers loss or damage not constituting a Total Loss of the Aircraft or the Airframe or any Engine, all the obligations of LESSEE under this Lease (including payment of Rent) will continue in full force.

19.6.2

In the event of any loss or damage to the Aircraft or Airframe which does not constitute a Total Loss of the Aircraft or the Airframe, or any loss or damage to an Engine which does not constitute a Total Loss of such Engine, LESSEE will at its sole cost and expense fully repair the Aircraft or Engine in order that the Aircraft or Engine is placed in an airworthy condition and substantially the same condition as it was prior to such loss or damage. All repairs will be performed in a manner which preserves and maintains all warranties and service life policies to the same extent as they existed prior to such loss or damage. LESSEE will notify LESSOR forthwith of any loss, theft or damage to the Aircraft for which the cost of repairs is estimated to exceed *                                 U.S. Dollars (US$ *              ), together with LESSEE’s proposal for carrying out the repair. In the event that LESSOR does not agree with LESSEE’S proposals for repair, LESSOR will so notify LESSEE within two (2) Business Days after its receipt of such proposal. LESSEE and LESSOR will then consult with Manufacturer and LESSEE and LESSOR agree to accept as conclusive, and be bound by, Manufacturer’s directions or recommendations as to the manner in which to carry out such repairs. If Manufacturer declines to give directions or recommendations, LESSEE will carry out the repairs in accordance with the directions of LESSOR.

19.6.3

To the extent insurance proceeds received by LESSEE directly from its insurers do not cover the cost of such repair work on the Aircraft or Engine and LESSOR has received additional insurance proceeds from LESSEE’s insurers with respect to such repair work, LESSOR will (subject to LESSOR’s right to deduct therefrom any amounts then due and payable by LESSEE under this Lease and submission by LESSEE of reasonable documentation in support of such excess repair costs) pay to LESSEE insurance proceeds received by LESSOR as and when such repair work is performed on the Aircraft.

19.7 Copy of Insurance Policy. Promptly after the occurrence of a partial loss or Total Loss of the Aircraft or an Engine, at the request of LESSOR, LESSEE will provide LESSOR with a copy of LESSEE’s insurance policy.

19.8 Government Requisition. If the Aircraft, Airframe or any Engine is requisitioned for use by any Government Entity and such requisition does not constitute a Total Loss, LESSEE will promptly notify LESSOR of such requisition. All of LESSEE’s obligations hereunder will continue as if such requisition had not occurred. So long as no Default or Event of Default has occurred and is continuing, all payments received by LESSOR or LESSEE from such Government

56	ARTICLE 19 LOSS, DAMAGE AND REQUISITION

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

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Entity will be paid over to or retained by LESSEE. If a Default has occurred and is continuing, all payments received by LESSEE or LESSOR from such Government Entity may be used by LESSOR to satisfy any obligations owing by LESSEE.

19.9 LESSOR Retention of Reserves. For avoidance of doubt, the parties agree that notwithstanding the Total Loss of the Airframe and/or Engines LESSOR will retain all Airframe and Engine Reserves paid by LESSEE and not payable to LESSEE pursuant to Article 13.4.

57	ARTICLE 19 LOSS, DAMAGE AND REQUISITION

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ARTICLE 20         REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE

20.1 Representations and Warranties. LESSEE represents and warrants the following to LESSOR as of the date of execution of this Lease and as of the Delivery Date:

20.1.1

Corporate Status. LESSEE is a corporation duly incorporated, validly existing and in good standing under the Laws of Macau. It has the corporate power and authority to carry on its business as presently conducted and to perform its obligations hereunder;

20.1.2

Governmental Approvals. No authorization, approval, consent, license or order of, or registration with, or the giving of notice to the Aviation Authority or any other Government Entity is required for the valid authorization, execution, delivery and performance by LESSEE of this Lease, except as will have been duly effected as of the Delivery Date.

20.1.3

Binding. LESSEE’s Board of Directors has authorized LESSEE to enter into this Lease, any Side Letters hereto and any other documentation in connection with the leasing of the Aircraft from LESSOR (collectively, the “Operative Documents”) and perform its obligations under the Operative Documents. This Lease and the other Operative Documents have been duly executed and delivered by LESSEE and represent the valid, binding and enforceable obligations of LESSEE except as enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application affecting the enforcement of creditors’ rights. When executed by LESSEE at Delivery, the same will apply to the Estoppel and Acceptance Certificate.

20.1.4

No Breach. The execution and delivery of the Operative Documents, the consummation by LESSEE of the transactions contemplated herein and compliance by LESSEE with the terms and provisions hereof do not and will not contravene any Law applicable to LESSEE, or result in any breach of or constitute any default under or result in the creation of any Security Interest upon any property of LESSEE, pursuant to any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which LESSEE is a party or by which LESSEE or its properties or assets may be bound or affected. When executed by LESSEE at Delivery, the same will apply to the Estoppel and Acceptance Certificate.

58	ARTICLE 20 REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE

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20.1.5

Filings. Except for any filing or recording that may be required under the Civil Aviation Authority of Macau, no filing or recording of any instrument or document (including the filing of any financial statement) is necessary under the Laws of the State of Registration in order for this Lease to constitute a valid and perfected lease of record relating to the Aircraft.

20.1.6

Licenses. LESSEE holds all licenses, certificates and permits from applicable Government Entities in Macau for the conduct of its business as a certificated air carrier and performance of its obligations under this Lease.

20.1.7

No Suits. There are no suits, arbitrations or other proceedings pending or threatened against LESSEE before any court or administrative agency against or affecting LESSEE which, if adversely determined, would have a material adverse effect on the business, assets or condition (financial or otherwise) of LESSEE or its ability to perform under this Lease, except as described in the filings provided to LESSOR pursuant to Article 22.

20.1.8	No Withholding. Under the Laws of Macau LESSEE will not be required to deduct any withholding or other Tax from any payment it may make under this Lease.

20.1.9	No Restrictions on Payments. Under the Laws of Macau, there are no present restrictions on LESSEE making the payments required by this Lease.

20.1.10

General Obligations. The obligations of LESSEE under this Lease are direct, general and unconditional obligations of LESSEE and rank or will rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of LESSEE, with the exception of such obligations as are mandatorily preferred by law and not by reason of any encumbrance.

20.1.11

No Sovereign Immunity. LESSEE, under the Laws of Macau or of any other jurisdiction affecting LESSEE, is subject to private commercial law and suit. Neither LESSEE nor its properties or assets is entitled to sovereign immunity under any such Laws. LESSEE’s performance of its obligations hereunder constitute commercial acts done for commercial purposes.

20.1.12

Tax Returns. All necessary returns have been delivered by LESSEE to all relevant taxation authorities in the jurisdiction of its incorporation before the applicable due dates and LESSEE is not in default in the payment of any taxes due and payable.

59	ARTICLE 20 REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE

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20.1.13

No Material Adverse Effect. LESSEE is not in default under any agreement to which it is a party or by which it may be bound which would have a material adverse effect on its business, assets or condition.

20.1.14

No Default under this Lease. At the time of execution of this Lease, no Default has occurred and is continuing and the financial statements provided to LESSOR pursuant to Article 22 fairly present the financial condition of LESSEE.

20.2	Covenants. LESSEE covenants to LESSOR that it will comply with the following throughout the entire Lease Term:

20.2.1

Licensing. LESSEE will hold all licenses, certificates and permits from applicable Government Entities in Macau for the conduct of its business as a certificated air carrier and performance of its obligations under this Lease. LESSEE will advise LESSOR promptly in the event any such licenses, certificates or permits are cancelled, terminated, revoked or not renewed.

20.2.2

Payments. If at any time any such restrictions may be applicable, LESSEE will obtain all certificates, licenses, permits, exemptions and other authorizations which are from time to time required for the making of the payments required by this Lease on the dates and in the amounts and currency which are stipulated herein, and will maintain the same in full force and effect for so long as the same will be required.

20.2.3

Sovereign Immunity. LESSEE, under the Laws of Macau or of any other jurisdiction affecting LESSEE, will continue to be subject to private commercial law and suit. Neither LESSEE nor its properties or assets will be entitled to sovereign immunity under any such Laws. LESSEE’s performance of its obligations hereunder will constitute commercial acts done for commercial purposes. LESSEE will advise LESSOR promptly of any change in the foregoing.

20.2.4

Information about Suits. LESSEE will promptly give to LESSOR a notice in writing of any suit, arbitration or proceeding before any court, administrative agency or Government Entity which, if adversely determined, would materially adversely affect LESSEE’s financial condition, affairs, operations or its ability to perform under this Lease.

20.2.5

Restrictions on Mergers. Without the prior written consent of LESSOR which will not be unreasonably withheld, LESSEE will not sell or convey substantially all of its property and assets or merge or consolidate with or into any other corporation unless (a) upon such consolidation, merger or conveyance, the obligations of LESSEE are fully assumed by the resulting entity, and (b) the resulting entity has a net worth equal to or greater than that of LESSEE at the time this Lease is executed.

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20.2.6

Restriction on Relinquishment of Possession. LESSEE will not, without the prior consent of LESSOR, deliver, transfer or relinquish possession of the Aircraft except in accordance with Articles 11 and 12.

20.2.7

No Security Interests. LESSEE will not create or agree to or permit to arise any Security Interest (other than Permitted Liens) on or with respect to the Aircraft, title thereto or any interest therein. LESSEE will forthwith, at its own expense, take all action as may be necessary to discharge or remove any such Security Interest if it exists at any time. LESSEE will within twenty-four (24) hours after becoming aware of the existence of any such Security Interest give written notice thereof to LESSOR.

20.2.8

Representations to Other Parties. LESSEE will not represent or hold out LESSOR as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation of the Aircraft.

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ARTICLE 21        REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSOR

21.1 Representations and Warranties. LESSOR represents and warrants the following to LESSEE as of the date of execution of the Lease and as of the Delivery Date and ALL OTHER WARRANTIES, EXPRESS OR IMPLIED HAVE BEEN WAIVED IN ACCORDANCE WITH ARTICLE 8:

21.1.1

Corporate Status. LESSOR is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of California. It has the corporate power and authority to carry on its business as presently conducted and to perform its obligations hereunder.

21.1.2

Governmental Approvals. No authorization, approval, consent, license or order of, or registration with, or the giving of notice to the Aviation Authority or any Government Entity is required for the valid authorization, execution, delivery and performance by LESSOR of this Lease.

21.1.3

Binding. This Lease and the other Operative Documents have been duly authorized, executed and delivered by LESSOR and represent the valid, enforceable and binding obligations of LESSOR except as enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application affecting the enforcement of creditors’ rights.

21.1.4

No Breach. The execution and delivery of the Operative Documents, the consummation by LESSOR of the transactions contemplated herein and compliance by LESSOR with the terms and provisions hereof do not and will not contravene any Law applicable to LESSOR, or result in any breach of or constitute any default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which LESSOR is a party or by which LESSOR or its properties or assets may be bound or affected.

21.1.5	Title to Aircraft. On the Delivery Date LESSOR will have good and valid title to the Aircraft.

21.1.6	Value Added Tax in the U.S. There is no value added tax payable in the U.S. as at the date of execution of this Lease.

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21.2 Covenant of Quiet Enjoyment. So long as no Default or Event of Default has occurred and is continuing hereunder, LESSOR covenants that neither LESSOR nor any person lawfully claiming through LESSOR will interfere with LESSEE’s quiet, peaceful use and enjoyment of the Aircraft.

63	ARTICLE 21 REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSOR

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ARTICLE 22        FINANCIAL AND RELATED INFORMATION

LESSEE agrees to furnish each of the following to LESSOR:

(a) within forty-five (45) days after the end of each fiscal quarter of LESSEE, three (3) copies of the unaudited consolidated financial statements (including a balance sheet and profit and loss statement) prepared for such quarter in accordance with generally accepted accounting principles in Macau;

(b) within ninety (90) days after the end of each fiscal year of LESSEE, three (3) copies of the audited consolidated financial statements (including a balance sheet and profit and loss statement) prepared as of the close of such fiscal year in accordance with generally accepted accounting principles in Macau LESSEE’s chief financial officer will also provide a certificate stating that no Default exists under this Lease;

(c) promptly after distribution, three (3) copies of all reports and financial statements which LESSEE sends or makes available to its stockholders or creditors;

(d) annually on the anniversary of the Delivery Date, a Technical Evaluation Report in the form and substance of Exhibit M, as revised; and

(e) from time to time, such other reasonable information as LESSOR or LESSOR’s Lender may reasonably request concerning the location, condition, use and operation of the Aircraft or the financial condition of LESSEE.

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ARTICLE 23        RETURN OF AIRCRAFT

23.1 Date of Return. LESSEE is obligated to return the Aircraft, Engines, Parts and Aircraft Documentation to LESSOR on the Expiration Date, unless a Total Loss of the Aircraft occurred prior to the Expiration Date and this Lease was terminated early in accordance with Article 19.3. If LESSEE is in Default hereunder by failing to return the Aircraft on the Expiration Date or if an Event of Default occurs prior to the Expiration Date and LESSOR repossesses the Aircraft, the return requirements set forth in this Article 23 nonetheless must be met on the date the Aircraft is actually returned to LESSOR or repossessed by LESSOR.

23.2 Technical Reporting. Six (6) months prior to the Expiration Date (and in an updated form at return of the Aircraft), LESSEE will provide LESSOR with a Technical Evaluation Report in the form and substance of Exhibit M, as revised, and, in addition upon LESSOR’s request, will make copies available of (a) drawings of the interior configuration of the Aircraft both as it presently exists and as it will exist at return, (b) an Airworthiness Directive status list, (c) a service bulletin incorporation list, (d) rotable tracked, hard-time and life limited component listings, (e) a list of LESSEE-initiated modifications and alterations, (f) interior material burn certificates, (g) the Aircraft Maintenance Program, (h) the complete workscope for the checks, inspections and other work to be performed prior to return, (i) current Engine disk sheets and (j) any other data which is reasonably requested by LESSOR.

23.3 Return Location. LESSEE at its expense will return the Aircraft, Parts and Aircraft Documentation to LESSOR at the facility where the return check will be performed. At LESSOR’s request and expense, LESSEE will ferry the Aircraft to another destination designated by LESSOR.

23.4 Full Aircraft Documentation Review. For the period commencing at least ten (10) Business Days prior to the proposed redelivery date and continuing until the date on which the Aircraft is returned to LESSOR in the condition required by this Lease, LESSEE will provide for the review of LESSOR and/or its representative the Aircraft Documentation in one central room at the Aircraft return location.

23.5	Aircraft Inspection.

23.5.1

During the maintenance checks performed immediately prior to the proposed redelivery and at the actual return of the Aircraft, LESSOR and/or its representatives will have an opportunity to conduct a full systems functional and operational inspection of the Aircraft (and other types of reasonable inspections based upon the Aircraft type, age, use and other known factors with respect to the Aircraft) and a full inspection of the Aircraft Documentation (including records and manuals), all to

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LESSOR’s reasonable satisfaction. Any deficiencies from the Aircraft return condition requirements set forth in this Article 23 will be corrected by LESSEE at its cost prior to the acceptance flight described in Article 23.5.2 and LESSOR agrees to act reasonably and in good faith when determining whether LESSEE has met the return conditions set forth in this Article 23.

23.5.2

Immediately prior to the proposed redelivery of the Aircraft, LESSEE will carry out for LESSOR and/or LESSOR’s representatives an Aircraft acceptance flight in accordance with Manufacturer’s standard flight operation check flight procedures or, if agreed to in writing by LESSOR, in accordance with an airline acceptance flight procedure, either of which will be for the duration necessary to perform such check flight procedures but in any event not more than two (2) hours. Flight costs and fuel will be furnished by and at the expense of LESSEE. Any deficiencies from the Aircraft return condition requirements set forth in this Article 23 will be corrected by LESSEE at its cost prior to return of the Aircraft.

23.5.3

To the extent that the ground inspection and acceptance flight extend beyond the Expiration Date, the Lease Term will be deemed to have been automatically extended and the obligations of LESSEE hereunder (including Article 23.11.3) will continue on a day-to-day basis until the Aircraft is accepted by LESSOR executing the Return Acceptance Receipt.

23.6	Certificate of Airworthiness Matters.

23.6.1

The Aircraft will possess a current Certificate of Airworthiness issued by the Aviation Authority (although this Certificate of Airworthiness may later be substituted by the Export Certificate of Airworthiness or equivalent if requested by LESSOR pursuant to Article 23.10). In addition, even if LESSEE must perform engineering, maintenance and repair work on the Aircraft beyond the requirements of Article 12, the Aircraft at return must be in the condition required in order to meet the requirements for issuance of a U.S. Standard Certificate of Airworthiness for transport category aircraft issued by the FAA in accordance with FAR Part 21 and, in addition, to meet the operating requirements of FAR Part 121.

23.6.2

At LESSOR’s request, LESSEE at its cost will demonstrate that the Aircraft meets the requirements for issuance of the U.S. Standard Certificate of Airworthiness for transport category aircraft specified in Article 23.6.1 by delivering to LESSOR a letter or document acceptable to LESSOR signed by an FAA Designated Airworthiness Representative (DAR) stating that the DAR has inspected the Aircraft and Aircraft Documentation (including records and manuals) and has found that the Aircraft meets the requirements for issuance of a U.S. Standard Certificate of Airworthiness for transport category aircraft in accordance with FAR Part 21.

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23.6.3

If the Aircraft is to be registered in a country other than in the U.S. after return from LESSEE, LESSOR may in its sole discretion waive the requirements of Article 23.6.2 and instead require that LESSEE at its expense (to the extent such expense is no greater than that which LESSEE would have incurred pursuant to Articles 23.6.1 and 23.6.2, with any additional expenses being for LESSOR’s account) put the Aircraft in a condition to meet the requirements for issuance of a Certificate of Airworthiness of the Aviation Authority of the next country of register, provided that such requirements will not cause LESSEE to be responsible for any greater expense or cause any delay in redelivery or the time for redelivery procedures than would be the case if the requirements of Articles 23.6.1 and 23.6.2 had not been waived. LESSOR will provide LESSEE with the information necessary to put the Aircraft in a condition to meet the requirements of a Certificate of Airworthiness of the aviation authority of such other country.

23.7	General Condition of Aircraft at Return.

23.7.1	The Aircraft, Engines and Parts will have been maintained and repaired in accordance with the Maintenance Program, the rules and regulations of the Aviation Authority and this Lease.

23.7.2

Aircraft Documentation (including records and manuals) will have been maintained in an up-to-date status, in accordance with the rules and regulations of the Aviation Authority and the FAA and this Lease and in a form necessary in order to meet the requirements of Article 23.6.2. The records and historical documents set forth in Attachment 1 of Exhibit K will be in English.

23.7.3

The Aircraft will be in the same working order and condition as at Delivery (subject to the other provisions of this Article 23, reasonable wear and tear from normal flight operations excepted), with all pilot discrepancies and deferred maintenance items cleared on a terminating action basis.

23.7.4

The Aircraft will be airworthy (conform to type design and be in a condition for safe operation), with all Aircraft equipment, components and systems operating in accordance with their intended use and within limits approved by Manufacturer, Aviation Authority and FAA.

23.7.5

The Aircraft interior (including cabin and windows) and exterior will be clean and cosmetically acceptable to LESSOR, with all compartments free of foreign objects, dirt, grease, fluids, stains, grime, cracks, tears and rips and ready to be placed into immediate commercial airline operations.

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23.7.6

No special or unique Manufacturer, Engine manufacturer or Aviation Authority inspection or check requirements which are specific to the Aircraft or Engines (as opposed to all aircraft or engines of their types) will exist with respect to the Airframe, Engines and Aircraft equipment, components and systems.

23.7.7

All repairs, modifications and alterations to the Aircraft will have been accomplished in accordance with Manufacturer’s Structural Repair Manual (or DGAC-approved data supported by a repair approval sheet (RAS)).

23.7.8	The Aircraft will be returned with the Engines installed and with the same equipment as at Delivery, subject only to those replacements, additions and Modifications permitted under this Lease.

23.7.9

All Airworthiness Directives which are issued prior to the date of return of the Aircraft and require compliance (either by means of repetitive inspections, modifications or terminating action) prior to return of the Aircraft to LESSOR will have been complied with on the Aircraft on a terminating action basis at LESSEE’s cost. Airworthiness Directives which do not have a terminating action will be accomplished at the highest level of inspection or modification possible. If, after using best efforts, LESSEE is unable to acquire the material, parts or components necessary to accomplish such Airworthiness Directive, LESSEE will pay to LESSOR upon return of the Aircraft the estimated cost of terminating such Airworthiness Directive. If the estimated cost cannot be mutually agreed upon by LESSEE and LESSOR, LESSEE and LESSOR will each obtain an estimate from a reputable FAA approved maintenance facility and the estimated cost will be the average of the two estimates.

23.7.10	The Aircraft will be in compliance with Manufacturer’s Corrosion Prevention and Control Program (CPCP) specified for the model type by Manufacturer.

23.7.11

If any waivers, alternate means of compliance, dispensations, extensions or carry-overs with respect to Airworthiness Directives or operating or maintenance requirements are granted by the Aviation Authority or permitted by the Maintenance Program, LESSEE at its sole cost and expense will nonetheless perform such Airworthiness Directives and other operating or maintenance requirements on a terminating action basis as if such waivers, alternate means of compliance, dispensations or extensions did not exist.

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23.7.12

The Aircraft will be free from any Security Interest except LESSOR’s Liens and no circumstance will have so arisen whereby the Aircraft is or could become subject to any Security Interest or right of detention or sale in favor of the Aviation Authority, any airport authority, or any other authority.

23.7.13

All no-charge vendor and Manufacturer’s service bulletin kits received by LESSEE for the Aircraft but not installed thereon will be on board the Aircraft as cargo. At LESSOR’s request, any other service bulletin kit which LESSEE paid for will also be delivered to LESSOR on board the Aircraft, but LESSOR will reimburse LESSEE for its actual out-of-pocket costs for such kit.

23.7.14

The Aircraft will be free of any system-related leaks and any damage resulting therefrom. All repairs will have been performed on a permanent basis in accordance with the applicable manufacturer’s instructions.

23.7.15

The Aircraft fluid reservoirs (including oil, oxygen, hydraulic and water) will be serviced to full and the waste tank serviced in accordance with Manufacturer’s instructions. At technical acceptance of return, each fuel tank will be at least as full as at Delivery.

23.7.16

All fuel tanks will have recently undergone an anti-fungus/biological growth contamination laboratory evaluation, with appropriate correction taken in the event excessive levels of contamination are identified.

23.7.17	At LESSOR’s request, LESSEE will provide LESSOR with a written summary of all sampling programs involving or affecting the Aircraft.

23.8 Checks Prior to Return. Immediately prior to return of the Aircraft to LESSOR, LESSEE at its expense will do each of the following:

23.8.1

Have performed, by an FAA-approved repair station, a full and complete zonal, systems and structural check (“C” or its equivalent), the corresponding lower checks (“A” and “B” or equivalent) and any other maintenance and inspections tasks, all in accordance with the MPD, sufficient to clear the Aircraft for operation until the next-scheduled full and complete zonal, systems and structural check under the MPD (which in any event will not be less than one year). LESSEE will also weigh the Aircraft. Any discrepancies revealed during such inspection will be corrected in accordance with Manufacturer’s maintenance and repair manuals or DGAC-approved data. LESSEE agrees to perform during such check any other work reasonably required by LESSOR (and not otherwise required under this Lease) and LESSOR will reimburse LESSEE for such work at LESSEE’s preferred customer rates.

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23.8.2

Perform an internal and external corrosion inspection and correct any discrepancies in accordance with the recommendations of Manufacturer and the Structural Repair Manual. In addition, all inspected areas will be properly treated with corrosion inhibitor as recommended by Manufacturer.

23.8.3	If LESSEE performed any structural inspections/tasks on a sampling basis but did not perform such inspections/tasks on the Aircraft, such work also will be accomplished on the Aircraft.

23.8.4

Remove LESSEE’s exterior markings, including all exterior paint, by stripping (or, at LESSOR’s option, pneumatically scuff/sanding) the paint from the Airframe and clean, reseal, refinish, prepare (including application of alodine or another corrosion inhibitor) and prime the surfaces to be painted, all in accordance with Manufacturer’s and paint manufacturer’s recommendations. LESSEE will then repaint the Airframe in the colors and logo specified by LESSOR. Such painting will be accomplished in such a manner as to result in a uniformly smooth and cosmetically acceptable aerodynamic surface. All external placards, signs and markings will be properly attached, free from damage, clean and legible.

23.8.5	Clean the exterior and interior of the Aircraft.

23.8.6	If reasonably required by LESSOR, repaint the interior of the Aircraft, including flight deck, and replace placards.

23.8.7

In accordance with Manufacturer’s Structural Repair Manual, permanently repair damage to the Aircraft that exceeds Manufacturer’s limits and replace any non-flush structural patch repairs installed on the Airframe with flush-type repairs.

23.8.8

Perform a full and complete hot and cold section videotape borescope on each Engine and its modules in accordance with the Engine manufacturer’s maintenance manual, with LESSOR or its representatives entitled to be present. LESSEE will provide evidence to LESSOR’s satisfaction that such inspection does not reveal any condition which would cause the Engine or any module to be unserviceable, beyond serviceable limits or serviceable with limitations under the Engine manufacturer’s maintenance manual. LESSEE will correct any discrepancies in accordance with the guidelines set out by the Engine manufacturer which may be discovered during such inspection.

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23.8.9

If the Engine historical and technical records and/or condition trend monitoring data of any Engine (including the APU) indicate an acceleration in the rate of deterioration in the performance of an Engine outside the Engine manufacturer’s standards, LESSEE will correct, to LESSOR’s satisfaction, such conditions which are determined to be causing such accelerated rate of deterioration.

23.8.10

In accordance with the applicable maintenance manual, accomplish a maximum power assurance run and condition, acceleration and bleed valve scheduling checks on the Engines. LESSEE will record and evaluate the Engine performance, with LESSOR and/or its representative entitled to be present. The performance and all operating parameters of each Engine will be within the limits specified in Manufacturer’s maintenance manual.

23.8.11

In the event the Engine historical and technical records, borescope inspection, trend monitoring and other checks specified in Article 23.8.10 result in a dispute regarding the conformity of an Engine with the requirements of this Article 23, LESSEE and LESSOR will consult with Engine manufacturer and follow Engine manufacturer’s recommendations (including the accomplishment of an Engine test cell operational check) with regard to determining if such Engine complies with the requirements of this Article 23 and the manner in which any discrepancies from the requirements of this Article 23 will be rectified.

23.9	Part Lives. At return, the condition of the Aircraft will be as follows:

23.9.1

The Aircraft will have at least *          percent (*     %) of the full allotment of hours, cycles and calendar time (whichever is the more limiting factor) between the 10 year/24,000 flight cycles complete zonal and structural checks (or any replacement or successor to such checks) remaining as approved by the MPD. All non-routine tasks generated as a result of the performance of these work cards must also be performed.

23.9.2	The Aircraft will have * (* ) hours consumed since the last full and complete zonal, systems and structural check (“C” check or equivalent) (excluding hours consumed on the acceptance flight).

23.9.3	Each Engine will meet all of the following:

(a) Each Engine will have operated no more than *          hours and *          cycles since the last full performance restoration shop visit in which the modules were fully refurbished and will have at least *      percent of the hours and cycles remaining until its next anticipated removal (based upon the Engine manufacturer’s estimated mean time between removals for engines of the same type as the Engines);

71	ARTICLE 23 RETURN OF AIRCRAFT

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

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(b) Each Engine will also have a remaining EGT margin sufficient to permit the operation of such Engine for the hours and cycles set forth in the preceding subparagraph, based upon the historical experience of LESSEE;

(c) No life-limited part of an Engine will have more hours or cycles consumed than such Engine’s data plate; and

(d) Each part of an Engine which has a hard time limit will have at least *    % of such Part’s full allotment of hours and cycles remaining to operate until its next scheduled overhaul. Each part of an Engine which has a life limit will have at least *    % of such Part’s full allotment of hours and cycles remaining to operate until its removal. However, if *    % of such hard time or life-limited part’s full allotment of hours and cycles remaining is less than *         hours and *         cycles, then such hard time or life-limited part will be returned with at least *         hours and *         cycles remaining.

23.9.4	The APU will have * *( ) APU hours consumed since the last hot section refurbishment (excluding hours consumed on the acceptance flight).

23.9.5	The Landing Gear will have at least * percent (* )%) of the full allotment of hours/cycles/calendar time remaining until the next Overhaul or scheduled removal.

23.9.6

Each Part of the Aircraft which has a hard time (hour/cycle) limit to Overhaul pursuant to the MPD will have at least *    % of such part’s full allotment of hours and cycles remaining to operate until its next scheduled overhaul pursuant to the MPD. However, if *    % of such hard time Part’s full allotment of hours and cycles remaining is less than *             hours and *             cycles, then such hard time Part will be returned with at least *         hours and *         cycles remaining to operate until its next scheduled overhaul pursuant to the MPD.

23.9.7

Each life-limited Part of the Aircraft will have at least *    % of such Part’s full allotment of hours and cycles remaining to operate until removal pursuant to the MPD. However, if *    % of such life-limited Part’s full allotment of hours and cycles remaining is less than *         hours and *         cycles, then such life-limited Part will be returned with at least *             hours and *             cycles remaining to operate pursuant to the MPD.

23.9.8

Each Part which has a calendar limit will have sufficient calendar time remaining to operate until the next “C” check pursuant to the MPD after return of the Aircraft to LESSOR (which in any event will be not less than *         year).

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* The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

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23.9.9

No Engine or installed component or Part of the Aircraft will have a total time since new greater than *                         percent *        %) of that of the Airframe and, with respect to all installed components as a group, the components will have an average total time since new no greater than that of the Airframe.

23.9.10	The Aircraft Landing Gear tires and brakes will be * or have * (* hours/cycles out of Overhaul (except for the acceptance flight).

23.10 Export and Deregistration of Aircraft. At LESSOR’s request, LESSEE at its cost will (a) provide an Export Certificate of Airworthiness or its equivalent from the State of Registration so that the Aircraft can be exported to the country designated by LESSOR, (b) assist with deregistration of the Aircraft from the register of aircraft in the State of Registration, (c) assist with arranging for prompt confirmation of such deregistration to be sent by the registry in the State of Registration to the next country of registration and (d) perform any other acts reasonably required by LESSOR in connection with the foregoing. If any Aircraft work which LESSEE is not otherwise required to perform hereunder, including engineering, is required in order to obtain such Export Certificate of Airworthiness, LESSEE will perform such work and LESSOR will reimburse LESSEE for such work at LESSEE’s preferred customer rates.

23.11 LESSEE’s Continuing Obligations. In the event that LESSEE does not return the Aircraft to LESSOR on the Expiration Date and in the condition required by this Article 23 for any reason (whether or not the reason is within LESSEE’s control other than any delay due to additional work requested by LESSOR referred to in Articles 23.8.1 and 23.10 or for reasons within LESSOR’s control described in Article 23.6.3):

23.11.1

the obligations of LESSEE under this Lease will continue in full force and effect on a day-to-day basis until such return except that if LESSEE does not return the Aircraft to LESSOR on the Expiration Date solely and directly because of additional work requests made at the request of LESSOR which LESSEE is not otherwise required to perform hereunder, LESSEE shall have no obligation to pay Rent. This will not be considered a waiver of LESSEE’s Event of Default or any right of LESSOR hereunder.

23.11.2	Until such return, the Agreed Value will be an amount equal to the Agreed Value on the day the Aircraft should have been returned to LESSOR pursuant to this Lease.

23.11.3

LESSEE will fully indemnify LESSOR on demand for all losses (including consequential damages), liabilities, actions, proceedings, costs and expenses thereby suffered or incurred by LESSOR and, in addition, until such time as the Aircraft is redelivered to LESSOR and put into the condition required by this Article 23, instead of paying the Rent specified in Article 5.3, LESSEE will pay twice the amount of Rent

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* The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, INC. with the Securities Exchange Commission and filed separately with the Commission.

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for each day from the scheduled Expiration Date until the Termination Date (the monthly Rent payable under Article 5.3.1 will be prorated based on the actual number of days in the applicable month). Payment will be made upon presentation of LESSOR’s invoice.

23.11.4

LESSOR may elect, in its sole and absolute discretion, to accept the return of the Aircraft prior to the Aircraft being put in the condition required by this Article 23 and thereafter have any such non-conformance corrected at such time as LESSOR may deem appropriate (but within ninety (90) days following the return of the Aircraft) and at commercial rates then-charged by the Person selected by LESSOR to perform such correction. Any direct expenses incurred by LESSOR for such correction will become additional Rent payable by LESSEE within fifteen (15) days following the submission of a written statement by LESSOR to LESSEE, identifying the items corrected and setting forth the expense of such corrections. LESSEE’s obligation to pay such supplemental Rent will survive the Termination Date.

23.12 Airport and Navigation Charges. LESSEE will ensure that at return of the Aircraft any and all airport, navigation and other charges which give rise or may if unpaid give rise to any lien, right of detention, right of sale or other Security Interest in relation to the Aircraft, Engine or any Part, whether incurred in respect of the Aircraft or any other aircraft operated by LESSEE, have been paid and discharged in full (whether or not due) and will at LESSOR’s request produce evidence thereof satisfactory to LESSOR.

23.13 Return Acceptance Certificate. Upon return of the Aircraft in accordance with the terms of this Lease, LESSEE will prepare and execute two (2) Return Acceptance Certificates in the form and substance of Exhibit K and LESSOR will countersign and return one such Return Acceptance Certificate to LESSEE.

23.14 Indemnities and Insurance. The indemnities and insurance requirements set forth in Articles 17 and 18, respectively, will apply to Indemnitees and LESSOR’s representatives during return of the Aircraft, including the ground inspection and acceptance flight. With respect to the acceptance flight, LESSOR’s representatives will receive the same protections as LESSOR on LESSEE’s Aviation and Airline General Third Party Liability Insurance.

23.15 Storage. At LESSOR’s request, LESSEE will continue to lease the Aircraft under this Lease for a period not to exceed thirty (30) days. During this period, LESSEE will have no obligations under this Lease except to park and store the Aircraft in accordance with Manufacturer’s recommended short term storage program at one of LESSEE’s principal maintenance facilities in Macau and, at LESSOR’s cost, to maintain all insurance on the Aircraft. LESSEE will not utilize the Aircraft for any reason during this period. LESSOR agrees to pay the airport parking charges in connection with this Article 23.15.

74	ARTICLE 23 RETURN OF AIRCRAFT

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ARTICLE 24         ASSIGNMENT

24.1 No Assignment by LESSEE. NO ASSIGNMENT, NOVATION, TRANSFER, MORTGAGE OR OTHER CHARGE MAY BE MADE BY LESSEE OF ANY OF ITS RIGHTS WITH RESPECT TO THE AIRCRAFT, ENGINE OR PART OR THIS LEASE.

24.2 Sale or Assignment by LESSOR. Subject to LESSEE’s rights pursuant to this Lease, LESSOR may at any time and without LESSEE’s consent sell, assign or transfer its rights and interest hereunder or with respect to the Aircraft to a third party (“LESSOR’s Assignee”). For a period of *          (*  ) years after such sale or assignment and at LESSEE’s cost, LESSEE will continue to name LESSOR as an additional insured under the Aviation and Airline General Third Party Liability Insurance specified in Exhibit C.

24.3 LESSOR’s Lender. Subject to LESSEE’s rights pursuant to this Lease, LESSOR may at any time and without LESSEE’s consent grant security interests over the Aircraft and assign the benefit of this Lease to a lender (“LESSOR’s Lender”) as security for LESSOR’s obligations to LESSOR’s Lender. In connection with such financing, LESSOR may transfer the Aircraft to another entity owned or controlled by LESSOR, in which case LESSOR will guaranty the performance of such entity. LESSEE consents to any such transfer and agrees to cooperate with LESSOR or and Lender and to provide such certificates, agreements, and information as LESSOR or Lender may reasonably request. Further, if LESSOR’s Lender requires, as a condition to providing financing, any nonsubstantive modification of the Lease, LESSEE agrees to enter into an agreement so modifying this Lease.

24.4 LESSEE Cooperation. On request by LESSOR, LESSOR’s Assignee or LESSOR’s Lender, LESSEE will execute all such documents (such as a lease assignment agreement) as LESSOR, LESSOR’s Assignee or LESSOR’s Lender may reasonably require to confirm LESSEE’s obligations under this Lease and obtain LESSEE’s acknowledgment that LESSOR is not in breach of the Lease. LESSEE will provide all other reasonable assistance and cooperation to LESSOR, LESSOR’s Assignee and LESSOR’s Lender in connection with any such sale or assignment or the perfection and maintenance of any such security interest, including, at LESSOR’s cost, making all necessary filings and registrations in the State of Registration and providing all opinions of counsel with respect to matters reasonably requested by LESSOR, LESSOR’s Lender or LESSOR’s Assignee. LESSOR will reimburse LESSEE for its reasonable out-of-pocket costs in reviewing documents required by LESSOR or LESSOR’s Lender.

24.5	Protections.

24.5.1

At LESSEE’s request, LESSOR will obtain for the benefit of LESSEE an acknowledgment from any LESSOR’s Assignee or LESSOR’s Lender that, so long as no Default or Event of Default has occurred and is continuing hereunder, such Person will not interfere with LESSEE’s quiet, peaceful use and enjoyment of the Aircraft.

75	ARTICLE 24 ASSIGNMENT

* The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, INC. with the Securities Exchange Commission and filed separately with the Commission.

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24.5.2

Wherever the term “LESSOR” is used in this Lease in relation to any of the provisions relating to disclaimer, title and registration, taxes, indemnity and insurance contained in Articles 8, 14, 16, 17 and 18, respectively, or with respect to Article 20.2.8, the term “LESSOR” will be deemed to include LESSOR’s Assignee and LESSOR’s Lender, if applicable.

24.5.3

LESSEE will not be obligated to pay any greater amount following an assignment, sale or granting of a security interest than it would have had to pay but for such assignment or sale, and LESSOR will indemnify LESSEE on demand for any loss suffered or cost incurred as a result of such assignment or sale or granting of such security interests (provided that the foregoing shall not apply to any additional risk or cost associated with the insurances to be carried by LESSEE hereunder and its indemnity obligations pursuant to Article 17).

76	ARTICLE 24 ASSIGNMENT

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ARTICLE 25        DEFAULT OF LESSEE

25.1 LESSEE Notice to LESSOR. LESSEE will promptly notify LESSOR if LESSEE becomes aware of the occurrence of any Default.

25.2 Events of Default. The occurrence of any of the following will constitute an Event of Default and material breach of this Lease by LESSEE:

(a) LESSEE fails to take delivery of the Aircraft when obligated to do so under the terms of this Lease;

(b) LESSEE fails to make a Rent or other payment due hereunder in the manner and by the date provided herein and fails to make such payment within five (5) Business Days after such payment is due;

(c) LESSEE fails to obtain or maintain the insurance required by Article 18;

(d) LESSEE fails to return the Aircraft to LESSOR on the Expiration Date in accordance with Article 23;

(e) LESSEE fails to observe or perform any of its other obligations hereunder and fails to cure the same within fifteen (15) days after written notice thereof to LESSEE. If such failure cannot by its nature be cured within fifteen (15) days, LESSEE will have the reasonable number of days necessary to cure such failure (not to exceed a period of sixty (60) days) so long as it uses diligent and best efforts to do so;

(f) any representation or warranty of LESSEE herein proves to be untrue in any material respect;

(g) the registration of the Aircraft is cancelled other than as a result of an act or omission of LESSOR;

(h) LESSEE abandons the Aircraft or Engines;

(i) LESSEE or an approved sublessee no longer has unencumbered control (other than Permitted Liens) or possession of the Aircraft or Engines, except as otherwise permitted by this Lease;

(j) LESSEE threatens to or temporarily or permanently discontinues business or sells or otherwise disposes of all or substantially all of its assets;

77	ARTICLE 25 DEFAULT OF LESSEE

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(k) a material adverse change occurs in the financial condition of LESSEE;

(l) LESSEE no longer possesses the licenses, certificates and permits required for the conduct of its business as a certificated air carrier in Macau;

(m) LESSEE (i) suspends payment on its debts or other obligations, (ii) is unable to or admits its inability to pay its debts or other obligations as they fall due, (iii) is adjudicated or becomes bankrupt or insolvent or (iv) proposes or enters into any composition or other arrangement for the benefit of its creditors generally;

(n) any proceedings, resolutions, filings or other steps are instituted or threatened with respect to LESSEE relating to the bankruptcy, liquidation, reorganization or protection from creditors of LESSEE or a substantial part of LESSEE’s property. If instituted by LESSEE, the same will be an immediate Event of Default. If instituted by another Person, the same will be an Event of Default if not dismissed, remedied or relinquished within sixty (60) days;

(o) any order, judgment or decree is entered by any court of competent jurisdiction appointing a receiver, trustee or liquidator of LESSEE or a substantial part of its property, or if a substantial part of LESSEE’s property is to be sequestered. If instituted by or done with the consent of LESSEE, the same will be an immediate Event of Default. If instituted by another Person, the same will be an Event of Default if not dismissed, remedied or relinquished within sixty (60) days;

(p) any indebtedness for borrowed moneys or a guarantee or similar obligation owed by LESSEE with an unpaid balance of at least *                                    U.S. Dollars (US*                   ) becomes due or is capable of being declared due before its stated maturity or LESSEE is in default under any other purchase agreement, lease, conditional sale agreement or other agreement pursuant to which LESSEE has possession of any aircraft and such default materially and adversely affects LESSEE’s ability to perform its obligations under this Lease. Provided, however, that any default declared on account of LESSEE not returning a leased aircraft (other than an aircraft leased to LESSEE by LESSOR) to a lessor on the relevant expiration date of such other lease shall not be an Event of Default hereunder;

(q) LESSEE is in default under any other lease or agreement between LESSEE and LESSOR and the same is not cured within its specified cure period; or

(r) any approved sublessee acts so as to prevent present or future performance by LESSEE of its obligations under this Lease and LESSEE has not procured such action as is necessary to enable performance within fifteen (15) days after such action.

78	ARTICLE 25 DEFAULT OF LESSEE

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25.3 LESSOR’s General Rights. Upon the occurrence of any Event of Default, all rights of LESSEE hereunder will immediately cease and terminate (but LESSEE’s obligations hereunder will continue, including the obligations to protect and insure the Aircraft as required under this Lease). LESSOR may do all or any of the following at its option (in addition to such other rights and remedies which LESSOR may have by statute or otherwise but subject to any requirements of applicable Law):

(a) terminate this Lease by giving written notice to LESSEE;

(b) require that LESSEE immediately move the Aircraft to an airport or other location designated by LESSOR;

(c) for LESSEE’s account, do anything that may reasonably be required to cure any default and recover from LESSEE all reasonable costs, including legal fees and expenses incurred in doing so and Default Interest;

(d) proceed as appropriate to enforce performance of this Lease and to recover any damages for the breach hereof, including the amounts specified in Article 25.5;

(e) terminate this Lease by taking possession of the Aircraft or by serving notice requiring LESSEE to return the Aircraft to LESSOR at the location specified by LESSOR. If LESSOR takes possession of the Aircraft, it may enter upon LESSEE’s premises where the Aircraft is located without liability. Upon repossession of the Aircraft, LESSOR will then be entitled to sell, lease or otherwise deal with the Aircraft as if this Lease had never been made. LESSOR will be entitled to the full benefit of its bargain with LESSEE; or

(f) apply all or any portion of the Security Deposit and any other security deposits held by LESSOR pursuant to any other agreements between LESSOR and LESSEE to any amounts due.

25.4 Deregistration and Export of Aircraft. If an Event of Default has occurred and is continuing, LESSOR may take all steps necessary to deregister the Aircraft in and export the Aircraft from the State of Registration.

25.5 LESSEE Liability for Damages. If an Event of Default occurs, in addition to all other remedies available at law or in equity, LESSOR has the right to recover from LESSEE and LESSEE will pay LESSOR within two (2) Business Days after LESSOR’s written demand, all of the following:

79	ARTICLE 25 DEFAULT OF LESSEE

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(a) all amounts which are then due and unpaid hereunder and which become due prior to the earlier of LESSOR’s recovery of possession of the Aircraft or LESSEE making an effective tender thereof;

(b) subject to LESSOR’s duty to mitigate losses, any losses suffered by LESSOR because of LESSOR’s inability to place the Aircraft on lease with another lessee or to otherwise utilize the Aircraft on financial terms as favorable to LESSOR as the terms hereof or, if LESSOR elects to dispose of the Aircraft, the funds arising from a sale or other disposition of the Aircraft are not as profitable to LESSOR as leasing the Aircraft in accordance with the terms hereof would have been (and LESSOR will be entitled to accelerate any and all Rent which would have been due from the date of LESSOR’s recovery or repossession of the Aircraft through the Expiration Date);

(c) all costs associated with LESSOR’s exercise of its remedies hereunder, including but not limited to repossession costs, legal fees, Aircraft storage costs, Aircraft re-lease or sale costs and LESSOR’s internal costs and expenses (including the cost of personnel time calculated based upon the compensation paid to the individuals involved on an annual basis and a general LESSOR overhead allocation);

(d) subject to LESSOR’s duty to mitigate losses, any interest, fees or other sums paid or payable on account of funds borrowed in order to carry any unpaid amount;

(e) subject to LESSOR’s duty to mitigate losses, any loss, premium, penalty or expense which may be incurred in repaying funds raised to finance the Aircraft or in unwinding any financial instrument relating in whole or in part to LESSOR’s financing of the Aircraft;

(f) subject to LESSOR’s duty to mitigate losses, any loss, cost, expense or liability sustained by LESSOR due to LESSEE’s failure to redeliver the Aircraft in the condition required by this Lease; and

(g) subject to LESSOR’s duty to mitigate losses, any other loss, damage, expense, cost or liability which LESSOR suffers or incurs as a result of the Event of Default and/or termination of this Lease, including an amount sufficient to fully compensate LESSOR for any loss of or damage to LESSOR’s residual interest in the Aircraft caused by LESSEE’s default.

25.6 Waiver of Default. By written notice to LESSEE, LESSOR may at its election waive any Default or Event of Default and its consequences and rescind and annul any prior notice of termination of this Lease. The respective rights of the parties will then be as they would have been had no Default or Event of Default occurred and no such notice been given.

80	ARTICLE 25 DEFAULT OF LESSEE

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25.7 Present Value of Payments. In calculating LESSOR’s damages hereunder, upon an Event of Default all Rent and other amounts which would have been due hereunder during the Lease Term if an Event of Default had not occurred will be calculated on a present value basis using a discounting rate of *       percent (*  %) per annum discounted to the earlier of the date on which LESSOR obtains possession of the Aircraft or LESSEE makes an effective tender thereof.

25.8 Use of “Termination Date”. For avoidance of doubt, it is agreed that if this Lease terminates and the Aircraft is repossessed by LESSOR due to an Event of Default, then, notwithstanding the use of the term “Termination Date” in this Lease, the period of the Lease Term and the “Expiration Date” will be utilized in calculating the damages to which LESSOR is entitled pursuant to Article 25.5. For example, it is agreed and understood that LESSOR is entitled to receive from LESSEE the Rent and the benefit of LESSEE’s insurance and maintenance of the Aircraft until expiration of the Lease Term.

81	ARTICLE 25 DEFAULT OF LESSEE

* The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, INC. with the Securities Exchange Commission and filed separately with the Commission.

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ARTICLE 26         NOTICES

26.1 Manner of Sending Notices. Any notice, request or information required or permissible under this Lease will be in writing and in English. Notices will be delivered in person or sent by telex, fax, letter (mailed airmail, certified and return receipt requested), or by expedited delivery addressed to the parties as set forth in Article 26.2. In the case of a telex or fax, notice will be deemed received upon actual receipt (in the case of a fax notice, the date of actual receipt will be deemed to be the date set forth on the confirmation of receipt produced by the sender’s fax machine immediately after the fax is sent). In the case of a mailed letter, notice will be deemed received on the tenth (10th) day after mailing. In the case of a notice sent by expedited delivery, notice will be deemed received on the date of delivery set forth in the records of the Person which accomplished the delivery. If any notice is sent by more than one of the above listed methods, notice will be deemed received on the earliest possible date in accordance with the above provisions.

26.2 Notice Information. Notices will be sent:

If to LESSOR:	INTERNATIONAL LEASE FINANCE CORPORATION
1999 Avenue of the Stars, 39th Floor
Los Angeles, California 90067
United States of America

Attention: Legal Department

Fax: 310-788-1990

Telephone: 310-788-1999

If to LESSEE:	COMPANHIA DE TRANSPORTES AEREOS AIR MACAU, SARL
693 Avenida da Praia Grande
Edif Tai Wah 9-12
Andar
Macau

Attention: Eng. Carlos Pimentel

Fax: 011-853-396-6800

Telephone: 011-853-396-6830

or to such other places and numbers as either party directs in writing to the other party.

82	ARTICLE 26 NOTICES

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ARTICLE 27         GOVERNING LAW AND JURISDICTION

27.1 California Law. This Lease is being delivered in the State of California and will in all respects be governed by and construed in accordance with the Laws of the State of California (notwithstanding the conflict Laws of the State of California).

27.2 Non-Exclusive Jurisdiction in California. As permitted by Section 410.40 of the California Code of Civil Procedure, the parties hereby irrevocably submit to the non-exclusive jurisdiction of the Federal District Court for the Central District of California and the State of California Superior or Municipal Court in Los Angeles, California. Nothing herein will prevent either party from bringing suit in any other appropriate jurisdiction.

27.3 Service of Process. The parties hereby consent to the service of process (a) out of any of the courts referred to above, (b) in accordance with Section 415.40 of the California Code of Civil Procedure by mailing copies of the summons and complaint to the person to be served by air mail, certified or registered mail to the address set forth in Article 26.2, postage prepaid, return receipt requested or (c) in accordance with the Hague Convention, if applicable.

27.4 Prevailing Party in Dispute. If any legal action or other proceeding is brought in connection with or arises out of any provisions in this Lease, the prevailing party will be entitled to recover reasonable attorneys’ fees and other costs incurred in such action or proceedings. The prevailing party will also, to the extent permissible by Law, be entitled to receive pre- and post-judgment Default Interest.

27.5 Waiver. LESSEE AND LESSOR HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY. LESSEE AND LESSOR HEREBY IRREVOCABLY WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS LEASE BROUGHT IN ANY OF THE COURTS REFERRED TO IN ARTICLE 27.2, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

83	ARTICLE 27 GOVERNING LAW AND JURISDICTION

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ARTICLE 28          MISCELLANEOUS

28.1 Transportation of Personnel. LESSEE will provide transportation to LESSOR’s personnel on a gratis basis on aircraft operated by LESSEE five (5) times per calendar year (per aircraft leased from LESSOR).

28.2 Press Releases. The parties will give copies to one another, in advance if possible, of all news, articles and other releases provided to the public media regarding this Lease or the Aircraft.

28.3 Power of Attorney. LESSEE hereby irrevocably appoints LESSOR as its attorney for the purpose of putting into effect the intent of this Lease following an Event of Default, including without limitation, the return, repossession, deregistration and exportation of the Aircraft. To evidence this appointment, LESSEE has executed the Power of Attorney in the form of Exhibit H. LESSEE will take all steps required under the Laws of the State of Registration to provide such power of attorney to LESSOR.

28.4 LESSOR Performance for LESSEE. The exercise by LESSOR of its remedy of performing a LESSEE obligation hereunder is not a waiver of and will not relieve LESSEE from the performance of such obligation at any subsequent time or from the performance of any of its other obligations hereunder.

28.5 LESSOR’s Payment Obligations. Any obligation of LESSOR under this Lease to pay or release any amount to LESSEE is conditioned upon (a) all amounts then due and payable by LESSEE to LESSOR under this Lease or under any other agreement between LESSOR and LESSEE having been paid in full and (b) no Default having occurred and continuing hereunder at the time such payment or release of payment is payable to LESSEE.

28.6 Application of Payments. Any amounts paid or recovered in respect of LESSEE liabilities hereunder may be applied to Rent, Default Interest, fees or any other amount due hereunder in such proportions, order and manner as LESSOR determines.

28.7 Usury Laws. The parties intend to contract in strict compliance with the usury Laws of the State of California and, to the extent applicable, the United States. Notwithstanding anything to the contrary in the Operative Documents, LESSEE will not be obligated to pay Default Interest or other interest in excess of the maximum non-usurious interest rate, as in effect from time to time, which may by applicable Law be charged, contracted for, reserved, received or collected by LESSOR in connection with the Operative Documents. During any period of time in which the then-applicable highest lawful rate is lower than the Default Interest rate, Default Interest will accrue and be payable at such highest lawful rate; however, if at later times such highest lawful rate is

84	ARTICLE 28 MISCELLANEOUS

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greater than the Default Interest rate, then LESSEE will pay Default Interest at the highest lawful rate until the Default Interest which is paid by LESSEE equals the amount of interest that would have been payable in accordance with the interest rate set forth in Article 5.6.

28.8 Delegation by LESSOR. LESSOR may delegate to any Person(s) all or any of the rights, powers or discretion vested in it by this Lease and any such delegation may be made upon such terms and conditions as LESSOR in its absolute discretion thinks fit.

28.9 Confidentiality. The Operative Documents and all non-public information obtained by either party about the other are confidential and are between LESSOR and LESSEE only and will not be disclosed by a party to third parties (other than to such party’s auditors or legal advisors or as required in connection with any filings of this Lease in accordance with Article 14) without the prior written consent of the other party. If disclosure is required as a result of applicable Law, LESSEE and LESSOR will cooperate with one another to obtain confidential treatment as to the commercial terms and other material provisions of this Lease.

28.10 Rights of Parties. The rights of the parties hereunder are cumulative, not exclusive, may be exercised as often as each party considers appropriate and are in addition to its rights under general Law. The rights of one party against the other party are not capable of being waived or amended except by an express waiver or amendment in writing. Any failure to exercise or any delay in exercising any of such rights will not operate as a waiver or amendment of that or any other such right any defective or partial exercise of any such rights will not preclude any other or further exercise of that or any other such right and no act or course of conduct or negotiation on a party’s part or on its behalf will in any way preclude such party from exercising any such right or constitute a suspension or any amendment of any such right.

28.11 Further Assurances. Each party agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by Law, reasonably requested by the auditors of the other party or requested by the other party to establish, maintain or protect the rights and remedies of the requesting party or to carry out and effect the intent and purpose of this Lease.

28.12 Use of Word “including”. The term “including” is used herein without limitation and by way of example only.

28.13 Headings. All article and paragraph headings and captions are purely for convenience and will not affect the interpretation of this Lease. Any reference to a specific article, paragraph or section will be interpreted as a reference to such article, paragraph or section of this Lease.

85	ARTICLE 28 MISCELLANEOUS

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28.14 Invalidity of any Provision. If any of the provisions of this Lease become invalid, illegal or unenforceable in any respect under any Law, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

28.15 Negotiation. The terms of this Lease are agreed by LESSOR from its principal place of business in Los Angeles, California

28.16 Time is of the Essence. Time is of the essence in the performance of all obligations of the parties under this Lease and, consequently, all time limitations set forth in the provisions of this Lease will be strictly observed.

28.17 Amendments in Writing. The provisions of this Lease may only be amended or modified by a writing executed by LESSOR and LESSEE.

28.18 Counterparts. This Lease may be executed in any number of identical counterparts, each of which will be deemed to be an original, and all of which together will be deemed to be one and the same instrument when each party has signed and delivered one such counterpart to the other party.

28.19 Delivery of Documents by Fax. Delivery of an executed counterpart of this Lease or of any other documents in connection with this Lease by fax will be deemed as effective as delivery of an originally executed counterpart. Any party delivering an executed counterpart of this Lease or other document by fax will also deliver an originally executed counterpart, but the failure of any party to deliver an originally executed counterpart of this Lease or such other document will not affect the validity or effectiveness of this Lease or such other document.

28.20 Entire Agreement. The Operative Documents constitute the entire agreement between the parties in relation to the leasing of the Aircraft by LESSOR to LESSEE and supersede all previous proposals, agreements and other written and oral communications in relation hereto. The parties acknowledge that there have been no representations, warranties, promises, guarantees or agreements, express or implied, except as set forth herein.

28.21 Witness. Eng. Carlos Pimentel of Air Macau has executed and delivered this Lease to LESSOR only for the purpose of recording his status as a witness thereto.

86	ARTICLE 28 MISCELLANEOUS

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IN WITNESS WHEREOF, LESSEE and LESSOR have caused this Lease to be executed by their respective officers as of October 26, 2001.

INTERNATIONAL LEASE FINANCE CORPORATION	COMPANHIA DE TRANSPORTES AEREOS AIR MACAU, WL

ENG. CARLOS PIMENTEL, as witness

By:

SIGNATURE PAGE

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EXHIBIT A          AIRCRAFT DESCRIPTION

Aircraft Manufacturer and Model:	Airbus A319-100

Engine Manufacturer and Model:	IAE V2524-A5

Engine Serial Numbers:	To be identified in the Acceptance Certificate

Audio and Video Equipment:	Furnished

Configuration:	8C/118Y

Specification:	(initials)

88	EXHIBIT A AIRCRAFT DESCRIPTION

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EXHIBIT B        PARTICIPATION AGREEMENT

89	EXHIBIT ? PARTICIPATION AGREEMENT

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EXHIBIT C        CERTIFICATE OF INSURANCE

[Refer to Aircraft Lease Agreement dated as of October 26, 2001 between LESSEE and LESSOR (the “Lease”). If applicable, insurance certificates from both the insurers and reinsurers will be provided. If there is a LESSOR’s Lender, include references to it where appropriate after references to LESSOR.]

To: International Lease Finance Corporation (“LESSOR”)

1999 Avenue of the Stars, 39th Floor

Los Angeles, California 90067
United States

Re: Companhia de Transportes Aereos Air Macau, SARL
A319-100 Manufacturer’s Serial No.: Registration Mark:	TBD (the ‘‘Aircraft”)

 The following security has subscribed to the insurance and/or reinsurance policies:

 [LIST COMPANIES & PERCENTAGES]

 THIS IS TO CERTIFY THAT, as Insurance Brokers, we have effected Fleet Insurance in respect of aircraft owned or operated by LESSEE (including the Aircraft) as specified below.

AIRCRAFT HULL ALL RISKS

COVERING:

All risks of physical loss or damage to the Aircraft from any cause (subject only to the exclusions as specified below), for an Agreed Value of Aircraft in the amount of [list amount calculated in accordance with Article 19.1]

DEDUCTIBLES:

US$ [AMOUNT] each and every loss. Not applicable to Total Loss/Constructive Total Loss or Arranged Total Loss

90	EXHIBIT C CERTIFICATE OF INSURANCE

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GEOGRAPHICAL COVERAGE:

Worldwide

AVIATION AND AIRLINE GENERAL THIRD PARTY LIABILITY

COVERING:

Aircraft Third Party, Passenger, Baggage, Cargo and Mail Liability and Airline General Third Party Liability (including Premises, Hangarkeepers and Products Liability) for combined single limit of not less than US$*                         (or such higher amount as LESSEE may carry on any other aircraft in its fleet) any one accident/occurrence (but in the aggregate in relation to Products Liability), extended to cover LESSEE’s liability under the Lease to the extent of the risks covered by the policy including war and allied perils under Extended Coverage Endorsement as per AVN 52 subject only to exclusions as specified below and AVN 52D

GEOGRAPHICAL LIMITS:

Worldwide

HULL WAR AND ALLIED PERILS

COVERING:

Hull War Risks as per LSW555.B, but including (a) confiscation or requisition (including by State of Registration and state where airline is domiciled), (b) hijacking or other unlawful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) and including “All Risks” Continuation Clause and Extortion Risks (including expenses) and covering claims excluded from Hull All Risks Policy while Aircraft outside Assured’s control by reason of perils insured under this policy, for an Agreed Value of Aircraft in the amount of [list amount calculated in accordance with Article 19.1]

DEDUCTIBLE:

No deductible

91	EXHIBIT C CERTIFICATE OF INSURANCE

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, INC. with the Securities Exchange Commission and filed separately with the Commission.

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GEOGRAPHICAL LIMITS:

Worldwide

AIRCRAFT SPARES ALL RISKS INSURANCE

COVERING:

All risks of physical loss or damage to Aircraft Parts or spares or Engines at all times when removed from the Aircraft from whatever cause, subject only to the exclusions specified below, including the risks set down in AVN 48B other than paragraphs (a) and (b) thereof (but including paragraph (a) in respect of transit risks) for limits of not less than:

US$ *                           any one location

US$ *                           any one sending

and covering:

With respect to an Engine, an agreed value of    or, with LESSOR’s written concurrence, replacement cost

With respect to Parts, replacement cost

DEDUCTIBLE:

US$ *                 each and every loss

GEOGRAPHICAL COVERAGE:

Worldwide

INSURANCE REQUIRED BY MANUFACTURER

LESSEE will carry the insurance required by Manufacturer in connection with LESSOR’s assignment of Manufacturer’s warranties and product support to LESSEE

92	EXHIBIT C CERTIFICATE OF INSURANCE

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the securities Exchange Commission and filed separately with the Commission.

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CONTRACTUAL INDEMNITY

LESSEE has insurance coverage for the indemnities agreed to by LESSEE pursuant to Article 17 of the Lease

PERIOD OF COVERAGE (ALL POLICIES)

From Delivery Date of Aircraft to [EXPIRATION DATE]

It is further certified that LESSOR has an interest in respect of the Aircraft under the Lease. Accordingly, with respect to losses occurring during the period from the Effective Date until the expiry of the Insurance or until the expiry or agreed termination of the Lease or until the obligations under the Lease are terminated by any action of the Insured or LESSOR and in consideration of the Additional Premium it is confirmed that the Insurance afforded by the Policy is in full force and effect and it is further agreed that the following provisions are specifically endorsed to the Policy.

2.    UNDER THE HULL (ALL RISKS AND HULL WAR AND ALLIED RISKS) AND AIRCRAFT SPARES INSURANCES

(a) [ILFC ONLY-NO OTHER CONTRACT PARTIES] In respect of any claim on the Aircraft that becomes payable on the basis of a Total Loss, settlement will be made to, or to the order of LESSOR as sole loss payee, up to the Agreed Value. With respect to repairable damage to an Aircraft or Engine, LESSOR will receive all insurance proceeds in excess of US$ *                   provided that upon receipt by the insurance broker of written notice of a material default on the part of LESSEE, all insurance proceeds which otherwise would be payable to LESSEE will be made directly to LESSOR. In respect of any other claim, settlement (net of any relevant policy deductible) will be made with such party(ies) as may be necessary to repair the Aircraft unless otherwise agreed after consultation between the Insurers and the insured and, where necessary under the terms of the Lease, LESSOR. Such payments will only be made provided they are in compliance with all applicable laws and regulations.

(b) Insurers agree on a 50/50 settlement in terms of AVS 103.

(c) Insurers have no right to replace the Aircraft on a Total Loss (arranged, constructive or otherwise).

(d) Insurers recognize that LESSEE and LESSOR have agreed that a Total Loss of the Airframe will constitute a Total Loss of the Aircraft.

(e) In the event of Total Loss of the Aircraft, Insurers agree to pay LESSOR all amounts up to the Agreed Value based solely upon LESSOR’s (not LESSEE’s) execution

93	EXHIBIT C CERTIFICATE OF INSURANCE

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the securities Exchange Commission and filed separately with the Commission.

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of the appropriate form of release/discharge document. LESSOR may sign any required release in lieu of the Insured in the event of a Total Loss, Constructive Total Loss or Arranged Total Loss.

(f) “Cut-through clause”: Insurers confirm that in the event of any claim arising under the hull insurances, the Reinsurers will in lieu of payment of the Insurers, its successors in interest and assigns, pay to the person named as sole loss payee under the original insurances that portion of any loss due for which the Reinsurers would otherwise be liable to pay the Insurers (subject to proof of loss), it being understood and agreed that any such payment by any Reinsurers will fully discharge and release such Reinsurer from any and all further liability in connection therewith and provide for payment to be made notwithstanding (i) any bankruptcy, insolvency, liquidation or dissolution of the Insurers and (ii) that the Insurers have made no payment under the original insurance policies.

(g) Insurers confirm that under the insurance policies, if the Insured installs an engine owned by a third party on the Aircraft, either (i) the hull insurance will automatically increase to such higher amount as is necessary in order to satisfy both LESSOR’s requirement to receive the Agreed Value in the event of a Total Loss, Constructive Total Loss or Arranged Total Loss and the amount required by the third party engine owner, or (ii) separate additional insurance on such engine will attach in order to satisfy separately the requirements of the Insured to such third party engine owner.

3.	UNDER THE LEGAL LIABILITY INSURANCE

(a) Subject to the provisions of this Endorsement, the Insurance will operate in all respects as if a separate Policy had been issued covering each party insured hereunder, but this provision will not operate to include any claim arising howsoever in respect of loss or damage to the Aircraft insured under the Hull or Spares Insurance of the Insured. Notwithstanding the foregoing the total liability of Insurers in respect of any and all Insureds will not exceed the limits of liability stated in the Policy.

(b) The Insurance provided hereunder will be primary and without right of contribution from any other insurance which may be available to LESSOR.

4.	UNDER ALL INSURANCES

(a) LESSOR, its successors and assigns, and (with respect to Aviation and Airline General Third Party Liability only) its directors, officers and employees for their respective rights and interests, are included as Additional Insured.

94	EXHIBIT C CERTIFICATE OF INSURANCE

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(b) The cover afforded to LESSOR by the Policy in accordance with this Endorsement will not be invalidated by any act or omission (including misrepresentation and non-disclosure) of any other person or party which results in a breach of any term, condition or warranty of the Policy.

(c) LESSOR will have no responsibility for premium and insurers will waive any right of set-off or counterclaim against LESSOR except in respect of outstanding premium in respect of the Aircraft, provided that Insurer may only set-off for premiums against the proceeds of the hull insurance for outstanding premiums in connection with hull all risks and hull war and allied perils insurance.

(d) Upon payment of any loss or claim to or on behalf of LESSOR, Insurers will to the extent and in respect of such payment be thereupon subrogated to all legal and equitable rights of LESSOR indemnified hereby (but not against LESSOR). Insurers will not exercise such rights without the consent of those indemnified, such consent not to be unreasonably withheld. At the expense of Insurers LESSOR will do all things reasonably necessary to assist the Insurers to exercise said rights.

(e) Except in respect of any provision for Cancellation or Automatic Termination specified in the Policy or any endorsement thereof, cover provided by this Endorsement may only be cancelled or materially altered in a manner adverse to LESSOR by the giving of not less than thirty (30) days notice in writing to LESSOR. Notice will be deemed to commence from the date such notice is given by the Insurers. Such notice will NOT, however, be given at normal expiry date of the Policy or any endorsement.

5.	EXCEPT AS SPECIFICALLY VARIED OR PROVIDED BY THE TERMS OF THIS CERTIFICATE

(a) IS COVERED BY THE POLICY SUBJECT TO ALL TERMS, CONDITIONS, LIMITATIONS, WARRANTIES, EXCLUSIONS AND CANCELLATION PROVISIONS THEREOF.

(b) THE POLICY WILL NOT BE VARIED BY ANY PROVISIONS CONTAINED IN THE LEASE WHICH PURPORT TO SERVE AS AN ENDORSEMENT OR AMENDMENT TO THE POLICY.

SUBJECT (save as specifically stated in this Certificate) to policy terms, conditions, limitations and exclusions.

Yours faithfully,

[BROKERS]

95	EXHIBIT C CERTIFICATE OF INSURANCE

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        EXHIBIT D                         BROKERS’ LETTER OF UNDERTAKING

To:	INTERNATIONAL LEASE FINANCE CORPORATION
1999 Avenue of the Stars, 39th Floor
Los Angeles, California 90067
United States

Date:                                                                                                      Our Ref:

Dear Sirs:

Re:	COMPANHIA DE TRANSPORTES AEREOS AIR MACAU, SARL
A319-100
Manufacturer’s Serial Number: TBD
Registration Mark:

We confirm that insurance has been effected for the account of [LESSEE] (the “Operator”) covering all aircraft owned or operated by them, including the above-referenced aircraft (the “Aircraft”). [Also confirm, if applicable, the amount of any hull all risks or hull war and allied perils on the Aircraft which LESSEE is carrying in excess of the Agreed Value (which excess insurance would be payable to LESSEE). Such excess insurance may not exceed Ten percent (10%) of the Agreed Value.]

Pursuant to instructions received from the Operator and in consideration of your approving the arrangement of the Operator’s “Fleet Policy” (under which the above-referenced Aircraft is insured) through the intermediary of ourselves as Brokers in connection with the insurance (the “Insurance”) mentioned in our Certificate of Insurance (Reference No. [    ] dated [    ] and attached hereto), we undertake as follows:

1. In relation to the Hull and War Risks Insurance to hold to your order the insurance Slips or Contracts and any Policies which may be issued or any policies substituted (with your consent) therefor (but only insofar as the same relate to the Aircraft only) and the benefit of the Hull and War Risks Insurance thereunder, but subject to our requirements to operate the Fleet Policy insofar as it relates to any other aircraft insured thereunder.

2. To advise you of any of the following:

(a) If any insurer cancels or gives notice of cancellation of any of the Insurance at least thirty (30) days (or such lesser period as may be available in the case of War and Allied Perils) before such cancellation is to take effect in respect of the Aircraft.

96	EXHIBIT D BROKERS’ LETTER OF UNDERTAKING

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(b) Of any act or omission or of any event (including non-payment of premium) of which we have knowledge or are notified and which might invalidate or render unenforceable in whole or in part any of the Insurance, insofar as the same relate to the Aircraft.

(c) If we do not receive instructions to renew all or any of the Insurance at least thirty (30) days prior to their expiration.

(d) If any of the Insurance are not renewed on the same terms (save as to premium and period of cover and as you might otherwise have notified us to be acceptable to you) seven (7) days prior to expiry thereof.

The above undertakings are given subject to our continuing appointment for the time being as Insurance Brokers to the Operator.

We also undertake to advise you if we cease to be Insurance Brokers to the Operator.

Yours faithfully,

97	EXHIBIT D BROKERS’ LETTER OF UNDERTAKING

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EXHIBIT E                         AVIATION AUTHORITY UNDERTAKING LETTER

The Aviation Authority undertakes that:

1. No cancellation, alteration or change in the registration of the Aircraft or recordation of liens will be made until receipt of written consent to such specified change from LESSOR.

2. On written request of LESSOR (which will include telex) the Aviation Authority will promptly de-register the Aircraft and provide such confirmation as is requested by LESSOR together with any other confirmation or information LESSOR may require to enable the Aircraft to be re-registered in any other country or state.

3. On written request of LESSOR (which will include telex) the Aviation Authority will release, remove or cancel all liens it may have over the Aircraft, and will acknowledge in doing so that all liability for such liens as discharged are for the sole account of LESSEE.

4. The Aviation Authority will not allow the registration, use or operation of the Aircraft for any purpose other than the category of fare paying passenger transportation.

5. The Aviation Authority will consent to the export of the Aircraft on the termination of the Lease Term or at LESSOR’s written request.

98	EXHIBIT E AVIATION AUTHORITY UNDERTAKING LETTER

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        EXHIBIT F                        ESTOPPEL AND ACCEPTANCE CERTIFICATE

Companhia de Transportes Aereos Air Macau, Sarl (“LESSEE”), a corporation organized under the laws of Macau does hereby represent, acknowledge, warrant and agree as follows:

1. LESSEE and International Lease Finance Corporation as LESSOR, have entered into an Aircraft Lease Agreement dated as of October 26, 2001 (hereinafter referred to as the “Lease”). Words used herein with capital letters and not otherwise defined will have the meanings set forth in the Lease.

2. LESSEE has this         day of             ,          (Time:             ) at                      received from LESSOR possession of:

(a) One (1) A319-100 Aircraft bearing Manufacturer’s serial number (TBD) and Registration Mark         , together with two (2) IAE V2524-A5 Engines bearing manufacturer’s serial numbers          and          (each of which has 750 or more rated take-off horse power) and an APU bearing manufacturer’s serial number         , all in airworthy condition.

(b) All Aircraft Documentation, including the usual and customary manuals, logbooks, flight records and historical information regarding the Aircraft, Engines and Parts.

3. All of the foregoing has been delivered and accepted on the date set forth above to LESSEE’s full satisfaction and pursuant to the terms and provisions of the Lease.

4. The Agreed Value of the Aircraft is US$             .

5. The amount of fuel on board at Delivery is              (circle one) pounds/kilos (             gallons).

6. Pursuant to the terms of the Lease, the first Rent payment was due and payable three (3) Business Days prior to the date set forth above and all subsequent monthly payments are due and payable as provided in Article 5.3.2 of the Lease.

7. The Aircraft, Engines, Parts and Aircraft Documentation as described in the Lease have been fully examined by LESSEE and have been received in a condition fully satisfactory to LESSEE and in full conformity with the Lease in every respect.

8. The Lease is in full force and effect, LESSOR has fully, duly and timely performed all of its obligations of every kind or nature thereunder and LESSEE has no claims, offsets, deductions, set-off or defenses of any kind or nature in connection with the Lease.

99	EXHIBIT F ESTOPPEL AND ACCEPTANCE CERTIFICATE

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9. LESSOR’s Lender may rely upon all of the foregoing in granting substantial financial accommodations to LESSOR and LESSEE understands and agrees that any funds being advanced by LESSOR’s Lender will be made in reliance upon the foregoing.

10. Prior to the Delivery Date, LESSEE has obtained all required permits, authorizations, licenses and fees of the State of Registration or any Government Entity thereof necessary in order for LESSEE to operate the Aircraft as permitted by the terms of the Lease.

Dated on the date set forth above

Companhia de Transportes Aereos Air Macau, SARL

By:

Title:

Attachments: 1. List of Aircraft Documentation

2. List of Loose Equipment

100	EXHIBIT F ESTOPPEL AND ACCEPTANCE CERTIFICATE

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EXHIBIT G                                                                          OPINION OF COUNSEL

TO BE GIVEN BY INDEPENDENT OUTSIDE COUNSEL OF LESSEE OR OTHER LAWYERS ACCEPTABLE TO LESSOR

To:	INTERNATIONAL LEASE FINANCE CORPORATION
1999 Avenue of the Stars, 39th Floor
Los Angeles, California 90067
United States

Gentlemen:

This opinion is furnished to you pursuant to Article 7 of the Aircraft Lease Agreement dated as of October 26, 2001 (the “Lease”) between COMPANHIA DE TRANSPORTES AEREOS AIR MACAU, SARL (“LESSEE”) and INTERNATIONAL LEASE FINANCE CORPORATION (“LESSOR”). Defined terms in this opinion are used herein as defined in the Lease.

I have acted as counsel for LESSEE in connection with the preparation, execution and delivery of the Lease.

In that connection I have examined:

(a) The Lease and Estoppel and Acceptance Certificate;

(b) The charter of LESSEE and all amendments thereto (the “Charter”); and

(c) Such other documents, agreements and instruments, and such treaties, laws, rules, regulations, decrees and the like, as I have deemed necessary as a basis for the opinions hereinafter expressed.

[	(d) All of the agreements and any amendments thereto between LESSEE and all other lessors and lenders of LESSEE covering other aircraft operated by LESSEE on which the Engines can be installed.]

Based upon the foregoing and having regard for legal considerations which I deem relevant, I am of the opinion that:

2.    LESSEE is a corporation duly incorporated, validly existing and in good standing under the Laws of Macau It has the corporate power and authority to carry on its business as presently conducted and to perform its obligations under the Lease.

101	EXHIBIT G OPINION OF COUNSEL

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3.    No authorization, approval, consent, license or order of, or registration with, or the giving of notice to the Aviation Authority or any other regulatory body or authority is required for the valid authorization, execution, delivery and performance by LESSEE of the Lease.

4.    The Lease and the Estoppel and Acceptance Certificate have each been duly authorized, executed and delivered by LESSEE. Each such instrument is a valid, enforceable and binding obligation of LESSEE except as enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application affecting the enforcement of creditors’ rights.

5.    The execution and delivery of the Lease and the Estoppel and Acceptance Certificate, the consummation by LESSEE of the transactions contemplated therein and compliance by LESSEE with the terms and provisions thereof do not and will not contravene any Law applicable to LESSEE, or result in any breach of or constitute any default under or result in the creation of any lien, charge or encumbrance upon any property of LESSEE, under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which LESSEE is a party or by which LESSEE or its properties or assets may be bound or affected.

6.    [Describe the process in Macau with respect to registration of the Aircraft in the name of LESSOR and any other steps required or recommended in Macau in order to protect the interests of LESSOR in the Aircraft]. Such registration of the Aircraft is not inconsistent with, and would not result in the loss of, LESSOR’s title to and ownership of the Aircraft. Except for the foregoing, no other filing or recording of any instrument or document or any other acts are necessary or advisable under the laws of Macau to protect LESSOR’s title to and ownership of the Aircraft. [In the opinion given at Delivery, also confirm that the Aircraft is registered in the name of LESSOR.]

7.    Except for any filing or recording that may be required with the [NAME OF AIRCRAFT REGISTER] and except for [DESCRIBE SUCH OTHER FILINGS OR RECORDINGS], no filing or recording of any instrument or document (including the filing of any financial statement) is necessary under the laws of Macau in order for the Lease to constitute a valid and perfected lease of record relating to the Aircraft, it being understood that such counsel expresses no opinion as to the nature of LESSOR’s title to the Aircraft on the Delivery Date. [In opinion given at Delivery, also confirm that the filings and other steps described have been accomplished.]

8.    LESSEE holds all licenses, certificates and permits from applicable governmental authorities in Macau necessary for the conduct of its business as a certificated air carrier and performance of its obligations under the Lease.

102	EXHIBIT G OPINION OF COUNSEL

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9.    To my knowledge, there are no suits or proceedings pending or threatened against LESSEE before any Government Entity against or affecting LESSEE which, if adversely determined, would have a material adverse effect on the financial condition or business of LESSEE or its ability to perform under the Lease, except as described in the filings provided to LESSOR pursuant to Article 22.

10.    Under the laws of Macau, LESSEE will not be required to make or deduct any withholding or other Tax from any payment it may make under the Lease.

11.    The obligations of LESSEE under the Lease are direct, general and unconditional obligations of LESSEE and rank or will rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of LESSEE, with the exception of such obligations as are mandatorily preferred by law and not by reason of any encumbrance.

12.    LESSEE, under the laws of Macau or of any other jurisdiction affecting LESSEE, is subject to private commercial law and suit. Neither LESSEE nor its properties or assets have the right of immunity from suit or execution on the grounds of sovereignty in such jurisdictions and the performance by LESSEE of its obligations under the Lease constitute commercial acts done for commercial purposes.

13.    On termination of the Lease, LESSOR would be entitled to repossess the Aircraft and export it from Macau.

14.    There is no applicable usury or interest limitation Law in Macau which may restrict the recovery of payments in accordance with the Lease.

15.     LESSOR will not violate any Law or become liable to any tax in Macau by reason of entering into or performing its obligations under the Lease and it is not necessary to establish a place of business in Macau in order to enforce any provisions of the Lease.

16.    The choice of California Law to govern the Lease will be upheld in any action in the courts of Macau. Any judgment given by United States or California courts would be recognized and accepted by the courts in Macau.

[          17.    None of the agreements and any amendments thereto between LESSEE and all other lessors and lenders to LESSEE covering other aircraft operated by LESSEE on which the Engines can be installed contain terms which provide or contemplate that such other lessors or lenders will obtain any right, title or interest in an Engine which is installed on such other aircraft.]

Very truly yours,

103	EXHIBIT G OPINION OF COUNSEL

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EXHIBIT H                                                      FORM OF POWER OF ATTORNEY

Companhia de Transportes Aereos Air Macau, SARL (“Air Macau”) hereby irrevocably appoints International Lease Finance Corporation (“ILFC”) of 1999 Avenue of the Stars, 39th Floor, Los Angeles, California 90067, U.S.A. as AM’s true and lawful attorney so that ILFC may take any of the following actions in the name of and for Macau with respect to the A319-100 aircraft bearing manufacturer’s serial number (TBD) (the “Aircraft”) leased by ILFC to Air Macau pursuant to an Aircraft Lease Agreement dated as of October 26, 2001 (the “Lease”):

1.        Pursuant to the Lease, Air Macau has procured and is maintaining insurances for the Aircraft. ILFC has been named sole loss payee on the all risk hull and war risk insurances for the Aircraft. In the event of a total loss or constructive total loss of the Aircraft, ILFC is entitled to receive insurance proceeds in an amount equal to the Agreed Value. ILFC may take all action and sign all documents otherwise required to be performed by Air Macau, including execution on behalf of Air Macau of an appropriate form of discharge/release document, in order for ILFC to collect such insurance proceeds.

2.        In the exercise of the rights of ILFC under the Lease to recover the Aircraft from Air Macau and Macau after termination of the Lease due to an Event of Default under the Lease or for termination of the Lease due to any other reason, ILFC may take all action otherwise required to be performed by Air Macau before the authorities and courts Macau in order to cause the Aircraft to be repossessed by ILFC deregistered from the [NAME OF REGISTRY] and exported from Macau.

3.        In the exercise of the rights mentioned in paragraphs 1 and 2, ILFC may make any declarations or statements and sign any public or private documents which may be considered necessary or appropriate.

4.         ILFC may delegate the powers conferred hereby, in whole or in part, to any individual(s), including but not limited to employees of ILFC or legal counsel in Macau.

     ILFC is empowered to determine in its sole discretion when to exercise the powers conferred upon ILFC pursuant to this Power of Attorney. Any person, agency or company relying upon this Power of Attorney need not and will not make any determination or require any court judgment as to whether an Event of Default has occurred under the Lease or whether the Lease has been terminated. Air Macau hereby waives any claims against (a) any person acting on the instructions given by ILFC or its designee pursuant to this Power of Attorney and (b) any person designated by ILFC or an officer of ILFC to give instructions pursuant to this Power of Attorney. Air Macau also agrees to indemnify and hold harmless any person, agency or company which may act in reliance upon this Power of Attorney and pursuant to instructions given by ILFC or its designee.

104	EXHIBIT H FORM OF POWER OF ATTORNEY

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This Power of Attorney is irrevocable until the Aircraft has been returned to the possession of ILFC, deregistered and exported from Macau.

Companhia de Transportes Aereos Air Macau, SARL has made and delivered this Power of Attorney on                  in Hamburg, Germany.

Companhia de Transportes Aereos Air Macau, SARL

By:

Title:

105	EXHIBIT H FORM OF POWER OF ATTORNEY

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EXHIBIT I	ASSIGNMENT OF RIGHTS (AIRFRAME)

[INSERT PROPER FORM BASED ON MANUFACTURER]

106	EXHIBIT I ASSIGNMENT OF RIGHTS (AIRFRAME)

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EXHIBIT J	ASSIGNMENT OF RIGHTS (ENGINES)

[INSERT PROPER FORM BASED ON MANUFACTURER]

107	EXHIBIT J ASSIGNMENT OF RIGHTS (ENGINE)

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                    EXHIBIT K                              RETURN ACCEPTANCE RECEIPT

Date: ,

1.     Companhia de Transportes Aereos Air Macau, SARL, as LESSEE, and International Lease Finance Corporation, as LESSOR, have entered into an Aircraft Lease Agreement dated as of October 26, 2001 (the “Lease”). Words used herein with capital letters and not otherwise defined will have the meanings set forth in the Lease.

2.     LESSOR has this              day of                     ,               (Time:                             ) at                      received from LESSEE possession of:

(a)     One (1) A319-100 Aircraft bearing Manufacturer’s serial number (TBD), together with two (2) IAE V2524-A5 Engines bearing manufacturer’s serial numbers              and             , all Parts attached thereto and thereon in an airworthy condition and

(b)     All Aircraft Documentation, including the usual and customary manuals, logbooks, flight records and historical information regarding the Aircraft, Engines and Parts, as listed in the Document Receipt attached hereto.

3.     The Airframe, Engines and Parts had the following hours/cycles at return:

(a)     Airframe:

Total hours:                                                   Total Landings:

                 hours/                  cycles since last “C” check

                 hours/                  cycles since last “A” check

(b)     Engines:

Position	Serial No.	Total Hours	Total Cycles	Hrs/Cycles since last shop visit

Time Remaining to Next

Life Limited Part Removal

Hours                         Cycles

MSN

108	EXHIBIT K RETURN ACCEPTANCE RECEIPT

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                  MSN

(c)     APU:   MSN

Total hours:

                          hours/                     cycles remaining until next HSI inspection

                          hours/                     cycles remaining on turbine and compressor life limited parts

(d)     Landing Gears:

Position	Serial No.	Total Hrs/Cycles	Hrs/Cycles since last Overhaul	Hrs/Cycles to next Sched. Removal
Nose
Right Main
Left Main

(e)    Status of components or Parts with time/cycle and calendar limits (see attached sheet)

(f)    Fuel on board at return:                      (circle one) pounds/kilos (                     gallons)

4.    Other technical information regarding the Aircraft and its components are correctly set forth on the Technical Evaluation Report (in the form of Exhibit M) attached hereto.

5.    The above specified aircraft, engines and documentation are hereby accepted by LESSOR subject to (a) the provisions of the Lease and (b) correction by LESSEE (or procurement by LESSEE at LESSEE’s cost) as soon as reasonably possible of the discrepancies specified in Attachment 2 hereto.

6.    Subject to the following paragraph, the leasing of the Aircraft by LESSOR to LESSEE pursuant to the Lease is hereby terminated without prejudice to LESSEE’s continuing obligations under the Lease including, without limitation, paragraph 5(b) above and Articles 10.5, 16 and 17.

109	EXHIBIT K RETURN ACCEPTANCE RECEIPT

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7.    LESSEE represents and warrants that during the term of the Lease all maintenance and repairs to the Airframe and Engines were performed in accordance with the requirements contained in the Lease. LESSEE further confirms that all of its obligations under the Lease whether accruing prior to the date hereof or which survive the termination of the Lease by their terms and accrue after the date hereof, will remain in full force and effect until all such obligations have been satisfactorily completed.

8.    This Return Acceptance Supplement is executed and delivered by the parties in [place].

IN WITNESS WHEREOF, the parties hereto have caused this Return Acceptance Receipt to be executed in their respective corporate names by their duly authorized representatives as of the day and year first above written.

International Lease	Companhia de Transportes

Finance Corporation	Aereos Air Macau, SARL

BY:	By:

Its:	Its:

Attachments: 1.        Aircraft Documentation

 2.        List of Discrepancies

 3.        Technical Evaluation Report (in the form of Exhibit M)

110	EXHIBIT K RETURN ACCEPTANCE RECEIPT

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ATTACHMENT 1

TO RETURN ACCEPTANCE SUPPLEMENT

AIRCRAFT DOCUMENTATION

[The (a) manuals and (b) Aircraft records and historical documents set forth below are to be returned with the Aircraft in a current, up-to-date and correct status]

MANUALS

1.	FAA approved Airplane Flight Manual

2.	Manufacturer’s Operations Manual - Volume No.

3.	Quick Reference Handbook

4.	Maintenance Manuals

5.	Wiring Diagram Manuals

6.	Structural Repair Manual

7.	Illustrated Parts Catalog

8.	Vendor Illustrated Parts Catalog

9.	Overhaul Manuals

10.	Vendor Overhaul Manuals

11.	Drawings (Major Assembly and Installation)

12.	Weight and Balance Control and Loading Manual

13.	Weight and Balance Manual Supplement

14.	Actual Weight and Balance Compliance

111	EXHIBIT K RETURN ACCEPTANCE RECEIPT

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AIRCRAFT RECORDS AND HISTORICAL DOCUMENTS

1.	Aircraft log book (current and file copies)

2.	Aircraft Readiness Log (revised to time of return)

3.	Maintenance Time Control Report (components, maintenance visit, special items next due Airframe hours and cycles)

4.	Aircraft previous maintenance visit record including the last inspection performed

5.	Airworthiness Directive Compliance Summary

6.	Rigging Document

7.	Serviceable Tags for all rotable components installed (Airframe & Engines)

8.	ADs requiring continuous surveillance

9.	Service bulletin terminated accomplishment status

10.	Service bulletin requiring continuous surveillance summary and maintenance control action

11.	Airframe and component history records

12.	FAA Form 337 (or equivalent) for Airframe, repair/overhaul certification of last major visit

13.	FAA Form 337 (or equivalent) for each Engine, repair/overhaul certification of last shop visit

14.	Engine Readiness Log for each Engine (components installed)

15.	Summary of Service Bulletins accomplished for each Engine

16.	Summary of ADs accomplished for each Engine

17.	SB and AD status requiring continuous surveillance with maintenance, control action for each Engine

18.	Engine time summary sheet including life limited items (for each Engine)

19.	Engine log books for each Engine (current and file copies)

112	EXHIBIT K RETURN ACCEPTANCE RECEIPT

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ATTACHMENT 1

TO RETURN ACCEPTANCE SUPPLEMENT

AIRCRAFT DOCUMENTATION

[The (a) manuals and (b) Aircraft records and historical documents set forth below are to be returned with the Aircraft in a current, up-to-date and correct status]

MANUALS

1.	FAA approved Airplane Flight Manual

2.	Manufacturer’s Operations Manual - Volume No.

3.	Quick Reference Handbook

4.	Maintenance Manuals

5.	Wiring Diagram Manuals

6.	Structural Repair Manual

7.	Illustrated Parts Catalog

8.	Vendor Illustrated Parts Catalog

9.	Overhaul Manuals

10.	Vendor Overhaul Manuals

11.	Drawings (Major Assembly and Installation)

12.	Weight and Balance Control and Loading Manual

13.	Weight and Balance Manual Supplement

14.	Actual Weight and Balance Compliance

113	EXHIBIT K RETURN ACCEPTANCE RECEIPT

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EXHIBIT L	MONTHLY REPORT

(SEE FOLLOWING SHEET)

114	EXHIBIT L MONTHLY REPORT

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MONTHLY AIRCRAFT UTILIZATION AND STATUS REPORT

Report Due Date:

To: INTERNATIONAL LEASE FINANCE CORPORATION 1999 Avenue of the Stars, 39th Floor	Fax: (310) 788-1990
Los Angeles, California 90067, United States
Attn: Finance Department

From: COMPANHIA DE TRANSPORTES AEREOS AIR MACAU, SARL
Contact:

AIRCRAFT TYPE:	REGISTRATION:
ENGINE TYPE:
SERIAL NUMBER:	MONTH OF	,

NOTE:    PLEASE RECORD TIME IN HOURS AND MINUTES NOT DECIMALS.

Aircraft Total Time Since New As Of Last Month:	Hours:	Min:

Aircraft Total Time Since New:	Hours:	Min:

Aircraft Total Cycles Since New:	Cycles:

Airframe Hours Flown During Month:	Hours:	Min:

Airframe Cycles/Landings During Month:	Cycles:

Time Remaining to “D” or Heavy Maintenance Check:

	HOURS FLOWN DURING MONTH		X	US$ PER FLIGHT HOUR	=	OVERHAUL RESERVES
TOTAL AIRFRAME:	Hrs:		X		=

Original Engine Serial Number:	Hrs:	Min:	X		=
Original Engine Serial Number:	Hrs:	Min:	X		=
TOTAL AMOUNT OF OVERHAUL RESERVES (US$) PAID THIS MONTH FOR AIRFRAME AND ENGINES:

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Monthly Aircraft Utilization and Status Report
From: Companhia de Transportes Aereos Air Macau, SARL	Page 2 of 2

ENGINE SERIAL NUMBER:	ENGINE SERIAL NUMBER:

ORIGINAL POSITION:	ORIGINAL POSITION:

ACTUAL LOCATION:	ACTUAL LOCATION:

CURRENT THRUST RATING:	CURRENT THRUST RATING:

HOURS:/MIN:	HOURS:/MIN:

Total Time Since New As Of Last Month:	Total Time Since New As Of Last Month:

Total Time Since New:	Total Time Since New:

Total Cycles Since New:	Total Cycles Since New: .

Hours Flown During Month:	Hours Flown During Month:

Cycles During Month:	Cycles During Month:

IMPORTANT:	IF ILFC OWNED ENGINE IS REMOVED OR INSTALLED ON ANOTHER AIRCRAFT IT MUST BE REPORTED MONTHLY ON THIS FORM.

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EXHIBIT M	TECHNICAL EVALUATION REPORT

(SEE FOLLOWING SHEETS)

117	EXHIBIT M TECHNICAL EVALUATION REPORT